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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THE ESTÉE LAUDER COMPANIES INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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The Estée Lauder Companies Inc. 767 Fifth Avenue New York, NY 10153

William P. Lauder Executive Chairman
September 24, 2010

Dear Fellow Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders. It will be held on Tuesday, November 9, 2010, at 10:00 a.m., local time, at the Jumeirah Essex House in New York City, where we will ask you to vote on the election of five nominees as director to serve until the 2013 Annual Meeting of Stockholders, the approval of the Amendment to the Amended and Restated Fiscal 2002 Share Incentive Plan, and the ratification of the Audit Committee's appointment of KPMG LLP as independent auditors for the 2011 fiscal year.

        As we did last year, we will be using the Securities and Exchange Commission rule allowing companies to provide their stockholders with access to proxy materials over the Internet. On or about September 29, 2010, we will begin mailing a Notice of Internet Availability of Proxy Materials to our stockholders informing them that our 2010 Proxy Statement, Fiscal 2010 Annual Report and voting instructions are available online. As more fully described in that Notice, all stockholders may choose to access our proxy materials on the Internet or may request to receive paper copies of the proxy materials. This allows us to conserve natural resources and reduces the costs of printing and distributing the proxy materials, while providing our stockholders with access to the proxy materials in a fast and efficient manner.

        Please vote your shares using the Internet or telephone, or by requesting a printed copy of the proxy materials and completing and returning by mail the proxy card you will receive in response to your request. Instructions on each of these voting methods are outlined in the enclosed Proxy Statement. Please vote as soon as possible.

        I look forward to seeing you at the Annual Meeting.

YOUR VOTE IS IMPORTANT. PLEASE PROMPTLY SUBMIT YOUR PROXY
BY INTERNET, TELEPHONE OR MAIL.

THE ESTÉE LAUDER COMPANIES INC.
767 Fifth Avenue
New York, New York 10153

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time:

  Tuesday, November 9, 2010, at 10:00 a.m., local time

Place:

  Jumeirah Essex House
  Grand Salon
  160 Central Park South
  New York, NY

Items of Business:

  1.
  To elect the five nominees as director to serve until the 2013 Annual Meeting of Stockholders;

  2.
  To approve the Amendment to the Amended and Restated Fiscal 2002 Share Incentive Plan; and

  3.
  To ratify the Audit Committee's appointment of KPMG LLP as independent auditors for the 2011 fiscal year.

        We also will transact such other business as may properly come before the meeting and any adjournments or postponements of the meeting.

By Order of the Board of Directors
SPENCER G. SMUL Senior Vice President, Deputy General Counsel and Secretary

New York, New York
September 24, 2010

        THE BOARD OF DIRECTORS URGES YOU TO VOTE BY THE INTERNET OR BY TELEPHONE OR BY REQUESTING A PRINTED COPY OF THE PROXY MATERIALS AND COMPLETING AND RETURNING BY MAIL THE PROXY CARD YOU WILL RECEIVE IN RESPONSE TO YOUR REQUEST.

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 9, 2010: The Company's Proxy Statement for the 2010 Annual Meeting of Stockholders and the Annual Report to Stockholders for the fiscal year ended June 30, 2010 are available at http://www.proxyvoting.com/el.

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THE ESTÉE LAUDER COMPANIES INC.
767 Fifth Avenue
New York, New York 10153

September 24, 2010

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD NOVEMBER 9, 2010

Annual Meeting and Voting

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of The Estée Lauder Companies Inc. (the "Company", "we" or "us"), a Delaware corporation, to be voted at the Annual Meeting of Stockholders to be held in the Grand Salon at the Jumeirah Essex House, 160 Central Park South, New York, New York, on Tuesday, November 9, 2010, at 10:00 a.m., local time, and at any adjournment or postponement of the meeting.

Admission to the Meeting

Admission to the meeting will require a ticket. If you are a stockholder of record and plan to attend, please check the appropriate box on the proxy card, or so indicate when you vote by telephone or the Internet, and an admission ticket will be mailed to you. If you are a stockholder whose shares are held through an intermediary such as a bank or broker, and you plan to attend, please request an admission ticket by writing to the Investor Relations Department at The Estée Lauder Companies Inc., 767 Fifth Avenue, New York, New York 10153. Evidence of your ownership of shares of our Common Stock on September 15, 2010 (the "Record Date"), which you can obtain from your bank, broker or other intermediary, must accompany your letter.

Who May Vote?

Only stockholders of record of shares of Class A Common Stock and Class B Common Stock at the close of business on the Record Date are entitled to vote at the Annual Meeting or at any adjournment or postponement of the meeting. Each owner of record of Class A Common Stock on the Record Date is entitled to one vote for each share of Class A Common Stock so held. Each owner of record of Class B Common Stock on the Record Date is entitled to ten votes for each share of Class B Common Stock so held. On September 15, 2010, there were 119,246,883 shares of Class A Common Stock and 76,732,041 shares of Class B Common Stock issued and outstanding.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (the "SEC"), we have elected to furnish to our stockholders this Proxy Statement and our Fiscal 2010 Annual Report by providing access to these documents on the Internet rather than mailing printed copies. Accordingly, a Notice of Internet Availability of Proxy Materials (the "Notice") is being mailed to our stockholders of record and beneficial owners (other than those who previously requested printed copies or electronic delivery of our proxy materials), which will direct stockholders to a website where they can access our proxy materials and view instructions on how to vote online or by telephone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice.

How do I cast my vote if I am a stockholder of record?

If you are a stockholder of record (which means your shares are registered directly in your name with the Company's transfer agent, BNY Mellon Shareowner Services, or you have a physical stock certificate) you can vote your shares in one of two ways: either by proxy or in person at the Annual Meeting. If you choose to vote by proxy you may do so by using the Internet or the telephone, or by requesting a printed copy of our proxy materials and completing and returning by mail the proxy card you will receive in response to your request.

Whichever method you use, each valid proxy received in time will be voted at the Annual Meeting in accordance with your instructions. To ensure that your proxy is voted, it should be received by the close of business on November 8, 2010. If you submit a proxy without giving instructions, your shares will be voted as recommended by the Board of Directors.

How do I cast my vote if my shares are held in "street name"?

If you are a beneficial owner of shares held in a stock brokerage account or by a bank or other nominee (i.e. in "street name"), you are invited to attend the Annual Meeting. However, since you are not a stockholder of record, you may not vote these shares in person at the Annual Meeting unless you bring with you a legal proxy from the stockholder of record. A legal proxy may be obtained from your broker, bank or nominee.

If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote over the Internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you will receive voting instructions from your broker, bank, or nominee describing the available processes for voting your stock.

If your shares are held for you by a broker, your broker must vote those shares in accordance with your instructions. If you do not give voting instructions to your broker, your broker may vote your shares for you on any discretionary items of business to be voted upon at the Annual Meeting, such as the ratification of the appointment of KPMG LLP (Item 3).

Important Consideration for "street name" holders:    You must instruct your broker if you want your shares to be counted in the election of directors at the Annual Meeting (Item 1) and the approval of the Amendment to the Amended and Restated Fiscal 2002 Share Incentive Plan (Item 2). New York Stock Exchange rules prevent your broker from voting your shares on these matters without your instructions. Please follow the instructions provided by your broker so that your vote can be counted.

May I change my vote?

All proxies delivered pursuant to this solicitation are revocable at any time before they are exercised at the option of the persons submitting them by giving written notice to the Secretary of the Company at the mailing address set forth below, by submitting a later-dated proxy (either by mail, telephone or the Internet) or by voting in person at the Annual Meeting. The mailing address of our principal executive offices is 767 Fifth Avenue, New York, New York 10153. The approximate date on which this Proxy Statement and form of proxy are first being sent or given to stockholders, or being made available through the Internet for those stockholders receiving their proxy materials electronically, is September 29, 2010.

What constitutes a quorum?

The holders of a majority of the votes entitled to be cast by the stockholders entitled to vote generally, present in person or by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions, broker non-votes and votes withheld are included in the count to determine a quorum.

What if a quorum is not represented at the Annual Meeting?

In the event that a quorum does not exist, the Executive Chairman or the holders of a majority of the votes entitled to be cast by the stockholders who are present in person or by proxy may adjourn the meeting. At such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

How many votes are required to approve a proposal?

Directors (Item 1) will be elected by a plurality of the votes cast by the holders of the shares of Class A Common Stock and Class B Common Stock voting in person or by proxy at the Annual Meeting. Under our bylaws, approval of the

Amendment to the Amended and Restated Fiscal 2002 Share Incentive Plan (Item 2) and ratification of the appointment of KPMG LLP (Item 3) require the affirmative vote of a majority of the votes cast "For" and "Against" each proposal by holders of Class A Common Stock and Class B Common Stock. Accordingly, abstentions and broker non-votes, while not included in calculating vote totals for the three proposals, will have the practical effect of reducing the number of "For" votes needed to approve them.

How will my shares be voted?

All proxies properly submitted pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. In the election of directors to serve until the Annual Meeting of Stockholders in 2013, stockholders may vote in favor of all nominees or withhold their votes as to any or all nominees. Regarding the other proposal to be voted upon, stockholders may vote in favor of the proposal, may vote against the proposal or may abstain from voting. Stockholders should specify their choices on the enclosed proxy card or pursuant to the instructions thereon for telephone or Internet voting. If no specific choices are indicated, the shares represented by a properly submitted proxy will be voted:

1.
FOR the election of all nominees as director;

2.
FOR the approval of the Amendment to the Amended and Restated Fiscal 2002 Share Incentive Plan; and

3.
FOR the ratification of the appointment of KPMG LLP as independent auditors.

If you have returned your signed and completed proxy card and other matters are properly presented at the Annual Meeting of Stockholders for consideration, the proxy holders appointed by the Board of Directors (the persons named in your proxy card if you are a stockholder of record) will have the discretion to vote on those matters for you.

Who will count the vote?

Representatives of BNY Mellon Shareowner Services will tabulate the votes and act as inspectors of election.

May I see a list of stockholders entitled to vote as of the Record Date?

A list of registered stockholders as of the close of business on September 15, 2010 will be available for examination by any stockholder for any purpose germane to the meeting during normal business hours from October 29, 2010 through November 9, 2010 at the office of Spencer G. Smul, Senior Vice President, Deputy General Counsel and Secretary of the Company, at 767 Fifth Avenue, New York, New York 10153.

Can I access the Notice of Annual Meeting, Proxy Statement, Annual Report and Form 10-K on the Internet?

Our Proxy Statement (including Notice of Annual Meeting) and Fiscal 2010 Annual Report to Stockholders are available at http://www.proxyvoting.com/el.

These proxy materials are also available, along with the Annual Report on Form 10-K for the fiscal year ended June 30, 2010, in "Financial Reports" of the "Investors" section of our website at www.elcompanies.com. Instead of receiving future copies of our Notice of Annual Meeting, Proxy Statement, Annual Report and Form 10-K by mail, most stockholders can elect to receive an email that will provide electronic links to these documents. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business, and will also give you an electronic link to the proxy voting site.

Stockholders of record can enroll in Investor ServiceDirect™ at www.bnymellon.com/shareowner/isd for online access to future proxy materials.

If you hold your shares in a bank or brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank or broker regarding the availability of this service.

ELECTION OF DIRECTORS
(Item 1)

Board of Directors

        Currently, the Board of Directors is comprised of fourteen directors. The directors are divided into three classes, each serving for a period of three years.

        The stockholders elect one class of the members of the Board of Directors annually. The directors whose terms will expire at the 2010 Annual Meeting of Stockholders are Aerin Lauder, William P. Lauder, Lady Lynn Forester de Rothschild, Richard D. Parsons and Richard F. Zannino, each of whom has been nominated to stand for re-election as a director at the 2010 Annual Meeting, to hold office until the 2013 Annual Meeting and until his or her successor is elected and qualified. In the unanticipated event that one or more of these nominees is unable or declines to serve for any reason, the Board of Directors may reduce the number of directors or take action to fill the vacancy or vacancies.

The Board recommends a vote FOR each nominee as a director to hold office until the 2013 Annual Meeting. Proxies received by the Board will be so voted unless a contrary choice is specified in the proxy.

NOMINEES FOR ELECTION TO TERM EXPIRING 2013 (CLASS II)

Aerin Lauder Director since 2004 Age 40	Ms. Lauder became Senior Vice President, Creative Director for the Estée Lauder brand in July 2004. From April 2001 through June 2004 she was Vice President of Global Advertising for the brand. From 1997 through April 2001, she was Executive Director, Creative Marketing, helping to define and enhance the Estée Lauder brand image. Prior to 1997, she was Director, Creative Product Development since 1995. Ms. Lauder joined the Company in 1992 as a member of the Prescriptives marketing team. She is a member of the Junior Associates of the Museum of Modern Art, The Metropolitan Museum of Art's Costume Institute Visiting Committee, the Board of Trustees of Thirteen/WNET and the Advisory Board of the New York Botanical Garden.
William P. Lauder Director since 1996 Age 50
Mr. Lauder is Executive Chairman of the Company and, in such role, he is Chairman of the Board of Directors. He was Chief Executive Officer of the Company from March 2008 through June 2009 and President and Chief Executive Officer from July 2004 through February 2008. From January 2003 through June 2004, he was Chief Operating Officer. From July 2001 through 2002, he was Group President responsible for the worldwide business of the Clinique and Origins brands and the Company's retail store and online operations. From 1998 to 2001, he was President of Clinique Laboratories, LLC. Prior to 1998, he was President of Origins Natural Resources Inc., and he had been the senior officer of that division since its inception in 1990. Prior thereto, he served in various positions since joining the Company in 1986. He is a member of the Boards of Trustees of The University of Pennsylvania and The Trinity School in New York City and the Boards of Directors of the Fresh Air Fund, the 92nd Street Y, the Partnership for New York City, GLG Partners, Inc. (since July 2006) and the Advisory Board of Zelnick Media. He was also a director of True Temper Sports, Inc. from 2004 to 2009.

Mr. Lauder is a member of the Nominating and Board Affairs Committee.

Richard D. Parsons Director since 1999 Age 62
Mr. Parsons became Chairman of the Board of Citigroup Inc. in February 2009 where he has served as a director (member of the Personnel and Compensation Committee and Chairman of the Nominating and Governance Committee) since 1996. He has also been a senior advisor to Providence Equity Partners LLC since 2009. From May 2003 until his retirement in December 2008, he served as Chairman of the Board of Time Warner Inc. From May 2002 until December 2007, he served as Chief Executive Officer of Time Warner Inc. From January 2001 until May 2002, he was Co-Chief Operating Officer of AOL Time Warner. From 1995 until the merger with America On-Line Inc., he was President of Time Warner Inc. From 1990 through 1994, he was Chairman and Chief Executive Officer of Dime Bancorp, Inc. He has been a member of the Board of Madison Square Garden, Inc. (member of the Audit Committee) since February 2010. Among his numerous community activities, he is Chairman of the Apollo Theatre Foundation, and serves on the Boards of The American Museum of Natural History and The Museum of Modern Art. He is also a trustee of Howard University.

Mr. Parsons is Chair of the Compensation Committee and is a member of the Nominating and Board Affairs Committee.
Lynn Forester de Rothschild Director since 2000 Age 56
Lady de Rothschild has been Chief Executive of E L Rothschild LLC, a private investment company, since June 2002. From 2004 to 2007, she was Co-Chair of FieldFresh Pvt. Ltd., a joint venture with Bharti Enterprises established to develop Indian agriculture. From 1989 to 2002, Lady de Rothschild was President and Chief Executive Officer of FirstMark Holdings, Inc., which owned and managed various telecommunications companies worldwide. She was Executive Vice President for Development at Metromedia Telecommunications, Inc. from 1984 to 1989. Lady de Rothschild is a director of The Economist Newspaper Limited (member of the Audit Committee). She is Chair of the American Fund for the Tate and Friends of the FIA (Fondo per L'Ambiente Italiano). She is a Trustee of the Peterson Institute of International Economics (USA), the ERANDA Foundation (de Rothschild foundation), the Alfred Herrhausen Society for International Dialogue of Deutsche Bank, Hand in Hand International and the Global Commercial Microfinance Advisory Board of Deutsche Bank Microfinance Consortium. Lady de Rothschild is a member of the Council on Foreign Relations (USA), Chatham House (UK) and the Foreign Policy Association. She served as a member of the National Information Infrastructure Advisory Committee and as the Secretary of Energy Advisory Board under President Clinton and the U.N. Advisory Committee on Inclusive Financial Services. Lady de Rothschild was also a director of Starwood Property Trust, Inc. from August 2009 to January 2010.

Lady de Rothschild is Chair of the Nominating and Board Affairs Committee.

Richard F. Zannino Director since 2010 Age 51	Mr. Zannino is a Managing Director at the private equity firm CCMP Capital Advisors, LLC, a position he has held since July 2009. He is on the firm's Investment Committee and co-heads the consumer, retail and media practices. Prior to joining CCMP Capital, he was an independent retail and media advisor from February 2008 to June 2009. He was Chief Executive Officer and a member of the Board of Directors of Dow Jones & Company from February 2006 until his resignation in January 2008, shortly after its acquisition by News Corp. Mr. Zannino joined Dow Jones as Executive Vice President and Chief Financial Officer in February 2001 and was promoted to Chief Operating Officer in July 2002. From 1998 to 2001, he was Executive Vice President of Liz Claiborne where he oversaw the finance, administration, retail fragrance and licensing divisions. From 1993 to 1998, Mr. Zannino was with Saks Fifth Avenue, serving as Vice President and Treasurer, Senior Vice President, Finance and Merchandise Planning and then Executive Vice President and Chief Financial Officer. Mr. Zannino has been a director of IAC/InteractiveCorp (member of the Audit Committee) since June 2009.

Mr. Zannino is a member of the Audit Committee.

INCUMBENT DIRECTORS—TERM EXPIRING 2011 (CLASS III)

Charlene Barshefsky Director since 2001 Age 60
Ambassador Barshefsky is Senior International Partner at the law firm of WilmerHale in Washington, D.C. Prior to joining the law firm, she was the United States Trade Representative from March 1997 to January 2001, and Deputy United States Trade Representative and Acting United States Trade Representative from June 1993 to March 1997. From February 2001 until July 2001, Ambassador Barshefsky was a Public Policy Scholar at the Woodrow Wilson International Center for Scholars in Washington, D.C. Ambassador Barshefsky is also a director of American Express Company since 2001 (Chairman of the Public Responsibility Committee), Starwood Hotels & Resorts Worldwide, Inc. since 2001 (Chairman of the Corporate Governance and Nominating Committee) and Intel Corporation since 2004 (Chairman of the Finance Committee and member of the Compliance Committee). She is also a member of the Council on Foreign Relations, and a Trustee of the Howard Hughes Medical Institute.

Ambassador Barshefsky is a member of the Nominating and Board Affairs Committee.
Fabrizio Freda Director since 2009 Age 53
Mr. Freda is President and Chief Executive Officer of the Company. From March 2008 through June 2009, he was President and Chief Operating Officer where he was instrumental in designing the Company's long-term strategic plan and oversaw the Clinique, Bobbi Brown, La Mer, Jo Malone, Aveda, and Bumble and bumble brands and the Aramis and Designer Fragrances division. He also was responsible for the Company's International Division, as well as Global Operations, Research and Development, Packaging, Quality Assurance, Merchandise Design, Corporate Store Design and Retail Store Operations. Prior to joining the Company, Mr. Freda served in a number of positions of increasing responsibility at The Procter & Gamble Company ("P&G"), where he was responsible for various operating, marketing and key strategic efforts for over 20 years. From 2001 through 2007 Mr. Freda was President, Global Snacks, at P&G. Mr. Freda also spent more than a decade in the Health and Beauty Care division at P&G. From 1986 to 1988 he directed marketing and strategic planning for Gucci SpA.

Jane Lauder Director since 2009 Age 37

Ms. Lauder became Global President, General Manager of the Origins and Ojon brands in July 2010. From July 2008 until July 2010 she was Senior Vice President/General Manager of the Origins brand. From July 2006 until July 2008 she was Senior Vice President, Global Marketing for Clinique. From 2003 through July 2006, Ms. Lauder was Vice President of Marketing for BeautyBank where she spearheaded the creation and launch of the skin care and cosmetics line, American Beauty, as well as Flirt! From 2001 through 2003 she was Vice President of Marketing for the stila brand. Ms. Lauder began her career with the Company in 1996 at Clinique.
Leonard A. Lauder Director since 1958 Age 77
Mr. Lauder is Chairman Emeritus of the Company and a member of the Board of Directors. He was Chairman of the Board of Directors from 1995 through June 2009 and served as the Company's Chief Executive Officer from 1982 through 1999 and President from 1972 until 1995. Mr. Lauder formally joined the Company in 1958 after serving as an officer in the United States Navy. Since joining, he has held various positions, including executive officer positions other than those described above. He is Chairman Emeritus of the Board of Trustees of the Whitney Museum of American Art, a Charter Trustee of The University of Pennsylvania, a Trustee of The Aspen Institute and the co-founder and director of the Alzheimer's Drug Discovery Foundation. He also served as a member of the White House Advisory Committee on Trade Policy and Negotiations under President Reagan.

INCUMBENT DIRECTORS—TERM EXPIRING 2012 (CLASS I)

Rose Marie Bravo, CBE Director since 2003 Age 59	Ms. Bravo is a retail and marketing consultant. She was Vice Chairman of Burberry Group Plc from July 2006 to July 2007. Prior to that she was Burberry's Chief Executive from 1997 to July 2006. Prior to her appointment at Burberry, Ms. Bravo was President of Saks Fifth Avenue from 1992, with responsibility for merchandising, marketing and product development. From 1974 to 1992, Ms. Bravo held a number of positions at R.H. Macy & Co., culminating as Chairman and Chief Executive Officer of the U.S. retailer, I. Magnin from 1987 to 1992. Ms. Bravo is a member of the Board of Directors of Tiffany & Co. since October 1997 (member of the Compensation Committee and Nominating/Corporate Governance Committee) and Phoenix House Foundation.

Ms. Bravo is a member of the Compensation Committee and Stock Plan Subcommittee.

Paul J. Fribourg Director since 2006 Age 56
Mr. Fribourg is the Chairman and Chief Executive Officer of Continental Grain Company, which is an international agribusiness and investment company with investments in the poultry and pork businesses, since July 1997. Mr. Fribourg joined Continental Grain Company (formerly known as ContiGroup) in 1976 and worked in various positions there with increasing responsibility in both the United States and Europe. Mr. Fribourg has been a director of Loews Corporation since 1997 (Chairman of the Nominating and Governance Committee and member of the Audit Committee and Compensation Committee). He also serves as a member of, among others, the JPMorgan Chase National Advisory Board and Rabobank International North American Agribusiness Advisory Board. He has been a member of the Council on Foreign Relations since 1985. Mr. Fribourg also served on the Board of Directors of Premium Standard Farms, Inc. from 1998 to 2007, Smithfield Foods, Inc. from 2007 to 2009, and Vivendi Universal, S.A. from 2003 to 2006.

Mr. Fribourg is a member of the Audit Committee, the Compensation Committee and the Stock Plan Subcommittee.
Mellody Hobson Director since 2005 Age 41
Ms. Hobson serves as the President of Ariel Investments (Chicago-based investment management firm and adviser to the mutual funds offered by the Ariel Investment Trust) since 2000, and as President and Director of its governing member, Ariel Capital Management Holdings, Inc. She also serves as President (since 2002) and Chairman of the Board of Trustees (Chairman since 2006, trustee since 1993) of the Ariel Investment Trust (registered investment company). Ms. Hobson has served as a director of DreamWorks Animation SKG, Inc. since 2004 (Chairman of the Compensation Committee and member of the Nominating and Governance Committee) and Starbucks Corporation since 2005 (Vice-Chairman of the Audit and Compliance Committee and member of the Compensation Committee). She also works with a variety of civic and professional institutions, including serving as a director of the Chicago Public Library as well as its foundation, and as a board member of the Field Museum, the Chicago Public Education Fund and the Sundance Institute.

Ms. Hobson is a member of the Audit Committee.
Irvine O. Hockaday, Jr. Director since 2001 Age 74
Mr. Hockaday is the former President and Chief Executive Officer of Hallmark Cards, Inc. He retired in December 2001. Prior to joining Hallmark in 1983, he was President and Chief Executive Officer of Kansas City Southern Industries, Inc. Mr. Hockaday was a member of the Hallmark Board of Directors from 1978 until January 2002. He has been a director of the Ford Motor Company since 1987 (Senior Lead Director; member of the Audit Committee) and Crown Media Holdings, Inc. since May 2000. He has also served on the Board of Directors of Aquila, Inc. from 1995 to 2008, Dow Jones & Company, Inc. from 2005 to 2007 and Sprint Nextel Corporation from 1997 to 2009.

Mr. Hockaday is Presiding Director and Chair of the Audit Committee.

Barry S. Sternlicht Director since 2004 Age 49
Mr. Sternlicht is Chairman and Chief Executive Officer of Starwood Capital Group, a private real estate investment firm he formed in 1991. Mr. Sternlicht is also Chairman and Chief Executive Officer of Starwood Property Trust, Inc. since 2009, which is focused on originating, investing in, financing and managing commercial mortgage debt instruments. From October 2004 until May 2005, he was Executive Chairman of Starwood Hotels & Resorts Worldwide, Inc., a company which he formed in 1995 and of which he was Chairman and Chief Executive Officer from 1995 until October 2004. Mr. Sternlicht is Chairman of the Board of Société du Louvre and Baccarat and serves on the boards of National Golf, Ellen Tracy, Field & Stream, the Pension Real Estate Association, the National Advisory Board of JPMorgan Chase, the International Advisory Board of EuroHypo Bank, and Starwood Capital Group affiliates. Mr. Sternlicht is a trustee of Brown University and serves on the boards of numerous civic organizations and charities including Robin Hood, the Dreamland Theatre, the Juvenile Diabetes Research Foundation International's "National Leadership Advocacy Program" and the Business Committee for the Arts, Inc. Mr. Sternlicht is a member of the Committee to Encourage Corporate Philanthropy, the Young Presidents Organization and the Urban Land Institute.

Mr. Sternlicht is a member of the Compensation Committee and Stock Plan Subcommittee.

Ownership of Shares

        The following table sets forth certain information regarding the beneficial ownership of the Company's Class A Common Stock and Class B Common Stock as of September 15, 2010 by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of either Class A Common Stock or Class B Common Stock, (ii) each of the Company's directors or nominees, (iii) each of the current or former executive officers whose names appear in the summary compensation table, and (iv) all directors and executive officers as a group. Except as set forth in the notes to the table, the business address of each 5% stockholder is 767 Fifth Avenue, New York, New York 10153. As described in the notes to the table, certain named beneficial owners share voting and/or investment power with respect to certain shares of common stock. Consequently, such shares are shown as beneficially owned by more than one person.

	Class A Common Stock(1)		Class B Common Stock		Voting Power †
Name of Beneficial Owner	Number (2)%		Number	%	%
Leonard A. Lauder (3)(4)	2,690,669	2.3%	—	—	0.3%
Joel S. Ehrenkranz and George W. Schiele, as trustees of the Leonard A. Lauder 2008 Marital Trust (3)(5)	—	—	45,329,842	59.1%	51.2%
Ronald S. Lauder (3)(6)	214,449	0.2%	7,067,670	9.2%	8.0%
William P. Lauder (3)(7)	2,612,808	2.2%	3,896,952	5.1%	4.7%
Gary M. Lauder (3)(8)	1,515,078	1.3%	657,022	0.9%	0.9%
Aerin Lauder (3)(9)	23,706	*	8,220,593	10.7%	9.3%
Jane Lauder (10)	26,673	*	2,405,297	3.1%	2.7%
Richard D. Parsons, individually and as trustee (3)(11)	35,590	*	9,356,472	12.2%	10.6%
Carol S. Boulanger, individually and as trustee (12)	1,513,844	1.3%	634,152	0.8%	0.9%
Charlene Barshefsky (13)	57,802	*	—	—	*
Rose Marie Bravo (14)	11,475	*	—	—	*
Paul J. Fribourg (15)	27,873	*	—	—	*
Mellody Hobson (16)	31,348	*	—	—	*
Irvine O. Hockaday, Jr. (17)	28,031	*	—	—	*
Lynn Forester de Rothschild (18)	10,986	*	—	—	*
Barry S. Sternlicht (19)	82,586	*	—	—	*
Richard F. Zannino (20)	2,000	*	—	—	*
Fabrizio Freda (21)	111,496	*	—	—	*
John Demsey (22)	16,568	*	—	—	*
Cedric Prouvé (23)	191,323	0.2%	—	—	*
Richard W. Kunes (24)	91,803	*	—	—	*
Capital World Investors (25)	9,736,240	7.9%	—	—	1.1%
BlackRock, Inc. (26)	7,595,350	6.4%	—	—	0.9%
Lone Pine Capital (27)	6,105,520	5.1%	—	—	0.7%
All directors and executive officers as a group (24 persons) (28)	6,581,308	5.5%	30,946,984	40.3%	35.6%

†
Voting power represents combined voting power of Class A Common Stock (one vote per share) and Class B Common Stock (10 votes per share) owned beneficially by such person or persons on September 15, 2010.

*
Less than 0.1%

(1)
Each share of Class B Common Stock is convertible at the option of the holder into one share of Class A Common Stock and is automatically converted into a share of Class A Common Stock upon transfer to a person who is not a Lauder Family Member (as defined below—see "Certain Relationships and Related Transactions—Lauder Family Relationships and Compensation"). The number of shares of Class A Common Stock and percentages contained under this heading do not account for such conversion right.

(2)
The number of shares of Class A Common Stock includes shares owned, shares underlying stock units payable in shares that are vested or expected to be paid out by November 14, 2010 and exercisable options (regardless of whether such options were in-the-money on September 15, 2010). The stock units included in the table that are beneficially owned by the non-employee directors represent the stock portion of their annual retainers plus dividend equivalents. Such units will be settled in shares of Class A Common Stock. Amounts are rounded to the nearest whole unit. Restricted stock units shown for Mr. W. Lauder, Mr. Freda, Mr. Demsey, Mr. Prouvé and Mr. Kunes, and restricted stock units in respect of 25,022 shares of Class A Common Stock for the other executive officers are subject to withholding of shares for payment of taxes and are expected to vest and be paid out on November 1, 2010.

(3)
Leonard A. Lauder, Ronald S. Lauder, William P. Lauder and Gary M. Lauder, each individually and as trustees of various trusts, Aerin Lauder, as trustee, Jane Lauder, as trustee, Joel S. Ehrenkranz, as trustee, George W. Schiele, as trustee, Richard D. Parsons, as trustee, and Carol S. Boulanger, as trustee are parties to a Stockholders' Agreement, pursuant to which each has agreed to vote his or the trust's shares for the election of Leonard A. Lauder (or one of his sons), Ronald S. Lauder (or one of his daughters) and one person, if any, designated by each as a director of the Company. See notes (4) and (6) for certain exceptions. Shares underlying stock options and stock units are not subject to the Stockholders' Agreement until the stock options are exercised or the stock units are converted. For purposes of the table, shares owned by each such individual are not attributed to the others by reason of such voting arrangement.

(4)
Includes shares owned beneficially or deemed to be owned beneficially by Leonard A. Lauder as follows:

          (a)   2,300,669 shares of Class A Common Stock directly and with respect to which he has sole voting and investment power; and

          (b)   390,000 shares of Class A Common Stock owned by Evelyn H. Lauder (shares owned by Evelyn H. Lauder are not subject to the Stockholders' Agreement).

  Mr. L. Lauder disclaims beneficial ownership of the shares of Class A Common Stock owned by his wife, Evelyn H. Lauder. Shares owned by Mrs. Lauder are not subject to the Stockholders' Agreement.

(5)
The Leonard A. Lauder 2008 Marital Trust (the "LAL 2008 Trust") is a trust established by Leonard A. Lauder for the benefit of Evelyn H. Lauder, himself and his descendants and is the majority stockholder of LAL Family Corporation ("LALFC"), which is the sole general partner of LAL Family Partners L.P. ("LALFP"). The LAL 2008 Trust and its two trustees, George W. Schiele and Joel S. Ehrenkranz, share investment power and may be deemed to be the beneficial owners of 45,329,842 shares of Class B common Stock owned directly by LALFP.

  Messrs. Ehrenkranz and Schiele disclaim beneficial ownership of all such shares. Mr. Ehrenkranz's business address is 375 Park Avenue, New York, New York 10152. Mr. Schiele's business address is 19 Hill Rd., Greenwich, Connecticut 06830.

(6)
Includes shares owned beneficially or deemed to be owned beneficially by Ronald S. Lauder as follows:

          (a)   57,553 shares of Class A Common Stock and 7,064,488 shares of Class B Common Stock directly and with respect to which he has sole voting and shares investment power as described below;

          (b)   3,182 shares of Class A Common Stock and 3,182 shares of Class B Common Stock as sole trustee of a trust for the benefit of his children and with respect to which he has sole voting and investment power;

          (c)   36,457 shares of Class A Common Stock as a Director of the Ronald S. Lauder Foundation with respect to which he shares voting and investment power; and

          (d)   117,257 shares of Class A Common Stock as a Director of The Jewish Renaissance Foundation with respect to which he shares voting and investment power.

  Shares owned by The Jewish Renaissance Foundation are not subject to the Stockholders' Agreement. Mr. R. Lauder disclaims beneficial ownership of the shares of Class A Common Stock and Class B Common Stock owned by trusts for the benefit of one or more of his children, the Ronald S. Lauder Foundation, and The Jewish Renaissance Foundation. 7,064,488 shares of Class B Common Stock are pledged by Mr. R. Lauder to secure loans under a loan facility with a group of banks as to which he has sole voting power and shares investment power with the collateral agent pledgee.

(7)
Includes shares owned beneficially or deemed to be owned beneficially by William P. Lauder as follows:

          (a)   65,311 shares of Class A Common Stock and 3,262,800 shares of Class B Common Stock directly and with respect to which he has sole voting and investment power;

          (b)   884,331 shares of Class A Common Stock and 634,152 shares of Class B Common Stock as co-trustee of The 1992 GRAT Remainder Trust established by Leonard A. Lauder for the benefit of William P. Lauder and others and with respect to which he shares voting power with Gary M. Lauder, as co-trustee, and investment power with Gary M. Lauder and Carol S. Boulanger, as co-trustees;

          (c)   625,513 shares of Class A Common Stock as co-trustee of The 1992 GRAT Remainder Trust established by Leonard A. Lauder for the benefit of Gary M. Lauder and others with respect to which he shares voting power with Gary M. Lauder, as co-trustee, and investment power with Gary M. Lauder and Carol S. Boulanger, as co-trustees;

          (d)   1,008,000 shares of Class A Common Stock underlying exercisable options held by Mr. W. Lauder; and

          (e)   29,653 shares of Class A Common Stock underlying restricted stock units expected to vest and be paid out (subject to withholding of shares for payment of taxes) on November 1, 2010.

  Mr. W. Lauder disclaims beneficial ownership of shares held by the two trusts to the extent he does not have a pecuniary interest in such shares. Excludes stock options with respect to 300,718 shares of Class A Common Stock granted to Mr. W. Lauder under the Company's share incentive plans that were not yet exercisable as of September 15, 2010. Also excludes shares of Class A Common Stock underlying; (a) performance share unit awards with a target payout of 26,207 shares and restricted stock units in respect of 8,736 shares that were granted to Mr. W. Lauder by the Stock Plan Subcommittee on September 11, 2008; (b) performance share unit awards with a target payout of 14,706 shares and restricted stock units in respect of 26,950 shares that were granted to Mr. W. Lauder by the Stock Plan Subcommittee on September 2 and 3, 2009; and (c) performance share unit awards with a target payout of 10,761 shares and restricted stock units in respect of 10,761 shares that were granted to Mr. W. Lauder by the Stock

  Plan Subcommittee on September 1 and 15, 2010.

(8)
Includes shares owned beneficially or deemed to be owned beneficially by Gary M. Lauder as follows:

          (a)   625,513 shares of Class A Common Stock as co-trustee of The 1992 GRAT Remainder Trust established by Leonard A. Lauder for the benefit of Gary M. Lauder and others and with respect to which he shares voting power with William P. Lauder, as co-trustee, and investment power with William P. Lauder and Carol S. Boulanger, as co-trustees;

          (b)   884,331 shares of Class A Common Stock and 634,152 shares of Class B Common Stock as co-trustee of The 1992 GRAT Remainder Trust established by Leonard A. Lauder for the benefit of William P. Lauder and others with respect to which he shares voting power with William P. Lauder, as co-trustee, and investment power with William P. Lauder and Carol S. Boulanger, as co-trustees; and

          (c)   5,234 shares of Class A Common Stock and 22,870 shares of Class B Common Stock as custodian for his nieces.

  Mr. G. Lauder disclaims beneficial ownership of the shares held by him as custodian and of the shares held by the two trusts to the extent he does not have a pecuniary interest in such shares. Mr. G. Lauder's business address is ActiveVideo Networks, Inc., 333 W. San Carlos St., Suite 400, San Jose, California 95110.

(9)
Includes shares owned beneficially or deemed to be owned beneficially by Aerin Lauder as follows:

          (a)   528 shares of Class A Common Stock and 750,000 shares of Class B Common Stock directly and with respect to which she has sole voting and investment power;

          (b)   5,065,296 shares of Class B Common Stock as sole trustee of the Aerin Lauder Zinterhofer 2008 Grantor Retained Annuity Trust;

          (c)   2,405,297 shares of Class B Common Stock as co-trustee of the Trust under Article 2 of The Zinterhofer 2008 Descendants Trust Agreement u/a/d December 24, 2008 (the "2008 Descendants Trust") with respect to which she shares voting and investment power with Jane Lauder, as co-trustee;

          (d)   22,638 shares of Class A Common Stock underlying exercisable options held by Ms. A. Lauder; and

          (e)   540 shares of Class A Common Stock underlying restricted stock units expected to vest and be paid out (subject to withholding of shares for payment of taxes) on November 1, 2010.

  Excludes stock options with respect to 6,292 shares of Class A Common Stock granted to Ms. A. Lauder under the Company's share incentive plans that were not yet exercisable as of September 15, 2010. Also excludes shares of Class A Common Stock underlying (a) restricted stock units in respect of 186 shares that were granted to Ms. A. Lauder by the Stock Plan Subcommittee on September 11, 2008; (b) restricted stock units in respect of 434 shares that were granted to Ms. A. Lauder by the Stock Plan Subcommittee on September 2, 2009; and (c) restricted stock units in respect of 938 shares that were granted to Ms. A. Lauder by the Stock Plan Subcommittee on September 1, 2010.

  Ms. A. Lauder disclaims beneficial ownership to the extent that she does not have a pecuniary interest in the securities held by the trusts.

  Richard D. Parsons is trustee of a trust for the benefit of Ms. A. Lauder that hold shares of Class B Common Stock. See Note 11.

(10)
Includes shares owned beneficially or deemed to be owned beneficially by Jane Lauder as follows:

          (a)   618 shares of Class A Common Stock directly with respect to which she has sole voting and investment power;

          (b)   2,405,297 shares of Class B Common Stock as co-trustee of the 2008 Descendants Trust with respect to which she shares voting and investment power with Aerin Lauder, as co-trustee;

          (c)   23,749 shares of Class A Common Stock underlying exercisable options held by Ms. J. Lauder; and

          (d)   2,306 shares of Class A Common Stock underlying restricted stock units expected to vest and be paid out (subject to withholding of shares for payment of taxes) on November 1, 2010.

  Excludes stock options with respect to 40,549 shares of Class A Common Stock granted to Ms. J. Lauder under the Company's share incentive plans that were not yet exercisable as of September 15, 2010. Also excludes shares of Class A Common Stock underlying (a) restricted stock units in respect of 1,389 shares that were granted to Ms. J. Lauder by the Stock Plan Subcommittee on September 11, 2008; (b) performance share unit awards with a target payout of 2,334 shares and restricted stock units in respect of 1,556 shares that were granted to Ms. J. Lauder by the Stock Plan Subcommittee on September 2, 2009; and (c) performance share unit awards with a target payout of 2,966 shares and restricted stock units in respect of 2,966 shares that were granted to Ms. J. Lauder by the Stock Plan Subcommittee on September 1 and 15, 2010.

  Ms. J. Lauder disclaims beneficial ownership to the extent that she does not have a pecuniary interest in the securities held by the trust.

  Richard D. Parsons is trustee of certain trusts for the benefit of Ms. J. Lauder that hold shares of Class B Common Stock. See Note 12.

(11)
Includes shares owned beneficially or deemed to be owned beneficially by Richard D. Parsons as follows:

          (a)   2,221 shares of Class A Common Stock directly and with respect to which he has sole voting and investment power;

          (b)   3,369 shares of Class A Common Stock underlying stock units payable in shares;

          (c)   30,000 shares of Class A Common Stock underlying options that are exercisable (or which will be exercisable on November 13, 2010); and

          (d)   9,356,472 shares of Class B Common Stock as trustee of trusts for the benefit of Aerin Lauder and Jane Lauder and with respect to which Mr. Parsons has sole voting and investment power.

  Mr. Parsons disclaims beneficial ownership of the shares held in trust. Mr. Parson's business address is 9 West 57th Street, Suite 4700, New York, New York 10019.

(12)
Includes shares owned beneficially or deemed to be owned beneficially by Carol S. Boulanger as follows:

          (a)   4,000 shares of Class A Common Stock directly and with respect to which she has sole voting and investment power;

          (b)   884,331 shares of Class A Common Stock and 634,152 shares of Class B Common Stock as co-trustee of The 1992 GRAT Remainder Trust established by Leonard A. Lauder for the benefit of William P. Lauder and others and with respect to which she shares investment power with William P. Lauder and Gary M. Lauder, as co-trustees; and

          (c)   625,513 shares of Class A Common Stock as co-trustee of The 1992 GRAT Remainder Trust established by Leonard A. Lauder for the benefit of Gary M. Lauder and others with respect to which she shares investment power with Gary M. Lauder and William P. Lauder, as co-trustees.

  Ms. Boulanger disclaims beneficial ownership of all such shares. Ms. Boulanger's business address is 1540 Broadway, New York, NY 10036.

(13)
Includes shares owned beneficially by Charlene Barshefsky as follows:

          (a)   2,000 shares of Class A Common Stock directly and with respect to which she has sole voting and investment power;

          (b)   4,085 shares of Class A Common Stock underlying stock units payable in shares; and

          (c)   51,717 shares of Class A Common Stock underlying options that are exercisable (or which will become exercisable on November 13, 2010).

(14)
Includes shares owned beneficially by Rose Marie Bravo as follows:

          (a)   4,000 shares of Class A Common Stock directly and with respect to which she has sole voting and investment power;

          (b)   2,475 shares of Class A Common Stock underlying stock units payable in shares; and

          (c)   5,000 shares of Class A Common Stock underlying options that are exercisable (or which will become exercisable on November 13, 2010).

(15)
Includes shares owned beneficially by Paul J. Fribourg as follows:

          (a)   2,000 shares of Class A Common Stock directly and with respect to which he has sole voting and investment power;

          (b)   713 shares of Class A Common Stock underlying stock units payable in shares; and

          (c)   25,160, shares of Class A Common Stock underlying options that are exercisable (or which will become exercisable on November 13, 2010).

  Mr. Fribourg also holds stock units payable in cash in respect of 9,103 shares of Class A Common Stock, which represent retainers and fees deferred by him prior to September 15, 2010. Such units are excluded from the table, because they are not payable in shares.

(16)
Includes shares owned beneficially by Mellody Hobson as follows:

          (a)   3,000 shares of Class A Common Stock directly and with respect to which she has sole voting and investment power;

          (b)   3,348 shares of Class A Common Stock underlying stock units payable in shares; and

          (c)   25,000 shares of Class A Common Stock underlying options that are exercisable (or which will become exercisable on November 13, 2010).

  Ms. Hobson also holds stock units payable in cash in respect of 11,840 shares of Class A Common Stock, which represent retainers and fees deferred by her prior to September 15, 2010. Such units are excluded from the table, because they are not payable in shares.

(17)
Includes shares owned beneficially by Irvine O. Hockaday, Jr. as follows:

          (a)   17,325 shares of Class A Common Stock directly and with respect to which he has sole voting and investment power;

          (b)   5,706 shares of Class A Common Stock underlying stock units payable in shares; and

          (c)   5,000 shares of Class A Common Stock underlying options that are exercisable (or which will become exercisable on November 13, 2010).

  Mr. Hockaday also holds stock units payable in cash in respect of 28,149 shares of Class A Common Stock, which represent retainers and fees deferred by him prior to September 15, 2010. Such units are excluded from the table, because they are not payable in shares.

(18)
Includes shares owned beneficially by Lady Lynn Forester de Rothschild as follows:

          (a)   2,000 shares of Class A Common Stock directly and with respect to which she has sole voting and investment power;

          (b)   3,986 shares of Class A Common Stock underlying stock units payable in shares; and

          (c)   5,000 shares of Class A Common Stock underlying options that are exercisable (or which will become exercisable on November 13, 2010).

  Lady de Rothschild also holds stock units payable in cash in respect of 24,927 shares of Class A Common Stock, which represent retainers and fees deferred by her prior to September 15, 2010. Such units are excluded from the table, because they are not payable in shares.

(19)
Includes shares owned beneficially or deemed to be owned beneficially by Barry S. Sternlicht as follows:

          (a)   27,000 shares of Class A Common Stock directly and with respect to which he has sole voting and investment power;

          (b)   18,000 shares of Class A Common Stock indirectly through three family trusts;

          (c)   2,055 shares of Class A Common Stock underlying stock units payable in shares; and

          (d)   35,531 shares of Class A Common Stock underlying options that are exercisable (or which will become exercisable on November 13, 2010).

  Mr. Sternlicht also holds stock units payable in cash in respect of 12,680 shares of Class A Common Stock, which represent retainers and fees deferred by him prior to September 15, 2010. Such units are excluded from the table, because they are not payable in shares.

(20)
Represents 2,000 shares of Class A Common Stock to be granted to Richard F. Zannino on November 9, 2010 pursuant to the Non-Employee Director Share Incentive Plan.

(21)
Includes shares owned beneficially by Fabrizio Freda as follows:

          (a)   27,044 shares of Class A Common Stock directly and with respect to which he has sole voting and investment power;

          (b)   26,119 shares of Class A Common Stock underlying restricted stock units expected to vest and be paid out (subject to withholding of shares for payment of taxes) on November 1, 2010; and

          (c)   58,333 shares of Class A Common Stock underlying options that are exercisable.

  Excludes stock options with respect to 418,103 shares of Class A Common Stock granted to Mr. Freda under the Company's share incentive plans that were not yet exercisable as of September 15, 2010. Also excludes shares of Class A Common Stock underlying (a) performance share unit awards with a target payout of 30,574 shares and restricted stock units in respect of 10,192 shares that were granted to Mr. Freda by the Stock Plan Subcommittee on September 11, 2008; (b) restricted stock units in respect of 79,602 shares that were granted to Mr. Freda by the Stock Plan Subcommittee on July 1, 2009; (c) performance share unit awards with a target payout of 29,412 shares and restricted stock units in respect of 33,897 shares that were granted to Mr. Freda by the Stock Plan Subcommittee on September 2 and 3, 2009; and (d) performance share unit awards with a target payout of 21,522 shares and restricted stock units in respect of 21,522 shares that were granted to Mr. Freda by the Stock Plan Subcommittee on September 1, 2010.

(22)
Includes shares owned beneficially by John Demsey as follows:

          (a)   3,232 shares of Class A Common Stock directly and with respect to which he has sole voting and investment power; and

          (b)   13,336 shares of Class A Common Stock underlying restricted stock units expected to vest and be paid out (subject to withholding of shares for payment of taxes) on November 1, 2010.

  Excludes stock options with respect to 211,729 shares of Class A Common Stock granted to Mr. Demsey under the Company's share incentive plans that were not yet exercisable as of September 15, 2010. Also excludes shares of Class A Common Stock underlying (a) performance share unit awards with a target payout of 10,919 shares and restricted stock units in respect of 3,640 shares that were granted to Mr. Demsey by the Stock Plan Subcommittee on September 11, 2008; (b) performance share unit awards with a target payout of 11,723 shares and restricted stock units in respect of 12,897 shares that were granted to Mr. Demsey by the Stock Plan Subcommittee on September 2 and 3, 2009; and (c) performance share unit awards with a target payout of 14,170 shares and restricted stock units in respect of 14,170 shares that were granted to Mr. Demsey by the Stock Plan Subcommittee on September 1 and 15, 2010.

(23)
Includes shares owned beneficially by Cedric Prouvé as follows:

          (a)   25,550 shares of Class A Common Stock directly and with respect to which he has sole voting and investment power; and

          (b)   154,166 shares of Class A Common Stock underlying options that are exercisable; and

          (c)   11,607 shares of Class A Common Stock underlying restricted stock units expected to vest and be paid out (subject to withholding of shares for payment of taxes) on November 1, 2010.

  Excludes stock options with respect to 201,350 shares of Class A Common Stock granted to Mr. Prouvé under the Company's share incentive plans that were not yet exercisable as of September 15, 2010. Also excludes shares of Class A Common Stock underlying (a) performance share unit awards with a target payout of 10,919 shares and restricted stock units in respect of 3,640 shares that were granted to Mr. Prouvé by the Stock Plan Subcommittee on September 11, 2008; (b) performance share unit awards with a target payout of 11,723 shares and restricted stock units in respect of 10,549 shares that were granted to Mr. Prouvé by the Stock Plan Subcommittee on September 2 and 3, 2009; and (c) performance share unit awards with a target payout of 13,093 shares and restricted stock units in respect of 13,093 shares that were granted to Mr. Prouvé by the Stock Plan Subcommittee on September 1 and 15, 2010.

(24)
Includes shares owned beneficially or deemed to be owned beneficially by Richard W. Kunes as follows:

          (a)   24,999 shares of Class A Common Stock directly and with respect to which he has sole voting and investment power;

          (b)   6,440 shares of Class A Common Stock owned by his wife;

          (c)   49,999 shares of Class A Common Stock underlying options that are exercisable; and

          (d)   10,365 shares of Class A Common Stock underlying restricted stock units expected to vest and be paid out (subject to withholding of shares for payment of taxes) on November 1, 2010.

  Excludes stock options with respect to 181,436 shares of Class A Common Stock granted to Mr. Kunes under the Company's share incentive plans that were not yet exercisable as of September 15, 2010. Also excludes shares of Class A Common Stock underlying (a) performance share unit awards with a target payout of 8,736 shares and restricted stock units in respect of 2,912 shares that were granted to Mr. Kunes by the Stock Plan Subcommittee on September 11, 2008; (b) performance share unit awards with a target payout of 10,421 shares and restricted stock units in respect of 9,494 shares that were granted to Mr. Kunes by the Stock Plan Subcommittee on September 2 and 3, 2009; and (c) performance share unit awards with a target payout of 12,385 shares and restricted stock units in respect of 12,385 shares that were granted to Mr. Kunes by the Stock Plan Subcommittee on September 1 and 15, 2010.

(25)
Based on a Schedule 13G filed on February 8, 2010 by Capital World Investors, 333 South Hope Street, Los Angeles, California 90071, Capital World Investors may be deemed to be, directly or indirectly, the beneficial owner of, and may have direct or indirect voting and/or investment discretion over 9,736,240 shares of Class A Common Stock, which are held for its own benefit or for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates.

(26)
Based on a Schedule 13G filed on January 20, 2010 by BlackRock, Inc., 40 East 52nd Street, New York, NY 10022. BlackRock, Inc. may be deemed to be, directly or indirectly, the beneficial owner of, and may have direct or indirect voting and/or investment discretion over 7,595,350 shares of Class A Common Stock, which are held for its own benefit or for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates.

(27)
Based on a Schedule 13G filed on June 28, 2010 by Lone Spruce, L.P. ("Lone Spruce"), Lone Balsam, L.P. ("Lone Balsam"), Lone Sequoia, L.P. ("Lone Sequoia"), Lone Cascade, L.P. ("Lone Cascade"), Lone Sierra, L.P. ("Lone Sierra"), Lone Pine Associates LLC ("Lone Pine"), Lone Pine Members LLC ("Lone Pine Members"), Lone Pine Capital LLC ("Lone Pine Capital") and Stephen F. Mandel, Jr., as a group. The address of each entity is Two Greenwich Plaza, Greenwich, Connecticut 06830. Mr. Mandel, as the managing member of (a) Lone Pine which is the general partner of Lone Spruce, Lone Balsam and Lone Sequoia; (b) Lone Pine Members which is the general partner of Lone Cascade and Lone Sierra; and (c) Lone Pine Capital, may be deemed to be, directly or indirectly, the beneficial owner of, and may have direct or indirect voting and/or investment discretion over 6,105,520 shares of Class A Common Stock, which are held for his own benefit or for the benefit of his clients by their separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates.

(28)
See notes (2) through (4), (6), (7), (9), (10), (11) and (13) through (24). Includes for executive officers not named in the table:

          (a)   42,436 shares of Class A Common Stock;

          (b)   25,022 shares of Class A Common Stock underlying restricted stock units expected to vest and be paid out (subject to withholding of shares for payment of taxes) on November 1, 2010; and

          (c)   246,664 shares of Class A Common Stock underlying options that are exercisable.

  Excludes stock options with respect to an aggregate of 486,759 shares of Class A Common Stock granted to the executive officers whose names do not appear in this table, that were outstanding on September 15, 2010 but were not yet exercisable. Also excludes for the non-named executive officers shares of Class A Common Stock underlying (a) performance share unit awards with a target payout of 21,840 shares and restricted stock units in respect of 7,280 shares that were granted to such executives by the Stock Plan Subcommittee on September 11, 2008; (b) performance share unit awards with a target payout of 28,656 shares and restricted stock units in respect of 28,109 shares that were granted to such executives by the Stock Plan Subcommittee on September 2 and 3, 2009; and (c) performance share unit awards with a target payout of 34,114 shares and restricted stock units in respect of 34,114 shares that were granted by the Stock Plan Subcommittee on September 1 and 15, 2010.

Additional Information Regarding the Board of Directors

        Stockholders' Agreement.     All Lauder Family Members (other than The 4202 Corporation) who beneficially own shares of Common Stock have agreed pursuant to a stockholders' agreement with the Company (the "Stockholders' Agreement") to vote all shares beneficially owned by them for Leonard A. Lauder (or for one of his sons), Ronald S. Lauder (or for one of his daughters) and one person, if any, designated by each as a director of the Company. The term "Lauder Family Member" is defined later in this Proxy Statement (see "Certain Relationships and Related Transactions—Lauder Family Relationships and Compensation"). Lauder Family Members who are parties to the Stockholders' Agreement beneficially owned, in the aggregate, on September 15, 2010, shares of Common Stock having approximately 83% of the voting power of the Company. The right of each of Leonard A. Lauder (or his sons) and Ronald S. Lauder (or his daughters) to designate a nominee exists only when he (including his descendants) beneficially owns (other than by reason of the Stockholders' Agreement) shares of Common Stock with at least 10% of the total voting power of the Company. Currently, William P. Lauder is the nominee of Leonard A. Lauder and Aerin Lauder and Jane Lauder are the nominees of Ronald S. Lauder. The right of each of Leonard A. Lauder (or one of his sons) and Ronald S. Lauder (or one of his daughters) to be nominated will exist so long as he (including his descendants) beneficially owns shares of Common Stock with at least 5% of the total voting power of the Company. In the event that Leonard A. Lauder ceases to be a member of the Board of Directors by reason of his death or disability, then his sons, William P. Lauder and Gary M. Lauder, will succeed to his rights to be nominated as a director and to designate one nominee. If either son is unable to serve by reason of his death or disability, the other son will have the right to designate a nominee. Similarly, Aerin Lauder and Jane Lauder, Ronald S. Lauder's daughters, will succeed to their father's rights if he should cease to be a director by reason of his death or disability. If either daughter is unable to serve by reason of her death or disability, the other daughter will have the right to designate a nominee. In the event none of Leonard A. Lauder and his sons and Ronald S. Lauder and his daughters are able to serve as directors by reason of death or disability, then the rights under the Stockholders' Agreement to be a nominee and to designate a nominee will cease.

        Board Committees.     The Board of Directors has established three standing committees—the Audit Committee, the Compensation Committee (which includes the Stock Plan Subcommittee) and the Nominating and Board Affairs Committee. Current copies of the charters for each of these Committees may be found in the "Investors" section of the Company's website: www.elcompanies.com under the heading "Corporate Governance." Stockholders may also contact Investor Relations at 767 Fifth Avenue, New York, New York 10153 or call 800-308-2334 to obtain a hard copy of these documents without charge.

        The Company is a "controlled company" under the rules of the New York Stock Exchange because the Lauder family and their related entities hold more than 50% of the voting power of the outstanding voting stock. As such, the Company may avail itself of exemptions relating to the independence of the Board and certain Board committees. Despite the availability of such exemptions, the Board of Directors has determined that it will have a majority of independent directors and that both the Nominating and Board Affairs Committee and the Compensation Committee will have otherwise required provisions in their charters. The Board of Directors currently has also determined to use the two remaining exemptions, and thus will not require that the Nominating and Board Affairs Committee and Compensation Committee be comprised solely of independent directors.

        The Audit Committee members are Irvine O. Hockaday, Jr., Chair, Mellody Hobson, Paul J. Fribourg and Richard F. Zannino. The Board of Directors has determined that Mr. Hockaday, Ms. Hobson, Mr. Fribourg and Mr. Zannino each qualifies as an "Audit Committee Financial Expert" in accordance with the rules issued by the Securities and Exchange Commission. The Audit Committee has a written charter adopted by the Board of Directors. The Committee, among other things, appoints the independent auditors; reviews the independence of such auditors; approves the scope of the annual audit activities of the independent auditors and the Company's Internal Control Department; reviews audit results; reviews and discusses the Company's financial statements with management and the independent auditors; reviews and discusses with the Board the Company's risk assessment and management processes; and is responsible for our policy for the review of related person transactions. The Committee also meets separately, at least quarterly, with the Chief Financial Officer and Chief Internal Control Officer and with representatives of the independent auditor.

        The Compensation Committee members are Richard D. Parsons, Chair, Rose Marie Bravo, Paul J. Fribourg and Barry S. Sternlicht. The Committee has the authority to, and does, establish and approve compensation plans and arrangements with respect to the Company's executive officers and administers the executive annual incentive plan. The Stock Plan Subcommittee, whose members are Rose Marie Bravo, Paul J. Fribourg and Barry S. Sternlicht, has the authority to adopt and administer the Company's share incentive plans.

        The Nominating and Board Affairs Committee members are Lynn Forester de Rothschild, Chair, Charlene Barshefsky, William P. Lauder and Richard D. Parsons. The Committee, among other things, recommends nominees for election as members of the Board, considers and makes recommendations regarding Board practices and procedures and reviews the compensation for service as a Board member.

        Each committee reports regularly to the Board and has authority to engage its own advisors.

        Board and Board Committee Meetings; Attendance at Annual Meetings; Executive Sessions.     Directors are expected to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time. In furtherance of the Board's role, directors are expected to attend all scheduled Board and Board Committee meetings and all meetings of stockholders. In fiscal 2010, the Board of Directors met seven times, the Compensation Committee met five times, the Stock Plan Subcommittee met five times, the Audit Committee met eight times, and the Nominating and Board Affairs Committee met four times. The total combined attendance for all board and committee meetings was 96.95%. In fiscal 2010, the non-employee directors met five times in executive session. All the directors that were on the Board attended the Annual Meeting of Stockholders in November 2009.

        Irvine O. Hockaday, Jr. has served as the presiding director for all executive sessions of the Board of Directors since November 2004. Mr. Hockaday has been appointed by the Board to serve for an additional one-year term beginning after the 2010 Annual Meeting. The presiding director serves for a one-year term beginning with the meeting of the Board immediately following the Annual Meeting of Stockholders and is selected from among the independent members of the Board.

        Board Leadership Structure.     Our Board is currently led by our Executive Chairman, who is a member of the Lauder family. As provided in our Corporate Governance Guidelines, we also have an independent director who serves as our presiding director. The remaining directors include our President and Chief Executive Officer, eight other non-employee directors (seven of whom are independent), and three more members of the Lauder family. A majority of the directors are independent.

        The Board of Directors considers this structure appropriate in view of the Lauder family's significant investment in the Company, including direct and indirect holdings of more than 87% of the voting power of the outstanding voting stock. The structure also comports with the Stockholders' Agreement among various members of the Lauder family and the Company, which was originally entered into in connection with our initial public offering in 1995. See "Additional Information Regarding the Board of Directors—Stockholders' Agreement."

        In addition to his responsibilities as Chairman of the Board, Mr. W. Lauder, as Executive Chairman, works with the President and Chief Executive Officer to set overall vision, strategy,

financial objectives and investment priorities for the business. He also continues to provide high-level leadership in areas that are important to the Company, including marketing, trade relations, global communications and regulatory affairs. Mr. Freda joined the Board on July 1, 2009 upon his becoming our President and Chief Executive Officer. Mr. Hockaday, the current presiding director, presides at all meetings or executive sessions of non-employee or independent directors.

        Board Role in Risk Oversight.     Our Board of Directors regularly receives reports from our President and Chief Executive Officer and other members of senior management regarding areas of significant risk to us, including strategic, operational, financial, legal and regulatory, and reputational risks. However, senior management is responsible for assessing and managing the Company's various risk exposures on a day-to-day basis. In this regard, management has established functions that focus on particular risks, such as the Company's Legal Department, Treasury Group and Environmental Affairs and Safety Department, and has over time developed a more systemic and integrated approach to overall risk management, which includes the identification of risks and mitigation plans in the strategic planning process. The Board's role is one of oversight, assessing major risks facing the Company and reviewing options for their mitigation with management. In addition, under its Charter, the Audit Committee reviews and discusses with management our enterprise risk management processes.

        Risk in Compensation Programs.     We undertook a review of our compensation programs in 2010 to determine whether the risks arising from our compensation programs (in addition to those applicable only to executive officers) were reasonably likely to have a material adverse effect on the Company. As part of the review, we compiled an inventory of all incentive plans covering our management employees or otherwise used in our most significant operations and developed a framework for evaluating incentive plan design features that may encourage or help mitigate risk, such as mix of compensation elements, metrics, leverage, caps and time horizons. The results were reviewed with senior management and the Compensation Committee and we concluded that our compensation programs are not reasonably likely to have a material adverse effect on the Company.

        Director Qualifications.     Our Board is comprised of individuals with diverse and complementary business experience, leadership experience and financial expertise. Many of our current directors have leadership experience at major domestic and multinational companies, as well as experience on the boards of other companies and organizations, which provides an understanding of different business processes, challenges and strategies. Other directors have government, legal, public policy and media experience that provides insight into issues faced by public companies. The members of the Board are inquisitive and collaborative, challenging yet supportive, and demonstrate maturity and sound judgment in performing their duties. In addition to their own attributes, skills and experience and their significant personal investments in the Company, Lauder Family Members (including related entities) who control the Company have agreed to vote their shares in favor of four individuals. They are the four Lauder family members who are currently on the Board.

        The Board believes that the above-mentioned attributes, along with the leadership skills and other experience of its Board members some of which are described in the table on the following page, provide the Company with the appropriate perspectives and judgment to guide the Company's long-term strategy, monitor progress and, in general, oversee management. Nominees for election at the Annual Meeting on November 9, 2010 have an asterisk (*) next to their names.

Charlene Barshefsky	• International, government and public policy experience as United States Trade Representative
• Legal experience, including current role as Senior International Partner at WilmerHale
• Board experience at American Express Company, Intel Corporation and Starwood Hotels & Resorts Worldwide
• Trustee of the Howard Hughes Medical Institute
Rose Marie Bravo

•       Global management, marketing, retail and consumer and luxury brand industry experience as former Chief Executive of Burberry and other leadership positions at Saks Fifth Avenue (including as President) and Macy's

• Board experience at Tiffany & Co.
• Experience working abroad
• Merchandise and product development expertise
Fabrizio Freda	• Global management, marketing and other business and consumer and luxury brand industry experience as CEO of The Estée Lauder Companies Inc.
• Similar experience, including developing and leading global organizations, in leadership positions at The Procter & Gamble Company and Gucci SpA
• Experience leading successful creative organizations with innovation programs based on research and development
• Experience living and working in several countries
• Financial expertise
Paul J. Fribourg	• Global management, marketing and other business experience as Chairman and Chief Executive Officer of Continental Grain Company
• Board experience at Loews Corporation
• Affiliation with leading business and public policy associations (Council on Foreign Relations)
• Financial expertise
Mellody Hobson	• Management and investment experience as President of Ariel Investments
• Board experience at DreamWorks Animation SKG, Inc. and Starbucks Corporation
• Media experience as on-air financial contributor for ABC's "Good Morning America"
• Financial expertise
Irvine O. Hockaday, Jr.	• Global business experience and consumer brand industry experience as former CEO of Hallmark Cards, Inc.
• Board experience at numerous public companies, including Ford Motor Company and Sprint Nextel Company
• Financial expertise
• Legal experience

Aerin Lauder*	• Marketing and other consumer and luxury brand industry experience through leadership roles at The Estée Lauder Companies Inc. since joining in 1992
• Significant stockholder and Stockholders' Agreement
Jane Lauder	• Management, marketing and other industry experience through leadership roles at The Estée Lauder Companies Inc. since joining in 1996
• Significant stockholder and Stockholders' Agreement
Leonard A. Lauder	• Global business, marketing and consumer and luxury brand industry experience through leadership roles at The Estée Lauder Companies Inc. since joining in 1958
• Experience leading successful creative organizations with innovation programs based on research and development
• Affiliation with leading business, civic and public policy associations
• Charter Trustee of The University of Pennsylvania
• Significant stockholder and Stockholders' Agreement
William P. Lauder*	• Global business, marketing, Internet, retail and consumer and luxury brand industry experience through leadership roles at The Estée Lauder Companies Inc. since joining in 1986
• Experience leading successful creative organizations with innovation programs based on research and development
• Board experience at GLG Partners Inc.
• Significant stockholder and Stockholders' Agreement
• Trustee of University of Pennsylvania
• Financial expertise
Richard D. Parsons*	• Global business, marketing, media, Internet, banking and other business and consumer brand experience through leadership roles at Time Warner Inc. and Dime Bancorp, Inc.
• Board experience at Time Warner Inc. and Citigroup, Inc.
• Private equity experience at Providence Equity Partners
• Trustee of Howard University
• Legal and government experience
• Financial expertise
Lynn Forester de Rothschild*	• Global business and investment experience as Chief Executive of E L Rothschild LLC and CEO of FirstMark Holdings, Inc.
• Board and media experience as director of The Economist Newspaper Limited
• Affiliation with leading business and public policy associations (Council on Foreign Relations)
• Experience working abroad
• Legal and government expertise
• Financial expertise

Barry S. Sternlicht

•       Global business, investment, real estate, financial, private equity, entrepreneurial and consumer brand and luxury industry expertise at Starwood Capital Group and founder and former Chief Executive of Starwood Hotels & Resorts

• Trustee of Brown University
• Financial expertise
Richard F. Zannino*

•       Management, media, finance, retail and consumer brand industry experience in various positions at Dow Jones & Company (including CEO, COO and CFO), Liz Claiborne (including CFO) and Saks Fifth Avenue (including CFO)

• Consumer, retail, media and private equity experience at CCMP Capital Advisors, LLC
• Board experience at IAC/Interactive Corp. and Dow Jones & Company
• Trustee of Pace University
• Financial expertise

        The Company does not have a specific policy on diversity of the Board. Instead, the Board evaluates nominees in the context of the Board as a whole, with the objective of recommending a group that can best support the success of the business and, based on the group's diversity of experience, represent stockholder interests through the exercise of sound judgment. Such diversity of experience may be enhanced by a mix of different professional and personal backgrounds and experiences. The Company is proud to have one of the most diverse boards in the S&P 500 when measured by gender and race.

        Board Membership Criteria.     The Nominating and Board Affairs Committee works with the Board on an annual basis to determine the appropriate characteristics, skills and experience for the Board as a whole and for its individual members. All directors should possess the highest personal and professional ethics as well as an inquisitive and objective perspective, practical wisdom and mature judgment. In evaluating the suitability of individual Board members, the Board takes into account many factors, including general understanding of marketing, finance and other disciplines relevant to the success of a large publicly traded company in today's business environment; understanding of the Company's business on a technical level; and educational and professional background. The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best support the success of the business and, based on its diversity of experience, represent stockholder interests through the exercise of sound judgment. In determining whether to recommend a director for re-election, the Nominating and Board Affairs Committee also considers the director's past attendance at meetings and participation in and contributions to the activities of the Board.

        Upon determining the need for additional or replacement Board members, the Nominating and Board Affairs Committee will identify one or more director candidates and evaluate each candidate under the criteria described above based on the information it receives with a recommendation or that it otherwise possesses, which information may be supplemented by additional inquiries. Application of these criteria involves the exercise of judgment and cannot be measured in any mathematical or routine way. Based on its assessment of each candidate's independence, skills and qualifications and the criteria described above, the Committee will make recommendations regarding potential director candidates to the Board. The Committee may engage third parties to assist in the search for director candidates or to assist in gathering information regarding a candidate's background and experience. The Committee will evaluate stockholder recommended candidates in the same manner as other candidates. Candidates may also be designated pursuant to the Stockholders'

Agreement. See "Additional Information Regarding the Board of Directors—Stockholders' Agreement."

        Board Independence Standards for Directors.     To be considered "independent" for purposes of membership on the Company's Board of Directors, the Board must determine that a director has no material relationship with the Company, including any of its subsidiaries, other than as a director. For each director, the Board broadly considers all relevant facts and circumstances. In making its determination, the Board considers the following categories of relationships to be material, thus precluding a determination that a director is "independent":

(i)
the director is an employee of the Company, or an immediate family member of the director is an executive officer of the Company, or was so employed during the last three years.

(ii)
the director receives, or an immediate family member of the director receives, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

(iii)
(A) the director is a current partner or employee of a firm that is the Company's internal or external auditor, (B) the director has an immediate family member who is a current employee of such a firm, (C) the director has an immediate family member who is a current employee of such a firm and personally works on the Company's audit, or (D) the director or an immediate family member of the director was within the last three years a partner or employee of such a firm and personally worked on the Company's audit within that time.

(iv)
the director or an immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company where any of the Company's present executive officers at the same time serves or served on that company's compensation committee.

(v)
the director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues.

        Additionally, the following relationships will not be considered to be "material" relationships that would impair a director's independence:

(i)
any of the relationships described in (i)-(v) above, if such relationships occurred more than three years ago, or

(ii)
if a director is a current employee, or an immediate family member of a director is a current executive officer of another company that does business with the Company and such other company, during the current or last fiscal year, made payments to or received payments from, the Company of less than $1 million or 2% of such other company's consolidated gross revenues, whichever is greater.

        Contributions to tax exempt organizations shall not be considered payments for purposes of these independence standards. An "immediate family member" includes a director's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person's home.

        The Board reviews at least annually whether directors meet these Director Independence Standards.

        The following directors, including two nominated for re-election, have been determined by the Board to be "independent" pursuant to New York Stock Exchange rules and the Company's Independent Director Standards described above: Charlene Barshefsky, Rose Marie Bravo, Paul J. Fribourg, Mellody Hobson, Irvine O. Hockaday, Jr., Lynn Forester

de Rothschild, Barry S. Sternlicht and Richard F. Zannino.

        In addition to the foregoing, in order to be considered "independent" under New York Stock Exchange rules for purposes of serving on the Company's Audit Committee, a director also may not accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the Company, other than as a director, and may not be an "affiliated person" of the Company. Audit Committee members may receive directors' fees and fixed payments for prior service with the Company. The Board has determined that each of the members of the Audit Committee meet these additional independence requirements as well.

        Communications with the Board.     An interested party who wishes to communicate with the Board, any Committee thereof, the non-management directors as a group, the independent directors as a group, or any individual director, including the presiding director for executive sessions of the Board, may do so by addressing the correspondence to that individual or group, c/o Sara E. Moss, Executive Vice President and General Counsel, The Estée Lauder Companies Inc., 767 Fifth Avenue, New York, New York 10153. She, or her designee, will review all such correspondence to determine that the substance of the correspondence relates to the duties and responsibilities of the Board or individual Board member before forwarding the correspondence to the intended recipient. Spam, junk mail, solicitations, and hostile, threatening, illegal or similarly unsuitable material will not be forwarded to the intended recipient and, if circumstances warrant, may be forwarded to the Company's security staff. Any communication that is not forwarded may be made available to the intended recipient at his or her request.

        Director Nominees Recommended by Stockholders.     The Nominating and Board Affairs Committee will consider stockholder recommendations of nominees in the same manner as and pursuant to the same criteria by which it considers all other nominees, except for nominations received pursuant to the Stockholders' Agreement. See "Board Membership Criteria." Stockholders who wish to suggest qualified candidates should send their written recommendation to the Nominating and Board Affairs Committee c/o Sara E. Moss, Executive Vice President and General Counsel, The Estée Lauder Companies Inc., 767 Fifth Avenue, New York, New York 10153. The following information must accompany any such recommendation by a stockholder: (i) the name and address of the stockholder making the recommendation, (ii) the name, address, telephone number and social security number of the proposed nominee, (iii) the class or series and number of shares of the Company that are beneficially owned by the stockholder making the recommendation, (iv) a description of all arrangements or understandings between the stockholder and the candidate, and an executed written consent of the proposed nominee to serve as a director of the Company if so elected, (v) a copy of the proposed nominee's resume and references, and (vi) an analysis of the candidate's qualifications to serve on the Board of Directors and on each of the Board's committees in light of the criteria for Board membership established by the Board. See "Board Membership Criteria." For stockholders intending to nominate an individual for election as a director directly, there are specific procedures set forth in our bylaws. See "Stockholder Proposals and Direct Nominations."

Corporate Governance Guidelines and Code of Conduct

        The Board of Directors has developed corporate governance practices to help it fulfill its responsibilities to stockholders in providing general direction and oversight of management of the Company. These practices are set forth in the Company's Corporate Governance Guidelines. The Company also has a Code of Conduct ("Code") applicable to all employees, officers and directors of the Company, including, without limitation, the Chief Executive Officer, the Chief Financial Officer and other senior officers. These documents, as well as any waiver of a provision of the Code granted to any senior officer or director or material amendment to the Code, if any, may be found in the "Investors" section of the Company's website: www.elcompanies.com. Stockholders may also contact Investor Relations at 767 Fifth Avenue, New York, New York 10153

or call 800-308-2334 to obtain a hard copy of these documents without charge.

Audit Committee Report

        The Audit Committee of the Board of Directors, consisting solely of "independent directors" as defined by the Board and consistent with the rules of the New York Stock Exchange, has:

1.
reviewed and discussed the Company's audited financial statements for the fiscal year ended June 30, 2010 with management;

2.
discussed with KPMG LLP the matters required to be discussed by SAS 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

3.
received the written disclosures and letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP's communications with the Audit Committee concerning independence, and has discussed KPMG LLP's independence with representatives of KPMG LLP.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended June 30, 2010 be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2010 filed with the Securities and Exchange Commission.

  The Audit Committee
  Irvine O. Hockaday, Jr., (Chair)
  Paul J. Fribourg
  Mellody Hobson
  Richard F. Zannino

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and any persons who own more than 10% of the Class A Common Stock, to file forms reporting their initial beneficial ownership of common stock and subsequent changes in that ownership with the SEC and the New York Stock Exchange. Officers, directors and greater-than-10% beneficial owners also are required to furnish the Company with copies of all forms they file under Section 16(a). Based solely upon a review of the copies of the forms furnished to the Company, or a written representation from a reporting person that no Form 5 was required, the Company believes that during the 2010 fiscal year all Section 16(a) filing requirements were satisfied.

Policy and Procedures for the Review of Related Person Transactions

        We have a written policy that sets forth procedures for the review and approval or ratification of transactions involving "Related Persons," which consists of any director, nominee for director, executive officer or greater than 5% stockholder of the Company, and the "Immediate Family Members" of any such director, nominee for director, executive officer or greater than 5% stockholder. The Audit Committee (or its Chair under certain circumstances) is responsible for applying the Policy with the assistance of the Executive Vice President and General Counsel ("EVP GC") or designee (if any).

        "Transactions" covered by the Policy consist of any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which:

(i)
with respect to any fiscal year, any transaction which is currently proposed or has been in effect at any time since the beginning of such fiscal year in which the Company was, is or is proposed to be a participant, and

(ii)
a person who at any time during such fiscal year was a Related Person had, has or will have a direct or indirect material interest.

        Determination of materiality may include the importance of the interest to the Related Person (financially or otherwise), the relationship of the Related Person to the Transaction and of Related Persons with each other, and the dollar amount involved in the Transaction; and whether any related person has or will have a direct material interest or an indirect material interest in the transaction.

        The Policy includes a list of categories of transactions identified by the Board as having no significant potential for an actual or the appearance of a conflict of interest or improper benefit to a related person, and thus are not subject to review by the Committee ("Excluded Transactions"). Excluded Transactions include certain transactions in the ordinary course of business between the Company and another entity with which a Related Person is affiliated and certain discretionary charitable contributions by the Company to an established non-profit entity with which a related person is affiliated, as long as the amounts involved are below certain percentages of the consolidated gross revenues of the Company and the Related Person.

        Each Transaction by a Related Person should be reported to the EVP GC, or designee, for presentation to the Committee for approval prior to its consummation, or for ratification, if necessary, after consummation. The EVP GC or designee will assess whether any proposed transaction involving a related person is a related person transaction covered by the Related Person Transaction Policy, and if so, the transaction will be presented to the Committee for review and consideration at its next meeting or, in those instances in which the EVP GC or designee determines that it is not practicable or desirable for the Company to wait until the next Committee meeting, to the Chair of the Committee. If the EVP GC or designee potentially may be involved in a related person transaction, the applicable person is required to inform the Chief Executive Officer and the Chair of the Committee. Transactions by Related Persons (other than Excluded Transactions) will be reviewed and be subject to approval by the Committee. If possible, the approval will be obtained before the Company commences the transaction or enters into or amends any contract relating to the transaction. If advanced Committee approval of a related party transaction is not feasible or not identified prior to the commencement of a transaction, then the transaction will be considered and, if the Committee determines it to be appropriate, ratified at the Committee's next regularly scheduled meeting.

        In determining whether to approve or ratify a related person transaction covered by the Policy, the Committee may take into account such factors it deems appropriate, which may include (if applicable), but not be limited to:

  •
  the materiality of the interest of the Related Person in the Transaction;

  •
  the fairness or reasonableness of the Related Person Transaction to the Company;

  •
  the availability of other sources for comparable products or services;

  •
  the terms of the Transaction; and

  •
  the terms available to unrelated third parties or to employees generally.

        A member of the Committee who is a Related Person in connection with a particular proposed related person transaction will not participate in any discussion or approval of the transaction, other than discussions for the purpose of providing material information concerning the transaction to the Committee.

Certain Relationships and Related Transactions

        Lauder Family Relationships and Compensation.     Leonard A. Lauder is Chairman Emeritus. His brother, Ronald S. Lauder is Chairman of Clinique Laboratories, LLC. Leonard A. Lauder's wife, Evelyn H. Lauder, is Senior Corporate Vice President of the Company. Leonard and Evelyn Lauder have two sons, William P. Lauder and Gary M. Lauder. William P. Lauder is Executive Chairman and in such role, is Chairman of the Board of Directors, Gary M. Lauder is not an employee of the Company. Ronald S. Lauder and his wife, Jo Carole Lauder, have two daughters, Aerin Lauder and Jane Lauder. Aerin Lauder is Senior Vice President—Creative Director for the Estée Lauder brand and is a director of the Company. Jane Lauder is Global President, General Manager of Origins and Ojon and a director of the Company.

        For fiscal 2010, the following Lauder Family Members received the following amounts from the Company as compensation: Leonard A. Lauder received an aggregate of $900,000 for his services; Ronald S. Lauder received $500,000 in salary and a bonus of $326,900; Evelyn H. Lauder received $650,000 in salary and a bonus of $407,950; Aerin Lauder received $335,000 in salary and a bonus of $162,459 and stock options in respect of 1,950 shares of Class A Common Stock and restricted stock units in respect of 650 shares of Class A Common Stock; and Jane Lauder received $400,000 in salary and a bonus of $271,800 and stock options in respect of 14,000 shares of Class A Common Stock, performance share units in respect of 2,334 shares of Class A Common Stock and restricted stock units in respect of 2,334 shares of Class A Common Stock. Each is entitled to participate in standard benefit plans, such as the Company's pension and medical plans. For information regarding fiscal 2010 compensation for William P. Lauder, see "Executive Compensation."

        For fiscal 2011, Leonard A. Lauder is being paid on a per diem basis with an aggregate limit of $1,600,000; Ronald S. Lauder has a base salary of $650,000 and bonus opportunities with a target payout of $350,000; Evelyn H. Lauder has a base salary of $675,000 and bonus opportunities with a target payout of $325,000; Aerin Lauder has a base salary of $375,000 and bonus opportunities with a target payout of $175,000; and Jane Lauder has a base salary of $500,000 and bonus opportunities with a target payout of $300,000. On September 1 and 15, 2010, Aerin Lauder was granted stock options with respect to 2,813 shares of Class A Common Stock and restricted stock units in respect of 938 shares of Class A Common Stock and Jane Lauder was granted stock options with respect to 17,798 shares of Class A Common Stock, performance share units with a target payout of 2,966 shares of Class A Common Stock and restricted stock units in respect of 2,966 shares of Class A Common Stock. The grants were consistent with those made to employees at their level. For information regarding fiscal 2011 compensation for William P. Lauder, see "Executive Compensation."

        Leonard A. Lauder's current employment agreement (the "LAL Agreement") provides for his employment as Chairman Emeritus until such time as he resigns, retires or is terminated. Mr. L. Lauder is entitled to participate in standard benefit plans, such as the Company's pension and medical plans, and has a supplemental pension arrangement discussed below. Mr. L. Lauder is entitled to participate in the Amended and Restated Fiscal 2002 Share Incentive Plan, but no grants have been made to him under the plan to date. If Mr. L. Lauder retires, the Company will continue to provide him with the office he currently occupies (or a comparable office if the Company relocates) and a full-time executive secretary for as long as he would like. The Company may terminate Mr. L. Lauder's employment at any time if he becomes "permanently disabled," in which event Mr. L. Lauder will be entitled to (i) receive his base salary for a period of two years after termination, (ii) receive bonus compensation at an annual rate equal to the average of the actual bonuses paid to him prior to such termination under the LAL Agreement (the "Leonard Lauder Bonus Compensation") and (iii) participate in the Company's benefit plans for two years. In the event of Mr. L. Lauder's death during the term of his employment, for a period of one year from the date of Mr. L. Lauder's death, his beneficiary or legal representative will be entitled to receive Mr. L. Lauder's base salary and the Leonard

Lauder Bonus Compensation. Mr. L. Lauder may terminate his employment at any time upon six months' written notice to the Company, in which event Mr. L. Lauder will be entitled to receive his base salary and the Leonard Lauder Bonus Compensation for the six-month period following termination. In addition, the Company may terminate Mr. L. Lauder's employment for any reason upon 60 days' written notice. In the event of termination of his employment by the Company (other than for cause, disability or death) or a termination by Mr. L. Lauder for good reason after a change of control, (a) Mr. L. Lauder, for a period of three years from the date of termination, will be entitled to (i) receive his base salary in effect at the time of termination, (ii) receive the Leonard Lauder Bonus Compensation, (iii) participate in the Company's benefit plans and (b) in the case of termination by the Company (other than for cause, disability or death), Mr. L. Lauder will not be subject to the non-competition covenant contained in the LAL Agreement. If Mr. L. Lauder receives any severance payments, then he is entitled to be reimbursed for any excise taxes that may be imposed on them. Upon termination for any reason, options previously granted to Mr. L. Lauder will remain exercisable for the remainder of their respective terms, subject to certain non-competition and good conduct provisions.

        As used in this Proxy Statement, the term "Lauder Family Members" includes only the following persons: (i) the estate of Mrs. Estée Lauder; (ii) each descendant of Mrs. Lauder (a "Lauder Descendant") and their respective estates, guardians, conservators or committees; (iii) each "Family Controlled Entity" (as defined below); and (iv) the trustees, in their respective capacities as such, of each "Family Controlled Trust" (as defined below). The term "Family Controlled Entity" means (i) any not-for-profit corporation if at least 80% of its board of directors is composed of Lauder Descendants; (ii) any other corporation if at least 80% of the value of its outstanding equity is owned by Lauder Family Members; (iii) any partnership if at least 80% of the value of its partnership interests are owned by Lauder Family Members; and (iv) any limited liability or similar company if at least 80% of the value of the company is owned by Lauder Family Members. The term "Family Controlled Trust" includes certain trusts existing on November 16, 1995 and trusts the primary beneficiaries of which are Lauder Descendants, spouses of Lauder Descendants and/or charitable organizations, provided that if the trust is a wholly charitable trust, at least 80% of the trustees of such trust consist of Lauder Descendants.

        Registration Rights Agreement.     Leonard A. Lauder, Ronald S. Lauder, The Estée Lauder 1994 Trust, William P. Lauder, Gary M. Lauder, Aerin Lauder, Jane Lauder, certain Family Controlled Entities and other Family Controlled Trusts, Morgan Guaranty Trust Company of New York ("Morgan Guaranty") and the Company are parties to a Registration Rights Agreement (the "Registration Rights Agreement"), pursuant to which each of Leonard A. Lauder, Ronald S. Lauder and Morgan Guaranty have three demand registration rights and The Estée Lauder 1994 Trust has six demand registration rights in respect of shares of Class A Common Stock (including Class A Common Stock issued upon conversion of Class B Common Stock) held by them. Three of the demand rights granted to The Estée Lauder 1994 Trust may be used only by a pledgee of The Estée Lauder 1994 Trust's shares of Common Stock. All the parties to the Registration Rights Agreement (other than the Company) also have an unlimited number of piggyback registration rights in respect of their shares. The rights of Morgan Guaranty and any other pledgee of The Estée Lauder 1994 Trust under the Registration Rights Agreement will be exercisable only in the event of a default under certain loan arrangements. Leonard A. Lauder and Ronald S. Lauder may assign their demand registration rights to Lauder Family Members. The Company is not required to effect more than one registration of Class A Common Stock in any consecutive twelve-month period. The piggyback registration rights allow the holders to include their shares of Class A Common Stock in any registration statement filed by the Company, subject to certain limitations.

        The Company is required to pay all expenses (other than underwriting discounts and commissions of the selling stockholders, taxes payable by the selling stockholders and the fees and expenses of the selling stockholders' counsel)

in connection with any demand registrations, as well as any registrations pursuant to the exercise of piggyback rights. The Company has agreed to indemnify the selling stockholders against certain liabilities, including liabilities arising under the Securities Act of 1933.

        Stockholders' Agreement.     All Lauder Family Members (other than the 4202 Corporation) who beneficially own shares of Common Stock are parties to the Stockholders' Agreement. The stockholders who are parties to the Stockholders' Agreement beneficially owned, in the aggregate, shares of Common Stock having approximately 83% of the voting power of the Company on September 15, 2010. Such stockholders have agreed to vote in favor of the election of Leonard A. Lauder (or one of his sons) and Ronald S. Lauder (or one of his daughters) and one designee, if any, of each as directors. See "Additional Information Regarding the Board of Directors—Stockholders' Agreement." Parties to the Stockholders' Agreement, may, without restriction under the agreement, sell their shares in a widely distributed underwritten public offering, in sales made in compliance with Rule 144 under the Securities Act of 1933 or to other Lauder Family Members. In addition, each party to the Stockholders' Agreement may freely donate shares in an amount not to exceed 1% of the outstanding shares of Common Stock in any 90-day period. In the case of other private sales, each stockholder who is a party to the Stockholders' Agreement (the "Offering Stockholder") has granted to each other party (the "Offeree") a right of first offer to purchase shares of Class A Common Stock that the Offering Stockholder intends to sell to a person (or group of persons) who is not a Lauder Family Member. Each Offeree has the opportunity to purchase the Offeree's pro rata portion of the shares to be offered by the Offering Stockholder, as well as additional shares not purchased by other Offerees. Any shares not purchased pursuant to the right of first offer may be sold at or above 95% of the price offered to the Offerees. The agreement also includes provisions for bona fide pledges of shares of Common Stock and procedures related to such pledges. The Stockholders' Agreement will terminate upon the occurrence of certain specified events, including the transfer of shares of Common Stock by a party to the Stockholders' Agreement that causes all parties thereto immediately after such transaction to own beneficially in the aggregate shares having less than 10% of the total voting power of the Company.

        Other Arrangements.     The Company has subleased certain of its office space in New York to an affiliate of Ronald S. Lauder. For fiscal 2010, the rent paid or accrued was approximately $514,000, which equals the Company's lease payments for that space. The Company also has agreed to provide such affiliate with certain services, such as phone systems, payroll service and office and administrative services, which are reimbursed at a rate approximating the Company's incremental cost thereof. For fiscal 2010, the affiliate paid approximately $8.0 million pursuant to such agreement. At June 30, 2010, the affiliate had deposited with the Company $1.3 million to cover expenses. The Company has similar arrangements for space and services with an affiliate of Leonard A. Lauder and his family. For fiscal 2010, that affiliate and/or family members paid the Company $3.8 million for office space and certain services, such as phone systems, payroll service and office and administrative services. At June 30, 2010, the affiliate and family members had deposited with the Company $154,000 to cover expenses. The payments by the affiliates and family members approximated the Company's incremental cost of such space and services.

        Certain members of the Lauder family (and entities affiliated with one or more of them) own numerous works of art that are displayed at the Company's offices. The Company pays no fee to the owners for displaying such works. The owners of the works pay for their maintenance. In fiscal 2010, the Company paid premiums of about $6,000 for insurance relating to such works.

Director Compensation

        Annual Retainer for Board Service.     Each non-employee director receives an annual cash retainer of $70,000, payable quarterly. An additional $25,000 is payable to each non-employee director by a grant of stock units (accompanied by dividend equivalent rights) as an annual stock retainer in the fourth quarter of the calendar year. The stock units vest upon grant. Each stock unit is convertible into shares of Class A Common Stock on or after the first business day of the calendar year following the one in which the director ceases to be a member of the Board. The number of stock units to be awarded is determined by dividing $25,000 by the average closing price of the Class A Common Stock on the twenty trading days next preceding the date of grant. In lieu of receiving stock units, a director may elect to receive options in respect of Class A Common Stock. The number of shares subject to such option grant is determined by dividing $75,000 by the closing price per share of the Class A Common Stock on the date of grant. Such price per share is also the exercise price per share of the options. Options have 10-year terms (subject to post-service limitations), vest immediately, and are exercisable one year after the date of grant. In no event will stock units or stock options representing more than 5,000 shares of Class A Common Stock be granted in connection with the annual stock retainer.

        Stock Options.     In addition to the cash and stock portion of the retainer, each non-employee director receives an annual grant of options with 10-year terms to purchase 5,000 shares of Class A Common Stock. The exercise price of the options is equal to the closing price of the Class A Common Stock on the date of grant and the options vest and are exercisable one year after the date of grant (subject to post-service limitations).

        Annual Retainer for Committee Service.     Each director who serves on a Committee receives an additional annual cash retainer, payable quarterly in the following amounts: $8,000 per year for service on the Nominating and Board Affairs Committee, $12,000 per year for service on the Audit Committee, and $8,000 per year for service on the Compensation Committee (including service on the Stock Plan Subcommittee). The Chairman of the Audit Committee receives a further annual cash retainer of $25,000 and the Chairmen of the Compensation Committee and the Nominating and Board Affairs Committee receive a further annual cash retainer of $15,000 each.

        Initial Stock Grant.     On the date of the first annual meeting of stockholders which is more than six months after a non-employee director's initial election to the Board, the director receives a grant of 2,000 shares of Class A Common Stock (plus a cash payment in an amount to cover related income taxes).

        Stock Ownership Requirement.     Each director is expected to own at least 2,000 shares of Class A Common Stock.

        Deferral.     Non-employee directors may elect to defer receipt of all or part of their cash-based compensation. The deferrals may take the form of stock equivalent units (accompanied by dividend equivalent rights) to be paid out in cash or may simply accrue interest until paid out in cash.

        Management Directors.     Directors who are also employees of the Company receive no additional compensation for service as directors. These directors are Aerin Lauder, Jane Lauder, Leonard A. Lauder, William P. Lauder and Fabrizio Freda. Information concerning the compensation of the Lauder family members, including those who serve as directors, and Mr. Freda is described in "Executive Compensation" (in the case of Mr. W. Lauder and Mr. Freda) and "Certain Relationships and Related Transactions—Lauder Family Relationships and Compensation."

        Reimbursement of Expenses.     Non-employee directors are reimbursed for their reasonable expenses (including costs of travel, food and lodging), incurred in attending Board, committee and stockholder meetings. Directors are also reimbursed for any other reasonable expenses relating to their service on the Board, including participating in director continuing education and Company site visits.

        Company Products.     The Company provides directors with representative samples of the Company's products. The Company believes that receiving these products serve a business purpose by expanding the directors' knowledge of the Company's business. The Company also provides each director with the opportunity to purchase up to $1,280 worth of the Company's products each calendar year (based on suggested retail prices) at no charge. If directors choose to take advantage of such opportunities and purchase more than $640 worth of the Company's product, the excess is imputed as taxable income. Non-employee directors may also purchase a limited amount of Company products at a price equal to 50% off the suggested retail price, which is the same program made available to officers of the Company. For the year ended June 30, 2010, the aggregate incremental cost to the Company of these Company products was substantially less than $10,000 per director.

        The following table sets forth compensation information regarding the Company's non-employee directors in fiscal 2010.

Director Compensation for Fiscal 2010

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(4)(5)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)(6)	All Other Compensation ($)	Total ($)
Charlene Barshefsky	$78,000	$26,736	$75,700	—	—	—	$180,436
Rose Marie Bravo	78,000	26,736	75,700	—	—	—	180,436
Paul J. Fribourg	84,000	—	100,045	—	—	—	184,045
Mellody Hobson	82,000	26,736	75,700	—	—	—	184,436
Irvine O. Hockaday, Jr.	107,000	26,736	75,700	—	—	—	209,436
Richard D. Parsons	101,000	26,736	75,700	—	—	—	203,436
Lynn Forester de Rothschild	93,000	26,736	75,700	—	—	—	195,436
Barry S. Sternlicht	78,000	—	100,045	—	—	—	178,045
Richard F. Zannino	41,000	—	—	—	—	—	41,000

(1)
The amount represents annual cash retainer for board service and, as applicable, retainers for board committee service or service as chairman of a board committee.

(2)
The amounts set forth in the Stock Awards column represent the aggregate grant date fair value of restricted stock units granted in the respective fiscal year as computed in accordance with FASB Accounting Standard Codification Topic 718, Compensation—Stock Compensation. The amounts were calculated based on the closing price per share of the Class A Common Stock on the NYSE on the date of grant.

(3)
Restricted stock units are vested upon grant but are not converted into stock until the first business day of the January following the date on which the director ceases to serve on the Board. Dividend equivalents on outstanding restricted stock units resulted in additional grants to the directors on December 17, 2009. Presented below are the grant date fair value of each award of restricted stock units granted in fiscal 2010 as computed in accordance with FASB Accounting Standard Codification Topic 718, Compensation—Stock Compensation and the aggregate number of shares of Class A Common Stock underlying restricted stock units, payable in shares of Class A Common Stock outstanding and held by each of the directors as of June 30, 2010:

Name	Date of Grant	Number of Shares of Class A Common Stock Underlying Restricted Stock Units Granted (#)	Grant Date Fair Value ($)	Total Number of Shares of Class A Common Stock Underlying Restricted Stock Units Outstanding as of June 30, 2010
Charlene Barshefsky	11/13/09	573	$26,736	4,085
Rose Marie Bravo	11/13/09	573	26,736	2,475
Paul J. Fribourg	N/A	—	—	714
Mellody Hobson	11/13/09	573	26,736	3,348
Irvine O. Hockaday, Jr.	11/13/09	573	26,736	5,706
Richard D. Parsons	11/13/09	573	26,736	3,986
Lynn Forester de Rothschild	11/13/09	573	26,736	3,986
Barry S. Sternlicht	N/A	—	—	2,055
Richard F. Zannino	N/A	—	—	—

(4)
The amounts set forth in the Option Awards column represent the aggregate grant date fair value of stock options granted in the respective fiscal year as computed in accordance with FASB Accounting Standard Codification Topic 718, Compensation—Stock Compensation. Amounts shown disregard estimates of forfeitures related to service-based vesting conditions. The fair-market values of stock options granted were calculated using the Black-Scholes options pricing model based on the following assumptions used in developing the grant valuation for the awards on November 13, 2009: an expected volatility of 30% determined using a combination of both current and historical implied volatilities of the underlying Class A Common Stock obtained from public data sources; an expected term to exercise of 9 years from the date of grant; a risk-free interest rate of 3.3%; and a dividend yield of 2.0%. The value of any options that will ultimately be realized by the director grantees, if any, will depend upon the actual performance of the Company's Class A Common Stock during the term of the option from the date of grant through the date of exercise.

(5)
Presented below are the grant date fair values of stock options granted in fiscal 2010 as computed in accordance with FASB Accounting Standard Codification Topic 718, Compensation—Stock Compensation and the aggregate number of shares of Class A Common Stock underlying stock options outstanding and held by each of the directors as of June 30, 2010:

Name	Date of Grant	Number of Shares of Class A Common Stock Underlying Stock Options Granted (#)	Grant Date Fair Value ($)	Total Number of Shares of Class A Common Stock Underlying Stock Options Outstanding as of June 30, 2010 (#)
Charlene Barshefsky	11/13/09	5,000	$75,700	51,717
Rose Marie Bravo	11/13/09	5,000	75,700	27,231
Paul J. Fribourg	11/13/09	6,608	100,045	25,160
Mellody Hobson	11/13/09	5,000	75,700	25,000
Irvine O. Hockaday, Jr.	11/13/09	5,000	75,700	5,000
Richard D. Parsons	11/13/09	5,000	75,700	30,000
Lynn Forester de Rothschild	11/13/09	5,000	75,700	5,000
Barry S. Sternlicht	11/13/09	6,608	100,045	35,531
Richard F. Zannino	N/A	—	—	—

(6)
Fees deferred by certain of the Company's directors in fiscal 2010 and prior years were deferred pursuant to applicable deferral agreements. Ambassador Barshefsky defers her compensation in an interest-bearing deferral account. The interest rate is the Citibank base rate at the last day of the calendar year. Using the Citibank base rate and the applicable federal rate set by the Internal Revenue Service (the "AFR") at December 31, 2009 as the rates for fiscal 2010, no interest accrued above the AFR in fiscal 2010. Paul J. Fribourg, Mellody Hobson, Irvine O. Hockaday, Jr., Lynn Forester de Rothschild and Barry S. Sternlicht defer their compensation in stock units. All earnings on the fees deferred by these directors were based on the value of a hypothetical investment in shares of Class A Common Stock made at the time of the deferral, plus the accrual of dividend equivalents on any dividends paid by the Company on the Class A Common Stock. These stock equivalent units are paid out in cash after the director leaves the Board. At June 30, 2010, the directors held units in respect of the following amounts of shares of Class A Common Stock: Paul J. Fribourg held 8,757; Mellody Hobson held 11,525; Irvine O. Hockaday, Jr. held 27,835; Lynn Forester de Rothschild held 24,627 and Barry S. Sternlicht held 12,380.

Executive Compensation

Compensation Discussion and Analysis

Overview of Compensation Philosophy and Objectives

        Our compensation program for executive officers is designed to attract and retain high quality people and to motivate them to achieve both our long-term and short-term goals. The overall goal is to continue sustainable growth of net sales and profitability on an annual and long-term basis.

        Fiscal 2010 was the first full year of our four-year long-term plan and we made substantial progress in advancing our financial and strategic goals. We achieved record results in many financial metrics including earnings per share. These results were a significant improvement over the prior fiscal year. They reflected the determination and efforts of our executive officers and our employees. They also reflected actions we took and choices we made in fiscal 2009, which was an extraordinarily difficult fiscal year for us and for business generally. Many of the conditions we faced during fiscal 2009 continued at the start of fiscal 2010.

        As part of the strategy, we focused on aligning the many facets of our Company to provide a foundation for implementing and maintaining efficiencies. At the start of fiscal 2010, we also continued a more measured approach to spending in view of external risks, such as the global economic uncertainty and the potential impact of the H1N1 virus. When certain of these potential external risks failed to materialize or ended up having less of an impact than we anticipated, we were well-positioned to take advantage of opportunities and execute plans in accordance with our long-term strategy. We also achieved strong financial results in fiscal 2010 in many areas, including profits and operating cash flow.

        In addition, at the start of fiscal 2010, we successfully implemented the management succession resulting in our current Executive Chairman, President and Chief Executive Officer and senior leadership team.

        Our executive compensation program is designed to achieve our business and financial goals by providing compensation that:

  •
  aligns executives' interests with our long-term and short-term goals;

  •
  rewards performance at the company, business unit and individual levels;

  •
  is competitive with the compensation practices at other leading beauty and consumer products companies; and

  •
  is equitable among our executive officers.

        We have been in the beauty business for over 60 years, and have established a strong record of growth and profitability. For the first 50 years, we were wholly-owned by the Lauder family. Today, the family continues to own a significant portion of our outstanding stock. Our executive compensation program reflects our successful track record and the control by the Lauder family. Our cash compensation in the form of salary and annual cash incentives has historically been comparatively higher and our stock-based compensation is comparatively lower than our peers. However, over the past few years, the Compensation Committee and the Stock Plan Subcommittee have attempted to shift executive compensation in the direction of equity-based elements.

        In fiscal 2010, our executive officers included the Executive Chairman, President and Chief Executive Officer, the Group Presidents and the heads of certain functions. The "Named Executive Officers" are those named in the "Summary Compensation Table" on page 51. As the senior most officers with the greatest overall responsibility, the Executive Chairman and President and Chief Executive Officer received the highest levels of compensation, including bonus opportunities and stock-based compensation. The two are followed by the Group Presidents by reason of their respective duties and responsibilities and then by the function heads. There is internal equity among similarly situated executive officers, which is intended to foster a more team-oriented approach to managing the business.

        We have entered into employment agreements with our executive officers to attract and retain strong candidates and to provide the basis for a shared mutual understanding of the employment relationship. The employment agreements for our Named Executive Officers are described under "Employment Agreements." Beginning with new agreements in fiscal 2010, the Company made an effort to implement standard employment agreements for executive officers that no longer include specified amounts of salary, bonus or equity-based compensation, but do set forth the mutual understanding regarding termination and severance and non-competition, confidentiality and related covenants.

        The compensation program for executive officers is established and administered by the Compensation Committee and the Stock Plan Subcommittee. The Stock Plan Subcommittee approves the terms of all grants to executive officers under our share incentive plans (including any equity-compensation-related terms of prior agreements for executive officers). The Compensation Committee approves all other aspects of executive compensation.

Elements of Compensation; Allocation

        Our executive compensation program consists of the following:

  •
  base salary;

  •
  annual cash incentive bonuses; and

  •
  medium and long-term equity-based compensation, including stock options, performance share units and restricted stock units.

        We also provide competitive benefits and modest perquisites.

        We try to maintain a proportional mix of compensatory elements that reflects the executive officer's role in our Company and provides similar opportunities for executive officers with similar responsibilities. The amounts and allocations for each element (and among each element) are determined based on the position and the type and level of responsibility of the particular executive officer, internal pay equity and competitive considerations. In fiscal 2010, we tried to foster greater interdependence and collaboration among brands, regions and functions to drive the corporate strategy by increasing the alignment of business unit performance with overall corporate performance in how we structured annual incentives. Generally we believe that executive officers should have a greater percentage of their compensation based on performance in the form of short-term annual cash incentives and long-term equity-based incentives consisting of stock options and performance share units ("PSUs"), followed by base salary and restricted stock units ("RSUs"). Based on target levels for incentive compensation for fiscal 2010, base salary for all executive officers was on average about 27% of total compensation, annual cash incentives were about 31% of total compensation and long-term equity-based compensation was about 42% of total compensation. For fiscal 2010, the percentage of total compensation opportunities represented by annual incentives and long-term equity-based incentives (consisting of stock options and PSUs) was about 69% for our Executive Chairman, 58% for our Chief Financial Officer, 65% to 69% for Group Presidents and in the range of 52% to 56% for corporate function heads. It was about 48% for our President and Chief Executive Officer, who received a one-time grant of RSUs worth $4 million upon his first day in that position, and about 70% if you exclude such grant. While our President and Chief Executive Officer received some additional options and PSUs in fiscal 2009, he received no equity grants in fiscal 2008. Leonard A. Lauder, Evelyn H. Lauder and Ronald S. Lauder did not receive any long-term equity-based compensation awards in fiscal 2010.

        In general, base salary is the only portion of compensation that is assured. Annual cash incentives and PSUs are primarily intended to reward executives for achieving annual and three-year financial goals, respectively. Stock options are primarily intended to align executive officers' interests with those of the other stockholders and provide value to the executive officers only if there is an increase in stock price after the date of grant. RSUs are also intended to align the executive officers' interests with those of other stockholders and to increase the executive officers' beneficial ownership of stock in line with our executive stock ownership policy.

        In certain circumstances, we may also pay amounts necessary to attract an executive to work for us or to move to a particular location. This reflects, in part, the global nature of our business and the executives that we seek to attract and retain.

        Over the past few years, the Compensation Committee and the Stock Plan Subcommittee have attempted to shift executive compensation toward equity-based elements. This shift in compensation elements has had the collateral benefit of reducing the costs under our retirement plans associated with our executive officers as our contributions and the executive officers' benefits under such plans are based on salary and annual incentive bonus payouts.

        Base Salary.     We pay base salaries to provide executives with a secure base of cash compensation. Salary levels were typically set by the Compensation Committee for a period of years in the executive officer's employment agreement. As noted above, new agreements do not specifically provide for salary levels. For fiscal 2010, salaries for the Executive Chairman, President and Chief Executive Officer and two Group Presidents were set forth in their agreements. For the Executive Vice President and Chief Financial Officer, his salary in fiscal 2010 was the same as it was in fiscal 2009. For all the Named Executive Officers, their salaries in fiscal 2011 are remaining the same as they were in fiscal 2010. Generally, for executives with base salaries of $1 million or more per year, increases in base salary are not made except in the case of promotions or in the renewal of an employment agreement. This reflects, in part, the limitation on tax deductibility by us of non-objective performance-based compensation imposed by Section 162(m) of the Internal Revenue Code ("Section 162(m)"). See "Tax Compliance Policy" below. By not authorizing increases in base salary, the Compensation Committee can shift compensation more towards annual incentive bonuses and equity-based compensation. In determining the amount of base salary for an executive officer, the Compensation Committee primarily considers the executive's position, his or her current salary and tenure and internal pay equity, as well as competitiveness of the salary level in the marketplace. For fiscal 2010, executive officers with prior year employment agreements and base salaries below $1 million per year agreed to forgo their salary increases for the year. The Committee also considers the impact of Section 162(m), recommendations from the Executive Chairman, President and Chief Executive Officer and the Executive Vice President—Global Human Resources.

        Annual Incentive Bonuses.     Annual incentives provided under the Executive Annual Incentive Plan are of key importance in aligning the interests of our executives with our short-term goals and rewarding them for performance. For executive officers, the level of bonus opportunities and performance targets are based on the scope of the executive's responsibilities, internal pay equity among executives with similar responsibilities and competitive considerations. In fiscal 2010, we tried to foster greater interdependence and collaboration among brands, regions and functions to drive the corporate strategy by increasing the alignment of business unit performance with overall corporate performance in annual incentives. The Executive Annual Incentive Plan is designed and administered to qualify as objective performance-based compensation under Section 162(m), so that bonuses paid out under the plan are tax deductible by us.

        For executive officers with employment agreements entered into prior to fiscal 2010, the payout for target-level performance for their aggregate bonus opportunities under the Executive Annual Incentive Plan is set forth in their employment agreements. For those executives with the fiscal 2010 form of agreement, bonus opportunities are set by the Compensation Committee and for fiscal 2010 payouts for target-level performance for aggregate opportunities were frozen at the same level as in fiscal 2009.

        For fiscal 2010, the annual incentive bonus payable to each executive is based on the product of three factors: (a) the target payout for the executive officer times (b) the Corporate Multiplier (as described below) times (c) the Business Unit Multiplier (as described below).

The business criteria, the performance levels within each multiplier and the threshold, target and maximum payouts associated with each criteria and performance level are set by the Compensation Committee in consultation with management and the Committee's compensation consultant during the first quarter of the fiscal year. Each of the Corporate Multiplier and the Business Unit Multipliers is expressed as a percentage. The percentage is the sum of the component parts as described in more detail below. Target level performance on each of the criteria will result in multipliers at 100% and payout at 100% of the executive officer's target opportunity. Additional amounts may be paid out if performance exceeds 100% of the target up to a maximum set by the Compensation Committee. Partial amounts may be paid out provided the predetermined minimum portion of the target has been achieved. However, failure to achieve the pre-established minimum threshold level of performance results in no credit for that particular criteria and depending upon performance in respect of other criteria can lead to no bonus being paid. Measurement of performance is subject to certain automatic adjustments, such as changes in accounting principles, the impact of discontinued operations and non-recurring income/expenses and the impact on net sales of unplanned changes in foreign currency rates. Such automatic adjustments included the charges associated with restructuring activities in fiscal 2010.

        The Corporate Multiplier is comprised of four company-wide performance criteria—(1) diluted net earnings per share from continuing operations ("Diluted EPS"), (2) net operating margin percentage ("NOP Margin"), (3) net sales and (4) return on invested capital ("ROIC"). It is the same for each executive officer. At target performance levels, each measure would contribute one quarter or 25% to the total Corporate Multiplier, which would be 100%. At threshold performance levels (which equates to performance at 85% of target for net sales and 50% of target for the other criteria), each measure would be 50% of that quarter of the whole and the total Corporate Multiplier would be 50%. If we failed to achieve the threshold level of performance for all four criteria, then the Corporate Multiplier would be zero and no bonus would be payable to the executive officers. At maximum performance levels (which equates to 105% or more of target), each measure would be 120% of that quarter of the whole and the total Corporate Multiplier would be 120%.

        The Business Unit Multiplier works similarly, but is based on various combinations of business criteria at the business unit level, including: (1) net sales, (2) NOP Margin, (3) inventory days to sell and (4) other divisional goals. The weighting of the various measures is fixed for each executive officer depending upon his or her position and responsibilities, and discussed further below. As with the Corporate Multiplier, target level performance on all the applicable criteria leads to a Business Unit Multiplier of 100%. At threshold performance levels (which equates to performance at 85% of target), each measure would be 62.5% of its percentage of the whole at target level and the total Business Unit Multiplier would be 62.5%. If we failed to achieve the threshold level of performance for all the applicable criteria for an executive officer, then the Business Unit Multiplier would be zero and no bonus would be payable to that executive officer. At or above maximum performance levels (which equates to 110% or more of target), each measure would be 125% of its percentage of the whole at target level and the total Business Unit Multiplier would be 125%.

        If all performance was at target level, then the payout to the executive would be 100% of his or her target payout. If all performance was at the threshold level, then the payout to the executive would equal 31.25% of his or her target payout. If performance was below threshold on all the criteria that went into the Corporate Multiplier or the Business Unit Multiplier, then there would be no payout to the executive officer. If performance was at or above maximum performance levels on all performance criteria, then the payout to the executive would equal 150% of his or her target payout.

        As noted, the weightings of the various criteria for an executive officer's Business Unit Multiplier depend upon the executive officer's position and responsibilities. For the Executive Chairman and the President and Chief Executive

Officer, their Business Unit Multiplier for fiscal 2010 is based on the performance of the brands (60%), regions (30%) and functions (10%). For the Group Presidents, their Business Unit Multiplier for fiscal 2010 is based on the performance of their particular group of brands or regions (80%) and all brands (10%), all regions (5%) and all functions (5%). For the Chief Financial Officer and other function heads, their Business Unit Multiplier for fiscal 2010 is based on the performance of their particular function (40%), and all brands (35%), all regions (15%) and all functions (10%). The overall brand and region performance is a weighted average of the performance on the financial metrics discussed above of the various brands and regions weighted based on relative sales volume.

        For fiscal 2010, the targets for the Corporate Multiplier criteria and corresponding calculation of the Corporate Multiplier were as follows:

		Threshold		Target		Maximum		Actual Performance
	Fiscal 2010 Target(1)	% of Target	Payout (% of Oppty)	% of Target	Payout (% of Oppty)	% of Target	Payout (% of Oppty)	% of Target	Payout (% of Oppty)
Diluted EPS	$1.63	50%	50%	100%	100%	105%	120%	177.6%	120%
NOP Margin	9.7%	50%	50%	100%	100%	105%	120%	135.8%	120%
Net Sales	$7,425.9 million	85%	50%	100%	100%	105%	120%	103.9%	115.4%
ROIC	11.8%	50%	50%	100%	100%	105%	120%	153.4%	120%
Corporate Multiplier			50%		100%		120%		118.9%

(1)
Net sales are calculated at budgeted exchange rates at the time the target was set. Measurement of performance is subject to certain automatic adjustments described in this section of the Compensation Discussion and Analysis.

        Where performance exceeded the maximum level (i.e. for Diluted EPS, NOP Margin and ROIC), the payout factors were at 120% of target. In the case where the actual performance was between the target and the maximum (i.e. for Net Sales), the payout factor was calculated mathematically using the target level of performance and associated payout as a base. As an example, each 1% increase in performance over the target resulted in a 4% increase in the associated payout factor up to the maximum performance level and associated payout factor. Accordingly, the Corporate Multiplier for fiscal 2010 was 118.9%. It is the same for each executive officer.

        For the Business Unit Multiplier, the Global Brands Weighted Average, the Regions Weighted Average and the Functions Average are mathematical weighted averages (or a simple average in the case of functions) of the portion of the Business Unit Multiplier of twenty business leaders in the Company that were solely applicable to the leader's brand or brands, region (or geography or channel within a region) or function. The weightings in the case of the two weighted averages are based on net sales. For the two Group Presidents, the principal components of their Business Unit Multipliers are as set forth in the following table:

		Threshold		Target		Maximum		Actual Performance
	Fiscal 2010 Target(1)	% of Target	Payout (% of Oppty)	% of Target	Payout (% of Oppty)	% of Target	Payout (% of Oppty)	% of Target	Payout (% of Oppty)
Net Sales
Demsey	$3,970.7 million	85%	62.5%	100%	100%	110%	125%	105.5%	113.7%
Prouvé	$4,296.7 million	85%	62.5%	100%	100%	110%	125%	105.5%	113.9%
NOP Margin
Demsey	17.8%	85%	62.5%	100%	100%	110%	125%	114.8%	125.0%
Prouvé	22.3%	85%	62.5%	100%	100%	110%	125%	108.7%	121.7%
Inventory Days to Sell
Demsey	166.2	85%	62.5%	100%	100%	110%	125%	90.9%	77.3%
Prouvé	115.1	85%	62.5%	100%	100%	110%	125%	109.8%	124.6%

(1)
Net sales are calculated at budgeted exchange rates at the time the target was set. Measurement of performance is subject to certain automatic adjustments described in this section of the Compensation Discussion and Analysis.

        Where performance exceeded the maximum level (i.e. for NOP Margin and Days to Sell), the payout factors were at 125% of target. In the case where the actual performance was between the target and the maximum (i.e. for Net Sales), the payout factor was calculated mathematically using the target level of performance and associated payout as a base. As an example, each 1% increase in performance over the target resulted in a 4% increase in the associated payout factor up to the maximum performance level and associated payout factor.

        The Business Unit Multiplier for each Group President and the Executive Vice President and Chief Financial Officer included business unit strategic objectives tied to our four-year long-term strategy (the "fiscal 2013 strategic plan"), which is described in more detail after the next table. For fiscal 2010, each was assigned four goals that accounted for the percentages of his aggregate bonus opportunity target indicated below. These qualitative performance goals were specifically designed to incentivize each Group President and the Executive Vice President and Chief Financial Officer to accomplish the following objectives in fiscal 2010:

  (a) Strategy Alignment and Deployment—weighted 3.5% for the Group Presidents and 7% for the Executive Vice President and Chief Financial Officer—Communicate the corporate strategy throughout his respective business unit/function and drive the top priority action items for his respective business unit/function, as defined by the fiscal 2013 strategic plan;

  (b) Organization Integration—weighted 3.5% for the Group Presidents and 7% for the Executive Vice President and Chief Financial Officer—Be a positive change agent, through leadership and effective management of employees in his business unit/function, to create a more integrated and collaborative organization which better exploits scale and better leverages best practices between brands, regions and functions and puts the consumer first.

  (c) Fiscal 2010 Priority for Business Unit/Function—weighted 6% for the Group Presidents and 12% for the Executive Vice President and Chief Financial Officer—Define uniquely relevant strategies with cascading choices for his particular business unit or function that are consistent with the fiscal 2013 strategic plan; and

  (d) Cost and Productivity Improvement—weighted 7% for the Group Presidents and 14% for the Executive Vice President and Chief Financial Officer—Collaborate with the brands, regions and functions outside his particular business unit or function on all transformational activities in the cost and productivity improvement elements of the fiscal 2013 strategic plan (as outlined above) and deliver specific savings assigned to his business unit or function.

        After the end of fiscal 2010, the Executive Chairman, President and Chief Executive Officer and Executive Vice President—Global Human Resources, with appropriate input from other employees of the Company, reviewed the actions taken by each Group President and the Executive Vice President and Chief Financial Officer. It was determined that each took the requisite actions necessary in respect of each goal to achieve or exceed his individual performance goals and such achievement was confirmed by the Compensation Committee in its business judgment.

        For each Named Executive Officer, the calculation of his Business Unit Multiplier (expressed as the weighted payout %) is as follows:

	William P. Lauder		Fabrizio Freda		John Demsey		Cedric Prouvé		Richard W. Kunes
	% of Oppty (at Target)	Actual (weighted payout %)	% of Oppty (at Target)	Actual (weighted payout %)	% of Target	Actual (weighted payout %)	% of Target	Actual (weighted payout %)	% of Target	Actual (weighted payout %)
Global Brands Weighted Average	60%	60.3%	60%	60.3%	10%	10.1%	10%	10.1%	35%	35.2%
Regions Weighted Average	30%	30.1%	30%	30.1%	5%	5.0%	5%	5.0%	15%	15.1%
Functions Average	10%	11.9%	10%	11.9%	5%	6.0%	5%	6.0%	10%	11.9%
Business Unit Strategic Objectives					20%	24.0%	20%	24.0%	40%	49.3%
Division Net Sales(1)					25%	28.4%	25%	28.5%
Division NOP Margin(1)					25%	31.2%	25%	30.4%
Division Days to Sell					10%	7.7%	10%	12.4%
Business Unit Multiplier	100%	102.4%	100%	102.4%	100%	112.4%	100%	116.4%	100%	111.5%

(1)
Net sales are calculated at budgeted exchange rates at the time the target was set. Measurement of performance is subject to certain automatic adjustments described in this section of the Compensation Discussion and Analysis.

        For more information about the potential bonus opportunities awarded to our Named Executive Officers for fiscal 2010 and the actual payouts made in respect of fiscal 2010 performance, see "Grants of Plan-Based Awards in Fiscal 2010" and "Summary Compensation Table."

        As noted above, fiscal 2010 was the first full year of our fiscal 2013 strategic plan. The goals of the plan at the start of fiscal 2010 were to:

  1.
  Gain share by growing sales at least one percent ahead of global prestige beauty annually;

  2.
  Derive more than 60% of sales from outside the United States;

  3.
  Strive for annual improvement in operating margin, with a goal of 12% to 13% by fiscal 2013;

  4.
  Create a substantial increase in return on invested capital, reaching 19% to 20% by fiscal 2013, and

  5.
  Reduce inventory days 15% to 20%, to 145 to 150 days, by the end of fiscal 2013.

        At the start of fiscal 2010, key elements of focus in the fiscal 2013 strategic plan included:

  •
  Strengthening Product Categories—Improve category mix by shifting towards higher gross margin categories with greater global growth potential such as luxury skin care, particularly in the Asia/Pacific region;

  •
  Strengthening and Expanding Geographic Presence—Grow share profitably in large, image-building cities within core markets and in emerging markets;

  •
  Strengthening and Diversifying Channels—Restoring profitable growth in traditional channels such as North American department stores and European perfumeries and pharmacies and department stores in Asia, while accentuating our makeup and skin care categories to boost our travel retail business and continuing efforts to grow online; and

  •
  Optimizing the Portfolio—Focusing on improving margins and share in our distribution channels, re-energizing certain brands through introduction of products that feature advances in research and technology, while investing in initiatives to incubate and develop next generation products and brands, as well as evaluating the viability of certain existing brands and products and leveraging our regional organizations to increase effectiveness and efficiencies while utilizing strategic partnerships, alliances and licensing to build scale.

        In addition, at the start of fiscal 2010, we planned to achieve the fiscal 2013 strategic plan goals by:

  •
  Putting the consumer first;

  •
  Investing in the Company's unique creativity and innovation capabilities;

  •
  Leveraging scale where it matters most;

  •
  Developing capabilities to customize to regional and local needs;

  •
  Driving out non value-added costs, reduce inventory, improve productivity and increase financial discipline; and

  •
  Building a highly interdependent organization focused on superior creativity, operational excellence, and continuous learning.

Long-Term Equity-Based Compensation

        General.     We consider equity-based compensation awarded under our Amended and Restated Fiscal 2002 Share Incentive Plan to be of key importance in aligning executives with our long-term goals and rewarding them for performance. The awards also provide an incentive for continued employment with us. Each year since fiscal 2006, we have granted to certain executive officers a combination of stock options, RSUs and PSUs. However, since fiscal 2000, no grants of any equity-based compensation have been made to Leonard A. Lauder, Ronald S. Lauder or Evelyn H. Lauder. The Stock Plan Subcommittee typically makes equity-based compensation awards to our executive officers at its regularly scheduled meeting during the first quarter of the fiscal year. There is no relationship between the timing of the granting of equity-based awards and our release of material non-public information.

        The actual amounts and allocation of equity-based compensation granted to the named executive officers reflects the business judgment of the Stock Plan Subcommittee after consultation with its executive compensation consultant and our senior management. As with each other element of compensation, and compensation overall, the Stock Plan Subcommittee (or the Compensation Committee for non-equity-based compensation), its executive compensation consultant, and management and its consultant, take into account the level of responsibility of the particular executive officer, internal pay equity and what needs to be paid from a competitive standpoint to attract and retain key executive talent. They also consider applicable employment agreements and our desire to shift toward more equity-based compensation as a percent of the total mix of compensation. While the Subcommittee and our senior management review the components of total direct compensation with the assistance of their consultants, they first analyze, for each type of position in the executive officer group, total direct compensation to gauge the extent to which it is broadly aligned with that of our executive compensation peer group. The Subcommittee and our senior management then review the elements of compensation (i.e. base salary, annual cash incentive bonus opportunities and medium and long-term equity-based compensation opportunities) and work towards a mix of these elements as a percentage of total direct compensation that is more performance-oriented and is reasonable when compared with the peer group given our belief that executive officers should have a greater percentage of their compensation in the form of variable shorter and longer-termed incentive compensation. The equity-based elements also serve as a retention mechanism and to help executive officers acquire sufficient shares of Class A Common Stock to satisfy the executive stock ownership guidelines. Excluding additional RSUs granted in fiscal 2010 and described below, the allocation among the different types of awards in fiscal 2010—50% stock options, 25% PSUs (at target level) and 25% RSUs—reflects, in the business judgment of the Subcommittee, a balance among motivating the executive officers, rewarding performance, mitigating risk and helping the executive officers increase their equity ownership. No specific weightings were used to determine the specific amounts or the total mix of the equity-based compensation. As with the amount of equity-based compensation granted, the allocation amongst the alternative equity-based compensation vehicles are compared with practices of the peer group companies (noted below) to make sure they are competitive and appropriate.

        Stock Options.     Stock options typically represent about 50% of the grant date fair value of the equity-based compensation granted to such executive officers. We believe that stock options are performance-based because the exercise price is equal to the closing price of the underlying Class A Common Stock on the date the option is granted. Despite the value attributed on grant for accounting purposes, value is realized by the executive officer only to the extent that the stock price exceeds such price during the period in which the executive officer is entitled to exercise the options and he or she exercises them. The ability to exercise the options is limited by our "Policy on Avoidance of Insider Trading" described below. Options granted to our executive officers generally become exercisable in equal installments approximately 16 months, 28 months and 40 months after the date of grant.

        Performance Share Units.     We have granted PSUs to certain of our executive officers. PSUs typically represent approximately 25% of the equity-based compensation granted to such executive officers. The PSUs are generally rights to receive shares of our Class A Common Stock if certain company-wide performance criteria are achieved during a three-year performance period. PSUs are expressed in terms of opportunities. Each opportunity is based on particular business criteria that are considered important in achieving our overall financial goals. The Stock Plan Subcommittee establishes the performance target for each opportunity during the period ending prior to one quarter of the performance period elapsing. Each opportunity is expressed in shares to be paid out if performance equals 100% of the target. The aggregate amount of a PSU represents the aggregate payout if the performance of all opportunities equal 100% of the related target performances. Additional amounts are paid out under a particular opportunity if the performance associated with such opportunity exceeds 100% of the target up to a maximum set by the Stock Plan Subcommittee. Partial payouts may be made provided a significant portion of the target has been achieved. Failure to achieve the pre-established minimum threshold amount would result in no payout being made under the opportunity. Measurement of performance is subject to certain automatic adjustments, such as changes in accounting principles, the impact of discontinued operations and non-recurring income or expenses. Such automatic adjustments included the unplanned impact of foreign currency changes and returns and charges associated with restructuring activities in fiscal 2009 and 2010. The targets for the PSU opportunities and corresponding payouts for PSUs granted in fiscal 2008 for the three-year period ended June 30, 2010 were based on compound annual growth rates ("CAGR") in company-wide net sales and earnings per share as follows:

	Fiscal 2008 through Fiscal 2010 Target(1)
		Threshold		Target		Maximum		Actual Performance
		% of Target	Payout (% of Oppty)	% of Target	Payout (% of Oppty)	% of Target	Payout (% of Oppty)	% of Target	Payout (% of Oppty)
Net Sales (CAGR)	7.2%	90%	50%	100%	100%	110%	150%	89.5%	0%
Diluted Net Earnings Per Share from Continuing Operations (CAGR)	10%	85%	50%	100%	100%	115%	150%	100.6%	102.0%

(1)
Net sales are calculated at budgeted exchange rates at the time the target was set. Measurement of performance is subject to certain automatic adjustments described in this section of the Compensation Discussion and Analysis.

        The targets for the PSU opportunities and corresponding payouts for PSUs granted in fiscal 2010 for the three-year period ending June 30, 2012 are based on CAGR in company-wide net sales, earnings per share and ROIC as follows:

	Fiscal 2010 through Fiscal 2012 Target(1)
		Threshold		Target		Maximum
		% of Target	Payout (% of Oppty)	% of Target	Payout (% of Oppty)	% of Target	Payout (% of Oppty)
Net Sales (CAGR)	3.6%	90%	50%	100%	100%	110%	150%
Diluted Net Earnings Per Share from Continuing Operations (CAGR)	23.5%	85%	50%	100%	100%	115%	150%
ROIC (CAGR)	16.8%	85%	50%	100%	100%	115%	150%

(1)
Net sales are calculated at budgeted exchange rates at the time the target was set. Measurement of performance is subject to certain automatic adjustments described in this section of the Compensation Discussion and Analysis.

        For the PSUs that were paid out after the end of fiscal 2010, where actual performance was below threshold (i.e. for net sales (CAGR) goal), no payouts were made. For the goal related to diluted net earnings per common share from continuing operations (CAGR), the payout was calculated mathematically using the threshold level of performance (measured in terms of the diluted net earnings per common shares from continuing operations in fiscal 2010, the final fiscal year of the performance period) and associated payout as a base. In this case, each 0.1% increase in performance over the threshold resulted in a 0.5% increase in associated payout up to the target performance level and associated payout.

        In fiscal 2010, each PSU grant was comprised of three separate opportunities—achievement of company-wide net sales, earnings per share and ROIC goals—in each case for the three years ending June 30, 2012. The goals were based on a strategic plan which includes our goals for growth in net sales, earnings per share and ROIC. The plan was developed with reference to our fiscal 2013 strategic plan and the conditions that existed at the start of fiscal 2010. We believe the targets when they were set were reasonably aggressive. For the fiscal 2010 PSUs, each opportunity accounted for one third of the total target opportunities. Under ordinary circumstances, payouts for an opportunity only will be made if performance exceeds the pre-established minimum threshold for such opportunity. At the threshold level of performance for the opportunity, the payout would be 50% of the target opportunity. At or above maximum performance target, the payout would be 150% of the target opportunity.

        Restricted Stock Units.     RSUs are the right to receive shares of our Class A Common Stock over a period of time and typically represent approximately 25% of the annual grant of equity-based compensation to certain of our executive officers. RSUs are granted to executive officers to serve as a retention mechanism and to help them build their equity ownership in the Company. RSUs are also intended to help executive officers acquire sufficient shares of Class A Common Stock to satisfy the executive stock ownership guidelines introduced in fiscal 2007.

        The RSUs granted to executive officers in fiscal 2010 generally vest ratably in thirds on November 1, 2010, October 31, 2011 and October 31, 2012 (or the first day thereafter that shares may be traded under our Policy on Avoidance of Insider Trading).

        In addition to the normal annual grant, the Subcommittee granted RSUs to executive officers in connection with discretionary bonuses after the end of fiscal 2009. These RSUs generally vest 30% on November 1, 2010 and 70% on October 31, 2011.

        In addition, a special grant of RSUs with an aggregate value on the date of grant of $4 million was made to Fabrizio Freda on July 1, 2009, his first day as President and Chief Executive Officer of the Company. One third of the special grant of RSUs vested on July 1, 2010, and the rest will vest ratably on July 1, 2011 and July 2, 2012.

Peer Group and Compensation Consultant

        We consider the compensation practices of a peer group of companies for the purpose of determining the competitiveness of our total compensation and various elements, but we do not target a specific percentile. The peer group used for compensation in fiscal 2010 was adopted a few years ago and includes:

• Alberto-Culver • Avon Products • Clorox Co. • Colgate-Palmolive • Elizabeth Arden • Gap • International Flavors & Fragrances • Jones Apparel Group	• Limited Brands • Liz Claiborne • Nike • PepsiCo • Polo Ralph Lauren • Revlon • Starbucks • Tiffany & Co.

        The Compensation Committee periodically reviews the peer group. Near the end of fiscal 2010, the Committee decided to add Procter & Gamble and Johnson & Johnson to the peer group and remove Nike, Liz Claiborne and Jones Apparel. The changes to the peer group reflect changes in the market in which we compete for executive talent. The Committee refers to the peer group data when considering compensation levels and the allocation of compensation elements for employment agreements with executive officers.

        Until September 2009, a small group of consultants within Mercer, Inc. ("Mercer") had served as the Compensation Committee's executive compensation consultant for a number of years. In September 2009, members of the group left Mercer and formed Compensation Advisory Partners ("CAP"), which is now the firm engaged by, and reporting directly to, the Compensation Committee. While at Mercer, the group was engaged by, and reported directly to, the Committee without input from management. The consultants, when they were at Mercer and now at CAP, work with the Committee (including the Subcommittee) and management and, among other things, provide advice regarding compensation structures generally and competitive compensation data and review for the Committee and/or Subcommittee information prepared by management. All of the decisions with respect to determining the amount or form of executive compensation under the Company's executive compensation programs are made by the Committee or Subcommittee alone and may reflect factors and considerations other than the information and advice provided by the consultants. The Committee periodically undertakes a comprehensive review of our compensation programs. During fiscal 2009, the Committee and Subcommittee considered improvements to the programs for fiscal 2010 to make them more consistent with the fiscal 2013 strategy. The Committee had been aware that during the engagement of Mercer other consultants and employees within Mercer and its affiliates provided a range of consulting and other services to us. Neither the Committee nor the Board of Directors approved the additional services, which related to global pension actuarial and investment services, global retirement plan and compensation consulting services and insurance brokerage services. For fiscal 2010, fees paid to Mercer for executive compensation consulting services amounted to $40,000. No fees were paid for director compensation services. Fees paid to Mercer and its affiliates for other services amounted to $4.1 million. As previously noted, the Committee and Subcommittee are no longer using Mercer as a consultant.

        In order to supplement its internal resources and to help the Committee and Subcommittee as necessary, the Company has engaged a separate consultant, Towers Watson, to assist with compensation matters in general and with executive compensation as well.

Role of Executive Officers

        As noted above, executive compensation is set by the Compensation Committee and Stock Plan Subcommittee. In performing this function, the Committee and Subcommittee rely on the Executive Chairman, President and Chief Executive Officer and the Executive Vice President—Global Human Resources (the "EVP HR") to provide information regarding the executive officers, the executive officers' roles and responsibilities and the general performance of the Company, the executive officers and the various business units that they manage. The three executive officers providing support take directions from and bring suggestions to the Compensation Committee and Stock Plan Subcommittee. They suggest performance measures and targets for each of the executive officers under the Executive Annual Incentive Plan and for PSUs. They also make suggestions regarding terms of employment agreements. The final decisions regarding salaries, bonuses (including measures, targets and amounts to be paid), equity grants and other compensation matters related to executive officers are made by the Compensation Committee or Stock Plan Subcommittee, as the case may be. The EVP HR and her staff work with the Executive Vice President and General Counsel and her staff as well as CAP, Towers Watson and outside counsel in this context.

Other Benefits and Perquisites

        Benefits.     We determine benefits for executive officers by the same criteria applicable to the general employee population in the location where the executive officer is situated. In general, benefits are designed to provide protection to the executive and/or his or her family in the event of illness, disability or death and to provide reasonable levels of income upon retirement. The benefits are important in attracting and retaining employees and to alleviate distractions that may arise relating to health care, retirement and similar issues.

        Perquisites.     We provide limited perquisites to our executive officers under our Executive Perquisite Plan and our Executive Automobile Program. The perquisites include (a) an annual perquisite allowance of $20,000 for the Executive Chairman and the President and Chief Executive Officer and $15,000 for the other executive officers (other than the Lauders), (b) personal use of a company car (or cash in lieu of a company car), (c) financial counseling costs up to $5,000 per year and (d) spousal or home leave travel. On occasion, we will provide expense reimbursements relating to relocations, as we did for Mr. Freda in fiscal 2008. We believe these perquisite programs help to attract and retain executive officers and are more cost-effective to us than providing additional salary to the executive officers because the perquisite amounts are not included in calculating pension benefits.

Post-Termination Compensation

        Retirement Plans.     We provide retirement benefits to our employees in the United States, which cover executive officers under the Estée Lauder Companies Retirement Growth Account

Plan (the "RGA Plan"), the related Estée Lauder Inc. Benefits Restoration Plan (the "Restoration Plan"), and the Estée Lauder Companies 401(k) Savings Plan. Executive officers who have worked for our subsidiaries outside the United States may also be covered under plans covering such employees. As with other benefits, the retirement plans are intended to enable us to attract and retain employees. The plans provide employees, including the executive officers, with an opportunity to plan for future financial needs during retirement. For a more detailed discussion on the retirement plans, see "Pension Benefits" beginning on page 62.

        In addition, certain executive officers, such as Mr. Freda, who joined us mid-career or who forfeited certain retirement benefits from their former employers to join us, have been provided with non-qualified supplemental pension arrangements. In addition, we agreed to provide for Mr. Prouvé to continue his participation in the applicable French National Social Security and supplementary regimes. However, this and other expatriate-type allowances that have been provided to Mr. Prouvé are being phased out through fiscal 2011 by means of a transition allowance.

        Deferred Compensation.     We currently allow executive officers to defer a portion of their annual bonus. Under the terms of their employment agreements and the Executive Annual Incentive Plan, each of the Named Executive Officers may elect to defer all or part of his incentive bonus compensation, subject to the requirements of Section 409A of the Internal Revenue Code ("Section 409A"). The ability to defer is provided to participating executive officers as a way to assist them in saving for future financial needs with relatively little cost to us. The amounts deferred are a general obligation of ours and the cash that is not paid currently may be used by us for our general corporate purposes. For a more detailed discussion on deferred compensation, see the "Nonqualified Deferred Compensation in Fiscal 2010 and at June 30, 2010" table and the accompanying narrative on page 64.

        Potential Payments upon Termination of Employment.     As discussed in more detail under "Potential Payments upon Termination or Change of Control" beginning on page 65, the Named Executive Officer's employment agreements provide for certain payments and other benefits in the event their employment is terminated under certain circumstances, such as disability, death, termination by us without cause, termination by us for material breach and non-renewals of their employment arrangement, or termination by the executive officer for "good reason" following a "change of control."

        In view of the Lauder family's ownership of shares with over 87% of the voting power, they have the ability to determine whether our company will undergo a "change of control." In order to protect the interests of the executive officers and to keep them involved and motivated during any process that may result in a "change of control," certain of our outstanding equity compensation agreements contain provisions that accelerate vesting or may accelerate exercisability of equity-based awards upon a "change of control." However, under our employment agreements with our executive officers and in stock option and RSU agreements for grants made in fiscal 2011, the executive officers will receive severance benefits (or acceleration of benefits) after a "change of control" only if we terminate the executive officer or the executive officer terminates his or her employment for "good reason."

        We place great value on the long-term commitment that many executive officers have made to us. In addition to recognizing the service they have provided during their tenure, we attempt to motivate them to act in a manner that will provide longer-term benefits to us even as they approach retirement. In this regard, stock options, RSUs and PSUs granted to executive officers who are retirement-eligible contain provisions that allow the executive officers to continue to participate in the longer-term success of the business following retirement. For example, stock options become immediately exercisable upon retirement and are exercisable for the remainder of their ten-year terms. In addition, to the extent the performance is achieved, a retiree's PSUs will vest in accordance with the original vesting schedule.

Tax Compliance Policy

        We are aware of the limitations on deductibility for income tax purposes of certain compensation in excess of $1 million per year paid to our most highly compensated executive officers under Section 162(m). While significant portions of the compensation program as it applied to such persons in fiscal 2010 were designed to take advantage of exceptions to Section 162(m), such as the "performance-based" exception for annual bonuses, PSUs and stock options, certain non-deductible compensation, such as the RSUs, was authorized.

Tax and Accounting Implications of Each Form of Compensation

        Salary is expensed when earned. Amounts are tax deductible, except for certain annual payments over $1 million to the Chief Executive Officer and the three highest paid executive officers other than the Chief Executive Officer (collectively, the "Covered Executives").

        Annual bonuses under the Executive Annual Incentive Plan are expensed during the year in which performance is being measured. Bonuses paid out under the Executive Annual Incentive Plan are tax deductible.

        Stock options are expensed at grant date fair value over the requisite service period. Outstanding options have been granted pursuant to stockholder-approved plans, and are therefore deductible for tax purposes under Section 162(m). The deduction is taken by us in the tax year in which the option is exercised and the deductible amount per share is equal to the spread between the option exercise price and the price of the stock at the time of exercise.

        PSUs are expensed at grant date fair value over the applicable performance period. Outstanding performance share units have been granted pursuant to a stockholder-approved plan, and are therefore deductible for income tax purposes under Section 162(m).

        RSUs are expensed at grant date fair value over the requisite service period. RSUs are tax deductible in the tax year when the shares are paid out except when payouts are made to a person who is a Covered Executive at the time of payout to the extent such Covered Executive's compensation exceeds the Section 162(m) limitations. Non-deductible restricted stock units were paid out in fiscal 2010.

Executive Stock Ownership Guidelines

        In fiscal 2007, we adopted stock ownership guidelines for our executive officers. The guidelines were adopted in part to increase our executive officers' direct stockholdings to better align their interests with those of our stockholders. Each executive officer has five years to meet his or her target. Targets are tiered depending on an executive officer's position and are expressed as multiples of annual salary: 2.5 times for the Executive Chairman and the President and Chief Executive Officer; 1.5 times for Group Presidents and 1.0 times for other executive officers. The Lauders, who are executive officers, exceed the guidelines applicable to them. Shares held directly by the executive officer or by his or her family members or in controlled entities and shares underlying vested and unvested restricted stock units are included in determining the value of the shares held.

Policy on Avoidance of Insider Trading

        Our executive officers, as well as members of our Board of Directors, and employees at senior levels and in sensitive areas throughout our organization, are subject to our policy on avoidance of insider trading. Under this policy, such people are prohibited from buying or selling shares of our stock during regular and special blackout periods. This also applies to the exercise of stock options and sale of the underlying shares. Moreover, prior to any trade, executive officers, directors and such employees must obtain preclearance from our Legal Department.

        We do not restrict pledges of securities but require that pledges of securities be precleared by our Legal Department. While shares of our stock held in brokerage margin accounts can be considered to be "pledged," we do not consider margin accounts to be subject to our preclearance policy.

Recoupment Policy

        In September 2010, the Compensation Committee and Stock Plan Subcommittee adopted an executive compensation recoupment policy, also known as a "clawback," that applies to any annual and long-term incentive compensation (whether in the form of stock options or paid or payable in cash or equity) and RSUs awarded to executive officers. Under the policy, recoupment would apply in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the applicable securities laws. Recoupment would apply to any current or former executive officer who received incentive compensation within the three-year period prior to the restatement and the amount to be recouped would be the amount in excess of what the executive officer would have been paid under the restatement.

        In addition to the policy described above, the Amended and Restated Fiscal 2002 Share Incentive Plan provides for forfeiture of awards in the event that after termination of employment a participant (which includes individuals who are not executive officers) competes with or otherwise conducts herself or himself in a manner adversely affecting the Company.

Compensation Committee and Stock Plan Subcommittee Report

        The Compensation Committee and the Stock Plan Subcommittee have reviewed and discussed with management the foregoing Compensation Discussion and Analysis in this Proxy Statement on Schedule 14A. Based on such review and discussions, the Compensation Committee and the Stock Plan Subcommittee have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company's Annual Report on Form 10-K for the year ended June 30, 2010.

Compensation Committee Richard D. Parsons (Chair) Rose Marie Bravo Paul Fribourg Barry S. Sternlicht	Stock Plan Subcommittee Rose Marie Bravo Paul Fribourg Barry S. Sternlicht

Summary Compensation Table

                The following table, footnotes and narratives describe the compensation during the past three fiscal years for (a) our Chief Executive Officer, (b) our Chief Financial Officer and (c) our four other most highly compensated executive officers in our fiscal year ended June 30, 2010 ("fiscal 2010"). The fiscal year ended June 30, 2009 is referred to as "fiscal 2009" and the fiscal year ended June 30, 2008 is referred to as "fiscal 2008."

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
William P. Lauder,	2010	$1,500,000	$0	$1,825,000	$978,718	$3,648,950	$470,977	$65,514	$8,489,159
Executive Chairman	2009	1,500,000	825,000	2,769,032	2,703,000	150,000	312,107	90,264	8,349,403
	2008	1,500,000	0	2,213,990	2,242,500	3,074,500	96,251	63,623	9,190,864
Fabrizio Freda,	2010	1,500,000	0	6,687,527	1,957,447	3,648,950	496,243	81,875	14,372,042
President and Chief	2009	1,300,000	687,500	3,230,448	3,153,500	125,000	495,310	453,640	9,445,398
Executive Officer	2008	433,333	1,833,333	0	0	0	164,383	329,467	2,760,516
John Demsey,	2010	1,000,000	0	1,041,647	745,200	2,671,900	272,497	50,014	5,781,258
Group President	2009	1,000,000	244,475	1,153,702	1,126,250	711,050	192,872	51,400	4,479,749
	2008	1,000,000	0	922,538	934,375	1,648,600	86,776	50,074	4,642,363
Cedric Prouvé,	2010	1,000,000	0	928,651	745,200	2,076,000	200,853	348,825	5,299,529
Group President-	2009	1,000,000	131,500	1,153,702	1,126,250	637,000	130,492	410,930	4,589,874
International	2008	1,000,000	0	737,996	747,500	1,330,000	65,786	217,835	4,099,117
Richard W. Kunes,	2010	870,000	0	813,122	662,400	927,600	160,416	45,908	3,479,446
Executive Vice	2009	870,000	122,500	923,046	901,000	175,000	126,802	21,262	3,139,610
President and Chief	2008	835,000	0	737,996	747,500	686,300	65,574	17,600	3,089,970
Financial Officer

(1)
Mr. W. Lauder has been our Executive Chairman since July 1, 2009, and prior thereto was Chief Executive Officer. Fabrizio Freda has been our President and Chief Operating Officer since July 1, 2009. He joined the company on March 3, 2008, as President and Chief Operating Officer.

(2)
Amounts in fiscal 2009, reflect discretionary bonuses paid to the executive officers in September 2009. The amounts do not reflect restricted stock units granted in September 2009 as part of discretionary bonuses for fiscal 2009 to the continuing executive officers in respect of 24,495 shares of Class A Common Stock to Mr. W. Lauder, 20,413 shares to Mr. Freda, 7,259 shares to Mr. Demsey, 3,904 shares to Mr. Prouvé and 3,637 shares to Mr. Kunes. Expenses associated with such grants are disclosed in the "Stock Awards" column for fiscal 2010. Amounts for Mr. Freda in fiscal 2008 reflect a $1 million sign-on bonus upon his start with the Company and $833,333 as a bonus paid with other fiscal 2008 bonuses pursuant to his agreement to join the Company.

(3)
Amounts represent the aggregate grant date fair value of RSUs and PSUs granted in the respective fiscal year computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standard Codification Topic 718, Compensation—Stock Compensation. Amounts shown disregard estimates of forfeitures related to service-based vesting conditions and were calculated based on the closing price of our Class A Common Stock on the NYSE on the date of grant, which was $42.58 on September 21, 2007, $52.83 on September 11, 2008, $33.50 on July 1, 2009, $34.00 on September 2, 2009 and $33.68 on September 3, 2009. For awards subject to performance conditions (i.e. PSUs), the amount included was calculated based on the probable (e.g., likely) outcome with respect to satisfaction of the performance conditions at the date of grant, which is the target payout, consistent with the recognition criteria in FASB ASC Topic 718 (excluding the effect of estimated forfeitures). The maximum potential value of PSUs (assuming the grant date stock price) awarded at the date of grant for fiscal 2010, 2009 and 2008, respectively, were as follows: Mr. Lauder $750,006, $2,076,800 and $1,660,492; Mr. Freda $1,500,012, $2,422,837 and $0; Mr. Demsey $597,890, $865,276 and $691,925; Mr. Prouvé $597,890, $865,303 and $553,497;

  and Mr. Kunes $531,488, $692,284 and $553,497. The payout of PSUs could be as low as zero depending on performance over the relevant period and the value of any payout will depend on the stock price at the time of payout. For a description of the performance criteria applicable to the PSUs, see "Compensation Discussion and Analysis—Elements of Compensation; Allocation—Long-Term Equity-Based Compensation—Performance Share Units."

(4)
Amounts represent aggregate grant date fair value of stock options granted in the respective fiscal year to the Named Executive Officers computed in accordance with FASB Accounting Standard Codification Topic 718, Compensation—Stock Compensation. Amounts shown disregard estimates of forfeitures related to service-based vesting conditions. The fair-market values of stock options granted were calculated using the Black-Scholes options pricing model based on the following assumptions:

Date of Grant	Expected Volatility	Expected Term to Exercise	Dividend Yield	Risk-Free Interest Rate
Sep. 2, 2009	30%	9	2.0%	3.3%
Sep. 11, 2008	28%	8	1.2%	3.5%
Sep. 21, 2007	24%	9	1.2%	4.6%

  The expected volatility assumption is a combination of both current and historical implied volatilities of the underlying stock which are obtained from public data and sources. See "Grants of Plan-Based Awards" for information about option awards granted in fiscal 2010 and "Outstanding Equity Awards at June 30, 2010" for information with respect to options outstanding at June 30, 2010. The actual value, if any, realized by an executive officer from any option will depend on the extent to which the market value of our Class A Common Stock exceeds the exercise price of the option on the date the option is exercised. Accordingly, there is no assurance that the value realized by an executive officer will be at or near the amounts set forth in the table. These amounts should not be used to predict stock performance.

(5)
The amounts represent the amounts paid in respect of each fiscal year under our Executive Annual Incentive Plan. See "Grants of Plan-Based Awards" for the potential payouts to which the executive was entitled depending on the outcome of the performance criteria. For a description of the performance criteria, see "Compensation Discussion and Analysis—Elements of Compensation; Allocation—Annual Incentive Bonuses."

(6)
The amounts represent the aggregate change in each fiscal year in the actuarial present value of each Named Executive Officer's accumulated pension benefits under the RGA Plan and the Restoration Plan, to the extent the Named Executive Officer participates. There was no above market portion of interest earned during fiscal 2010, 2009 and 2008 on the deferred compensation balances maintained for Messrs. W. Lauder and Kunes, who are the only Named Executive Officers with such balances. See "Nonqualified Deferred Compensation in Fiscal 2010 and at June 30, 2010" and the related discussion for a description of our deferred compensation arrangements applicable to executive officers. For Mr. Freda, the amount represents a supplemental deferral intended to replicate pension benefits foregone at his former employer plus earnings on such deferral. See "Pension Benefits" below.

(7)
Amounts reported for fiscal 2010, fiscal 2009 and fiscal 2008, respectively, are as follows: (i) matching contributions made on behalf of the executives pursuant to the 401(k) Savings Plan: Mr. W. Lauder, $9,800, $9,720 and $9,200; Mr. Demsey, $9,800, $9,800 and $9,200; Mr. Prouvé, $9,425, $9,800 and $9,200; and Mr. Kunes, $9,800, $9,800 and $9,200; (ii) Company-paid premiums for additional executive life insurance coverage: Mr. W. Lauder $44,277, $3,900 and $3,900; Mr. Freda, $15,900, $15,900 and $15,900; Mr. Demsey, $14,300, $14,300 and $8,300; Mr. Prouvé, $3,600, $3,600 and $3,600; and Mr. Kunes, $4,900, $4,900 and $4,900; (iii) Company-paid premiums for an insurance policy that replicates French state pension benefits for Mr. Prouvé for years of service in the United States of $0, $0 and $42,629; (iv) cash in lieu of perquisites as follows: Mr. W. Lauder, $0, $20,000 and

  $20,000; Mr. Freda, $32,761, $15,000 and $0; Mr. Demsey, $15,000, $15,000 and $15,874; Mr. Prouvé, $15,000, $14,815 and $18,580; and Mr. Kunes, $15,000, $0 and $0; (v) financial counseling as follows: Mr. W. Lauder, $5,000, $5,000 and $0; Mr. Freda, $5,000, $5,000 and $5,000; Mr. Demsey, $3,500, $3,500 and $3,500; Mr. Prouvé, $3,500, $3,500 and $3,500; and Mr. Kunes, $5,000, $3,500 and $3,500; (vi) personal use of Company leased auto or auto allowance as follows: Mr. W. Lauder, $6,437, $8,097 and $3,337; Mr. Freda, $4,400, $13,200 and $4,400; Mr. Demsey, $7,414, $8,800 and $13,200; Mr. Prouvé, $0, $0 and $11,000; and Mr. Kunes, $11,208, $3,062 and $0; (vii) companion or home leave travel as follows: Mr. Freda, $15,922, $0 and $0; and Mr. Prouvé, $0, $61,915 and $60,695; (viii) reimbursement for children's tuition and taxes thereon relating to relocation as follows: Mr. Prouvé, $0, $0 and $68,631; (ix) transitional payment to Mr. Prouvé in lieu of expatriate allowances of $317,300, $317,300 and $0; and (x) expenses related to Mr. Freda's relocation to the United States, including temporary living expenses, travel, electrical appliances, shipment of household goods and the related tax gross up payment in the amounts of $7,892, $404,540 and $304,167. In addition, with respect to Mr. W. Lauder, in fiscal 2005, we instituted a flight safety policy, which provides that our Chairman of the Board of Directors and our Chief Executive Officer should not fly together for any reason. One effect of the policy was to increase the costs of certain non-business trips for Mr. W. Lauder. In order to remedy this, we allowed Mr. W. Lauder to use Company-provided aircraft for non-business trips where it was necessary to comply with the flight safety policy at an incremental cost to us of $43,547 in fiscal 2009 and $27,186 in fiscal 2008. We also make available to our employees, including the Named Executive Officers, the ability to obtain a limited amount of our products for free or at a discount. The incremental cost of the free product program to us did not exceed $1,000 in any fiscal year for any of the Named Executive Officers. The sales of product to employees at a discount are profitable for us.

Employment Agreements

        In "Compensation Discussion and Analysis," we describe our considerations in determining fiscal 2010 compensation for Named Executive Officers. The material terms of each Named Executive Officer's employment agreement are described below:

        William P. Lauder.     Mr. W. Lauder's compensation in fiscal 2010 was paid pursuant to an employment agreement providing for his continued employment as our President and Chief Executive Officer through March 2, 2008 and thereafter as Chief Executive Officer through June 30, 2010, unless earlier terminated. In connection with Fabrizio Freda becoming Chief Executive Officer as of July 1, 2009, Mr. W. Lauder's agreement was amended to provide that he would be Executive Chairman through June 30, 2010. Under the agreement, Mr. W. Lauder was entitled to receive a base salary of not less than $1.5 million per annum and would be eligible for aggregate target annual incentive bonus compensation of $3 million for each year of the agreement. Through June 30, 2009, Mr. W. Lauder received annual stock-based awards under our Amended and Restated Fiscal 2002 Share Incentive Plan (or a successor plan) (our "Share Incentive Plan") with a value equivalent to a grant of stock options with respect to 300,000 shares of our Class A Common Stock. In September 2007, Mr. W. Lauder was granted stock options in respect of 150,000 shares of Class A Common Stock with an exercise price of $42.58 per share, RSUs in respect of 25,998 shares of Class A Common Stock and PSUs with a target payout of 25,998 shares of Class A Common Stock. In September 2008, Mr. W. Lauder was granted stock options in respect of 150,000 shares of Class A Common Stock with an exercise price of $52.83 per share, RSUs in respect of 26,207 shares of Class A Common Stock and PSUs with a target payout of 26,207 shares of Class A Common Stock. In connection with the change in his position, we agreed to recommend to the Stock Plan Subcommittee annual stock-based awards under the Share Incentive Plan with a value equivalent at the time of grant of no less than

$2 million; provided, however, at no time was an annual grant to exceed or be in respect of more than 200,000 shares of Class A Common Stock at target performance (provided that above-target performance payouts on PSUs shall not be subject to this limitation). Accordingly, in September 2009, Mr. W. Lauder was granted stock options in respect of 88,652 shares of Class A Common Stock with an exercise price of $34.00 per share, RSUs in respect of 14,706 shares of Class A Common Stock and PSUs with a target payout of 14,706 shares of Class A Common Stock. In addition to our benefits generally available to senior executives (i.e. annual perquisite reimbursement under our Executive Perquisite Plan up to $20,000, financial counseling services up to $5,000, and participation in our Executive Automobile Program with an automobile having an acquisition value of $75,000), we will continue to provide Mr. W. Lauder additional executive life insurance with a face amount of $5 million with annual premiums paid by us. As of fiscal 2010, such insurance is being provided through a universal life insurance policy. Under a new employment agreement entered into with Mr. W. Lauder effective July 1, 2010, Mr. W. Lauder will be an employee-at-will and continue as Executive Chairman until his retirement or other termination of his employment. The agreement provides for a base salary to be set by the Compensation Committee. For fiscal 2011, his base salary was set at $1.5 million, which was the same as the prior fiscal year. His bonus opportunities and equity grants shall be determined by the Compensation Committee and Stock Plan Subcommittee, respectively. For fiscal 2011, his aggregate target incentive bonus opportunities are $3.0 million and, in September 2010, he was granted stock options in respect of 62,066 shares of Class A Common Stock with an exercise price of $58.08 per share, RSUs in respect of 10,761 shares of Class A Common Stock and PSUs with a target payout of 10,761 shares of Class A Common Stock.

        Fabrizio Freda.     During fiscal 2010, Mr. Freda was paid pursuant to an employment agreement that was entered into in November 2007 in connection with his joining the Company. The initial agreement provided for him to serve as President and Chief Operating Officer and provided a timetable for him to be elected Chief Executive Officer. The agreement was amended in March 2009 to reflect his election to that position effective July 1, 2009. The term of employment set forth in the agreement expires June 30, 2011. Through fiscal 2009, the agreement provided for a base salary of not less than $1.3 million per annum, which was increased to $1.5 million beginning in fiscal 2010. Starting in fiscal 2010, he was eligible for aggregate target annual incentive bonus compensation of no less than $3.0 million for each Contract Year (as defined below) for which the employment agreement is in effect. During fiscal 2009, Mr. Freda was eligible to receive stock-based awards under our Share Incentive Plan with a value equivalent to a grant of stock options with respect to 250,000 shares of the Company's Class A Common Stock. In addition, he was entitled to receive a one-time grant of stock-based awards under our Share Incentive Plan with a value equivalent to a grant of stock options with respect to 100,000 shares of the Company's Class A Common Stock. Accordingly, in September 2008, Mr. Freda was granted stock options in respect of 175,000 shares of Class A Common Stock with an exercise price of $52.83 per share, RSUs in respect of 30,574 shares of Class A Common Stock and PSUs with a target payout of 30,574 shares of Class A Common Stock. In connection with his promotion to Chief Executive Officer on July 1, 2009, Mr. Freda received a one-time grant of RSUs in respect of 119,403 shares of Class A Common Stock (valued at $4 million on the date of grant). In addition, for fiscal 2010 and 2011, we agreed to recommend to the Stock Plan Subcommittee annual stock-based awards under the Share Incentive Plan with a value equivalent at the time of grant of no less than $4 million with such value determined in accordance with procedures generally utilized by the Company for its financial reporting at the time of grant; provided, however, at no time shall an annual grant exceed or be in respect of more than 400,000 shares of Class A Common Stock at target performance (provided that above-target performance payouts on PSUs shall not be subject to this limitation). Accordingly, in September 2009, Mr. Freda was granted stock options in respect of 177,305 shares of Class A Common Stock with an exercise price of $34.00 per share, RSUs in respect of 29,412 shares of Class A Common Stock and PSUs with a target payout of 29,412 shares of Class A Common Stock. In September 2010, Mr. Freda was granted stock options in respect of 124,131 shares of Class A Common Stock with an exercise price of $58.08 per share, RSUs in respect of 21,522 shares of Class A Common Stock and PSUs with a target payout of 21,522 shares of Class A Common Stock. In addition to benefits generally available to senior executives (i.e. annual perquisite reimbursement under our Executive Perquisite Plan of up to $15,000 (increased to $20,000 for fiscal 2010 and 2011), financial counseling services up to $5,000, and participation in the Company's Executive Automobile Program with an automobile having an acquisition value of $50,000 (which was increased to $75,000 in March 2009)), we agreed to provide Mr. Freda additional executive term life insurance with a face amount of $5 million, travel for his spouse to accompany him on up to two (2) business-related travel itineraries per fiscal year and relocation allowances and expenses from Italy to the New York area in accordance with the Company's relocation policy. In addition, Mr. Freda is entitled to an annual supplemental deferral computed by taking the difference between $485,000 and the actual vested annual accruals and contributions made to the Company's qualified and non-qualified pension and qualified retirement savings plans on behalf of the Executive. Such deferrals are credited with interest annually at a rate per annum equal to the Citibank base rate but in no event more than 9%. Mr. Freda will also be reimbursed for relocation costs of his family from New York to Italy in the event of his termination.

        John Demsey.     Mr. Demsey's compensation in fiscal 2010 was paid pursuant to an employment agreement which provides for Mr. Demsey's employment as Group President through June 30, 2010, unless earlier terminated. Under the terms of the agreement, Mr. Demsey is entitled to receive a base salary of not less than $1.0 million per annum and will be eligible for aggregate annual target incentive bonus compensation of not less than $2.0 million for each year of the agreement. During the term of the agreement, we agreed to recommend to the Stock Plan Subcommittee annual stock-based awards under our Share Incentive Plan with a value equivalent to no less than a grant of stock options with respect to 125,000 shares of our Class A Common Stock. In September 2007, Mr. Demsey was granted stock options in respect of 62,500 shares of Class A Common Stock with an exercise price of $42.58 per share, RSUs in respect of 10,833 shares of Class A Common Stock and PSUs with a target payout of 10,833 shares of Class A Common Stock. In September 2008, Mr. Demsey was granted stock options in respect of 62,500 shares of Class A Common Stock with an exercise price of $52.83 per share, RSUs in respect of 10,919 shares of Class A Common Stock and PSUs with a target payout of 10,919 shares of Class A Common Stock. In September 2009, Mr. Demsey was granted stock options in respect of 67,500 shares of Class A Common Stock with an exercise price of $34.00 per share, RSUs in respect of 11,723 shares of Class A Common Stock and PSUs with a target payout of 11,723 shares of Class A Common Stock. In addition to the benefits generally available to our senior executives (i.e. annual perquisite reimbursement under our Executive Perquisite Plan up to $15,000, financial counseling services up to $5,000, and participation in our Executive Automobile Program with an automobile having an acquisition value of $50,000), we will continue to provide Mr. Demsey additional executive term life insurance with a face amount of $5 million with annual premiums to be paid by us. Under a new employment agreement entered into with Mr. Demsey effective July 1, 2010, Mr. Demsey will be an employee-at-will and continue as Group President until his retirement or other termination of his employment. The agreement provides for a base salary to be set by the Compensation Committee. For fiscal 2010 and 2011, his base salary was set at $1.0 million. His bonus opportunities and equity grants shall be determined by the Compensation Committee and Stock Plan Subcommittee, respectively. For fiscal 2011, his aggregate target incentive bonus opportunities are $2.3 million and, in September 2010, he was granted stock options in respect of 81,728 shares of Class A Common Stock with an exercise price of $58.08 per share, RSUs in respect of 14,170 shares of Class A Common Stock and PSUs with a target payout of 14,170 shares of Class A Common Stock. His benefits remain essentially the same as those in his prior agreement.

         Cedric Prouvé.     Mr. Prouvé's compensation in fiscal 2010 was paid pursuant to an employment agreement which provided for Mr. Prouvé's employment as Group President-International through June 30, 2011, unless earlier terminated. Under that agreement, which was amended effective as of July 1, 2009, Mr. Prouvé is entitled to a base salary of not less than $1.0 million per annum and is eligible for annual aggregate target incentive bonus compensation of not less than $1.5 million for fiscal 2009, $1.5 million for fiscal 2010 and $1.75 million for fiscal 2011. During the term of the agreement, we agreed to recommend to the Stock Plan Subcommittee annual stock-based awards under our Share Incentive Plan with a value equivalent to no less than a grant of stock options with respect to 125,000 shares of our Class A Common Stock. In September 2008, Mr. Prouvé was granted stock options in respect of 62,500 shares of Class A Common Stock with an exercise price of $52.83 per share, RSUs in respect of 10,919 shares of Class A Common Stock and PSUs with a target payout of 10,919 shares of Class A Common Stock. In September 2009, Mr. Prouvé was granted stock options in respect of 67,500 shares of Class A Common Stock with an exercise price of $34.00 per share, RSUs in respect of 11,723 shares of Class A Common Stock and PSUs with a target payout of 11,723 shares of Class A Common Stock. In September 2010, Mr. Prouvé was granted stock options in respect of 75,516 shares of Class A Common Stock with an exercise price of $58.08 per share, RSUs in respect of 13,093 shares of Class A Common Stock and PSUs with a target payout of 13,093 shares of Class A Common Stock. In addition to the benefits generally available to our senior executives (i.e. annual perquisite reimbursement under our Executive Perquisite Plan up to $15,000, financial counseling services up to $5,000, and participation in our Executive Automobile Program with an automobile having an acquisition value of $50,000), we will continue to provide Mr. Prouvé additional executive term life insurance with a face amount of $5 million with annual premiums paid by us. In addition, so long as Mr. Prouvé remains employed by the Company, we shall pay to him during the term of his current agreement, an amount equal to $317,300 per year as final expatriate allowances (including reimbursement for taxes) relating to his move to New York at the request of the Company.

        Richard W. Kunes.     Under his employment agreement effective July 1, 2009, Mr. Kunes is an employee-at-will and he will continue as Executive Vice President and Chief Financial Officer until his retirement or other termination of his employment. The agreement provides for a base salary to be set by the Compensation Committee. For fiscal 2010 and 2011, his base salary was and is set at $870,000. His bonus opportunities and equity grants shall be determined by the Compensation Committee or Stock Plan Subcommittee. For fiscal 2010 and 2011, his aggregate target incentive bonus opportunities were and are $700,000 and $730,000, respectively. In September 2009, he was granted stock options in respect of 60,000 shares of Class A Common Stock with an exercise price of $34.00 per share, RSUs in respect of 10,421 shares of Class A Common Stock and PSUs with a target payout of 10,421 shares of Class A Common Stock. In September 2010, he was granted stock options in respect of 71,435 shares of Class A Common Stock with an exercise price of $58.08 per share, RSUs in respect of 12,385 shares of Class A Common Stock and PSUs with a target payout of 12,385 shares of Class A Common Stock. For fiscal 2011, in addition to the benefits generally available our to senior executives (i.e. annual perquisite reimbursement under our Executive Perquisite Plan up to $15,000, financial counseling services up to $5,000, and participation in our Executive Automobile Program with an automobile having an acquisition value of $50,000), we provided Mr. Kunes additional executive term life insurance with a face amount of $5 million with annual premiums to be paid by us.

        Each agreement described above provides that the executive may elect to defer all or part of his annual incentive bonus compensation in compliance with Section 409A. In certain cases, we may require the executive to defer salary and bonus amounts to be received by him to the extent such amounts may not be currently deductible by us by reason of Section 162(m).

        Each employment agreement also provides that the executive must abide by restrictive covenants relating to non-competition and non-solicitation during his employment and, under certain circumstances, for two years following termination of employment, and non-disclosure relating to our confidential information.

        The provisions of the employment agreements relating to termination of employment and payments relating to termination are discussed in "Potential Payments upon Termination or Change of Control."

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2010

        The following table sets forth information with respect to each award in fiscal 2010 to each Named Executive Officer of plan-based compensation, including bonus opportunities under the Executive Annual Incentive Plan, and options to purchase our Class A Common Stock, performance share units ("PSUs") and restricted stock units ("RSUs") under the Amended and Restated Fiscal 2002 Share Incentive Plan. The material terms of the bonus opportunities are described in "Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Bonuses" and the material terms of the PSUs are described in "Compensation Discussion and Analysis—Elements of Compensation—Long-Term Equity-Based Compensation—Performance Share Units."

									All Other Option Awards: Number of Securities Underlying Options (#)(4)
		Estimated Possible Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)
										Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
William P. Lauder	N/A	$937,500	$3,000,000	$4,500,000
	9/2/09				7,353	14,706	22,059				$500,004
	9/2/09							14,706			500,004
	9/2/09								88,652	$34.00	978,718
	9/3/09							24,495			824,992
Fabrizio Freda	N/A	937,500	3,000,000	4,500,000
	9/2/09				14,706	29,412	44,118				1,000,008
	9/2/09							29,412			1,000,008
	9/2/09								177,305	34.00	1,957,447
	7/1/09							119,403			4,000,001
	9/3/09							20,413			687,510
John Demsey	N/A	625,000	2,000,000	3,000,000
	9/2/09				5,862	11,723	17,585				398,582
	9/2/09							11,723			398,582
	9/2/09								67,500	34.00	745,200
	9/3/09							7,259			244,483
Cedric Prouvé	N/A	468,800	1,500,000	2,250,000
	9/2/09				5,862	11,723	17,585				398,582
	9/2/09							11,723			398,582
	9/2/09								67,500	34.00	745,200
	9/3/09							3,904			131,487
Richard W. Kunes	N/A	218,800	700,000	1,050,000
	9/2/09				5,211	10,421	15,632				354,314
	9/2/09							10,421			354,314
	9/2/09								60,000	34.00	662,400
	9/3/09							3,637			122,494

(1)
The amounts shown represent the possible aggregate payouts in respect of fiscal 2010 under the Executive Annual Incentive Plan at the "threshold," "target" and "maximum" levels. Actual payouts for fiscal 2010 are disclosed in the Summary Compensation Table in the column "Non-Equity Incentive Plan Compensation." No future payout will be made under this award. Measurement of performance is subject to certain automatic adjustments, such as changes in accounting principles, the impact of discontinued operations and non-recurring income/expenses. For a discussion of the Executive

  Annual Incentive Plan and the fiscal 2010 payouts, see "Summary Compensation Table" and "Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Bonuses."

(2)
The amounts shown represent the number of shares of Class A Common Stock underlying threshold, target and maximum payout of PSUs granted under the Amended and Restated Fiscal 2002 Share Incentive Plan in fiscal 2010. Future payout of such PSUs is generally subject to the achievement by us of our net sales, net earnings per share and return on invested capital ("ROIC") cumulative annual growth rates goals for the three-year period ending June 30, 2012. These goals were set in September 2009. Payout generally assumes continued employment and is subject to acceleration upon the occurrence of certain events as described in "Potential Payments Upon Termination of Employment or Change of Control—Effect of Termination on Outstanding Awards Under Equity Plans." For each executive officer, no payout will be made pursuant to the net sales opportunity, the earnings per share opportunity or ROIC cumulative annual growth rate unless the threshold for such opportunity is achieved and additional shares shall be paid out if performance exceeds the targeted performance goals. Upon payout, shares will be withheld to cover minimum statutory tax obligations. PSUs are accompanied by dividend equivalent rights that will be payable in cash at the time of payout of the related shares. Measurement of performance is subject to certain automatic adjustments, such as changes in accounting principles, the impact of discontinued operations and non-recurring income or expenses. See "Compensation Discussion and Analysis—Elements of Compensation—Long-Term Equity-Based Compensation—Performance Share Units."

(3)
The amounts shown represent the number of shares of Class A Common Stock subject to RSUs granted under the Amended and Restated Fiscal 2002 Share Incentive Plan in fiscal 2010. RSUs granted on July 1, 2009 generally vest ratably in thirds on July 1, 2010, July 1, 2011 and July 1, 2012; RSUs granted on September 2, 2009 generally vest ratably in thirds on, November 1, 2010, October 31, 2011 and October 31, 2012; and RSUs granted on September 3, 2009 generally vest 30% on November 1, 2010 and 70% on October 31, 2011 (or, in each case, the first day thereafter that shares may be traded under our policy) assuming continued employment and subject to acceleration upon the occurrence of certain events as described in "Potential Payments Upon Termination of Employment or Change of Control—Effect of Termination on Outstanding Awards Under Equity Plans." RSUs are subject to restrictions on transfer and forfeiture prior to vesting. Upon payout, shares will be withheld to cover minimum statutory tax obligations to the extent the holder does not deliver us cash to satisfy such obligations. RSUs are accompanied by dividend equivalent rights that will be payable in cash at the time of payout. See "Compensation Discussion and Analysis—Elements of Compensation; Allocation—Long-Term Equity-Based Compensation—Restricted Stock Units."

(4)
The amounts shown represent the number of shares of Class A Common Stock underlying stock options granted under the Amended and Restated Fiscal 2002 Share Incentive Plan in fiscal 2010. The exercise price of the stock options is equal to the closing price of our Class A Common Stock on the date of grant (and under our plan, the exercise price cannot be lower than such closing price). The stock options (i) become exercisable or vest in thirds beginning with the January 1 following the first anniversary of the date of grant and the next two January 1 thereafter, assuming continued employment and subject to acceleration upon the occurrence of certain events as described in "Potential Payments Upon Termination of Employment or Change of Control—Effect of Termination on Outstanding Awards Under Equity Plans" and (ii) expire 10 years from the grant date. In addition, holders of stock options do not receive dividend equivalents or have any voting rights with respect to the shares of

  Class A common stock underlying the options. See "Compensation Discussion and Analysis—Elements of Compensation; Allocation—Long-Term Equity-Based Compensation—Stock Options."

(5)
The amount shown is the aggregate grant date fair value of RSUs, PSUs and option awards granted in fiscal 2010 as computed in accordance with FASB Accounting Standard Codification Topic 718, Compensation—Stock Compensation as previously described in footnotes (3) and (4) of the Summary Compensation Table. The grant date fair value of PSU awards was calculated assuming the target payout.

OUTSTANDING EQUITY AWARDS AT JUNE 30, 2010

        The following table sets forth information with respect to stock options, RSUs and PSUs outstanding on June 30, 2010 under our plans existing at the time of grant for each Named Executive Officer. In the section of the table relating to "Stock Awards," the first, second and third rows set forth RSUs and PSUs granted to the Named Executive Officers (other than Mr. Freda) in September 2007, 2008 and 2009, respectively. The fourth row sets forth additional RSUs granted in September 2009. Mr. Freda joined the Company in March 2008. RSU and PSU grants were made to him in September 2008 and September 2009, which are reflected in the first and third lines, and RSU grants were made to him in July 2009 and September 2009, which are reflected on the second and fourth lines.

	Option Awards (1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
William P. Lauder	100,000	0	n/a	$40.50	7/26/2011
	100,000	0	n/a	32.15	7/10/2012
	200,000	0	n/a	33.44	8/20/2013
	300,000	0	n/a	43.10	8/24/2014
	150,000	0	n/a	35.00	9/26/2015
	150,000	0	n/a	39.56	9/20/2016
	100,000	50,000	n/a	42.58	9/21/2017	8,666	$497,255	25,998	$1,491,765
	50,000	100,000	n/a	52.83	9/11/2018	17,472	992,934	13,104	744,672
	0	88,652	n/a	34.00	9/2/2019	14,706	827,654	14,706	827,654
						24,495	1,378,579
Fabrizio Freda	58,333	116,667	n/a	52.83	9/11/2018	20,383	1,158,366	15,287	868,760
						119,403	6,720,001
	0	177,305	n/a	34.00	9/2/2019	29,412	1,655,307	29,412	1,655,307
						20,413	1,148,844
John Demsey	0	20,834	n/a	42.58	9/21/2017	3,611	207,199	10,833	621,598
	0	41,667	n/a	52.83	9/11/2018	7,280	413,722	5,460	310,263
	0	67,500	n/a	34.00	9/2/2019	11,723	659,770	11,723	659,770
						7,259	408,537
Cedric Prouvé	50,000	0	n/a	35.00	9/26/2015
	50,000	0	n/a	39.56	9/20/2016
	33,333	16,667	n/a	42.58	9/21/2017	2,889	165,771	8,666	497,255
	20,833	41,667	n/a	52.83	9/11/2018	7,280	413,722	5,460	310,263
	0	67,500	n/a	34.00	9/2/2019	11,723	659,770	11,723	659,770
						3,904	219,717
Richard W. Kunes	33,333	16,667	n/a	42.58	9/21/2017	2,889	165,771	8,666	497,255
	16,666	33,334	n/a	52.83	9/11/2018	5,824	330,978	4,368	248,233
	0	60,000	n/a	34.00	9/2/2019	10,421	586,494	10,421	586,494
						3,637	204,690

(1)
Each of the stock options set forth in the table was granted ten years prior to the expiration date. Stock options (i) become exercisable or vest in thirds beginning with the January 1 following the first anniversary of the date of grant and the next two January 1 thereafter, assuming continued employment and subject to acceleration upon the occurrence of certain events as described in "Potential Payments Upon Termination of Employment or Change of Control—Effect of Termination on Outstanding Awards Under Equity Plans" and (ii) expire ten years from the grant date.

(2)
RSUs granted to Mr. Freda on July 1, 2009 generally vest ratably in thirds on July 1, 2010, 2011 and 2012. RSUs granted on September 2, 2009 generally vest ratably in thirds on November 1, 2010, October 31, 2011, and October 31, 2012. RSUs granted on September 3, 2009 generally vest 30% on November 1, 2010 and 70% on October 31, 2011 (or the first day thereafter that shares may be traded under our policy) , assuming continued employment and subject to acceleration upon the occurrence of certain events as described in "Potential Payments Upon Termination of Employment or Change of Control—Effect of Termination on Outstanding Awards Under Equity Plans." As of June 30, 2010, the Named Executive Officers had earned dividend equivalents on outstanding unvested RSUs with a dollar value as follows: Mr. W. Lauder, $55,079; Mr. Freda $115,497; Mr. Demsey, $24,406; Mr. Prouvé, $21,370; and Mr. Kunes, $18,905.

(3)
The amounts represent the sum of (a) the product of (i) $55.73 (which was the closing price of the Class A Common Stock on June 30, 2010, the last trading day of fiscal 2010) and (ii) the number of shares of Class A Common Stock underlying the RSUs and (b) the dividend equivalents in respect of such RSUs.

(4)
The amount of shares represents the target level of payout of shares of Class A Common Stock underlying the outstanding awards granted in September 2007 (the "fiscal 2008 PSUs"); the threshold level of payout of shares of Class A Common Stock underlying the outstanding awards of PSUs granted in September 2008 (the "fiscal 2009 PSUs") and the target level of payout of shares of Class A Common Stock underlying the September 2009 award (the "fiscal 2010 PSUs"). Payouts under the fiscal 2008 PSUs were made in September 2010 at levels reflecting achievement between target and maximum for the earnings per share goal. No payout was made in connection with the net sales goal. The shares of Class A Common Stock paid out to the Named Executive Officers were as follows: Mr. W. Lauder, 13,259 shares; Mr. Demsey, 5,525 shares; Mr. Prouvé, 4,420 shares; and Mr. Kunes, 4,420 shares. Each also received a cash payment reflecting dividend equivalents on such shares as follows: Mr. W. Lauder, $21,877; Mr. Demsey, $9,116; Mr. Prouvé, $7,292; and Mr. Kunes, $7,292. Payouts, if any, under the fiscal 2009 PSUs will be made in early fiscal 2012, assuming the performance criteria are achieved. Payouts, if any, under the fiscal 2010 PSUs will be made in early fiscal 2013, assuming the performance criteria are achieved. As of June 30, 2010, the Named Executive Officers had accrued dividend equivalents on outstanding fiscal 2009 PSUs and fiscal 2010 PSUs at the threshold payout level with a dollar value as follows: Mr. W. Lauder, $22,502; Mr. Freda $32,992; Mr. Demsey, $12,453; Mr. Prouvé, $12,453; and Mr. Kunes, $10,536.

(5)
The amounts represent the sum of (a) the product of (i) $55.73 (which was the closing price of the Class A Common Stock on June 30, 2010, the last trading day of fiscal 2010) and (ii) the number of shares of Class A Common Stock underlying the PSUs at threshold payout level and (b) dividend equivalents in respect of such PSUs.

 OPTION EXERCISES AND STOCK VESTED IN FISCAL 2010

        The following table sets forth as to each Named Executive Officer information on exercises of stock options and vesting of RSUs and PSUs during fiscal 2010, including (i) the number of shares of Class A Common Stock underlying options exercised in fiscal 2010; (ii) the aggregate dollar value realized upon exercise of such options; (iii) the number of shares of Class A Common Stock received from the vesting of RSUs and PSUs during fiscal 2010; and (iv) the aggregate dollar value realized upon the vesting of RSUs on November 2, 2009 and payout of PSUs on September 2, 2009.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)		Value Realized on Vesting ($)(3)
William P. Lauder	100,000	(4)	$1,905,350	35,445	(5)	$1,524,275	(5)
Fabrizio Freda	—		—	10,191	(6)	457,984	(6)
John Demsey	112,500	(7)	1,090,626	13,265	(8)	573,656	(8)
Cedric Prouvé	245,000	(9)	5,453,945	12,543	(10)	540,812	(10)
Richard W. Kunes	200,000	(11)	2,471,500	11,816	(12)	508,141	(12)

(1)
Represents the difference between the closing price of the Class A Common Stock on the exercise date and the exercise price multiplied by the number of shares underlying each option exercised.

(2)
Represents the vesting and payout on November 2, 2009, of a portion of RSUs granted on September 20, 2006, September 21, 2007 and September 11, 2008. Also represents the vesting and payout on September 2, 2009 of the PSUs granted on September 20, 2006.

(3)
Represents the sum of (a) the product of the number of shares vested and the closing price of the Class A Common Stock on the vesting date and (b) the amount in cash paid out pursuant to dividend equivalent rights attached to the RSUs and PSUs.

(4)
The options exercised by Mr. Lauder had an exercise price of $43.69 per share and were granted on August 16, 2000.

(5)
Includes 17,361 shares withheld from Mr. W. Lauder to satisfy taxes at a value of $722,455. Mr. W. Lauder has not sold any of the remaining shares he acquired upon this vesting.

(6)
Includes 4,885 shares withheld from Mr. Freda to satisfy taxes at a value of $213,035. Mr. Freda has not sold any of the remaining shares he acquired upon this vesting

(7)
The options exercised by Mr. Demsey had exercise prices ranging from $35.00 to $52.83 per share and included options granted between September 26, 2005 and September 11, 2008.

(8)
Includes 6,543 shares withheld from Mr. Demsey to satisfy taxes at a value of $273,395.

(9)
The options exercised by Mr. Prouvé had exercise prices ranging from $32.15 to $43.69 per share and included options granted between August 16, 2000 and August 24, 2004.

(10)
Includes 5,661 shares withheld from Mr. Prouvé to satisfy taxes at a value of $236,433. Mr. Prouvé has not sold any of the remaining shares he acquired upon this vesting.

(11)
The options exercised by Mr. Kunes had exercise prices ranging from $35.00 to $43.10 per share and included options granted between August 24, 2004, and September 20, 2006.

(12)
Includes 4,431 shares withheld from Mr. Kunes to satisfy taxes at a value of $273,395. Mr. Kunes has not sold any of the remaining shares he acquired upon this vesting.

Pension Benefits

        We provide retirement benefits to our employees in the United States, including the Named Executive Officers, through qualified and non-qualified defined benefit pension plans. These plans include The Estée Lauder Companies Retirement Growth Account Plan ("RGA Plan") and the Estée Lauder Inc. Benefits Restoration Plan (the "Restoration Plan"), respectively.

        The non-qualified Restoration Plan provides for pension benefit payments which employees would have received under the RGA Plan if eligible compensation (including deferred salary and bonuses, where the Plan allows) had not been subject to certain compensation limits as dictated by tax laws under ERISA that apply to qualified retirement plans.

        In general, for employees who were at least 50 years old and had five years of Company qualifying employment on January 1, 1993 or who had ten years of Company qualifying employment as of that date ("grandfathered employees"), retirement benefits pursuant to the plans are calculated as a multiple of years of qualifying Company employment times a percentage (1% up to 1.5% above a Social Security covered compensation level) of final qualifying average compensation, payable as a monthly pension for life starting at age 62. Conversion to alternative forms of payment is available, including a one-time lump sum. Qualifying compensation includes basic salary only. The plan provisions that apply to non-grandfathered employees, as discussed below, also apply to grandfathered employees as a minimum benefit.

        For other employees ("non-grandfathered employees"), retirement benefits under the plans are the aggregate amount of annual credits (defined as 3, 4 or 5% of total annual compensation, including bonus, with certain items excluded) plus annual interest credits thereon, based on a government index, of not less than 4%. The aggregate amount is payable as a one-time lump sum under both plans or converted to monthly lifetime payments under the RGA Plan. Pension benefits for Messrs. W. Lauder, Freda, Demsey, Prouvé and Kunes are computed with respect to these non-grandfathered provisions.

        Executive officers who have worked for our subsidiaries outside the United States may also be covered under company-sponsored pension plans covering such employees. None of the Named Executive Officers are covered under such plans.

        We do not have any policies with respect to granting additional years of credited service except as provided in certain termination provisions as reflected in executive officer employment agreements. Benefits attributable to the additional years of credited service are payable by us pursuant to the terms of applicable employment agreements and are not payable under either the RGA Plan or the Restoration Plan.

        In connection with his agreement to join the Company in November 2007, Mr. Freda is entitled to an annual supplemental deferral computed by taking the difference between $485,000 and the actual vested annual accruals and contributions made to the Company's qualified and non-qualified pension and qualified retirement savings plans on behalf of the Executive. Such deferrals are credited with interest annually at a rate per annum equal to the Citibank base rate but in no event more than 9%.

        Set forth in the table below is each Named Executive Officer's years of credited service and the present value of his accumulated benefit under each of the pension plans and executive employment agreements pursuant to which he would be entitled to a retirement benefit, in each case, computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to our audited financial statements for the fiscal year ended June 30, 2010.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
William P. Lauder	RGA Plan	24	$260,733	$0
	Restoration Plan		1,613,163	0
Fabrizio Freda	RGA Plan	2	12,617	0
	Restoration Plan		47,498	0
	Employment Agreement		1,095,821	0
John Demsey	RGA Plan	19	228,717	0
	Restoration Plan		949,637	0
Cedric Prouvé	RGA Plan	17	128,591	0
	Restoration Plan		558,906	0
Richard W. Kunes	RGA Plan	24	276,997	0
	Restoration Plan		545,177	0

(1)
Service shown is allocation service as of June 30, 2010 and is used to determine the level of annual credits for calendar 2010.

        The present values of accumulated benefits reflected in the table above were calculated based on the assumption that the benefits under the pension plans would be payable at the earliest retirement age at which unreduced benefits are payable (age 65). The present values also reflect the assumption that 80% of benefits are payable as a one-time lump sum and 20% are payable as lifetime monthly payments ("annuities"). Amounts calculated under the pension formula based on compensation that exceeds IRS limits will be paid under the Restoration Plan and are included in the present values shown in the table above. The present value of accumulated benefits under the RGA and Restoration Plans was calculated using a 5.30% pre-retirement discount rate and RP 2000 mortality table (projected 15 years) for annuities and a 5% discount rate and GAR 1994 mortality table for lump sums, consistent with the assumptions used in the calculation of our benefit obligations as of June 30, 2010, as disclosed in Note 13 to our audited consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2010.

 NONQUALIFIED DEFERRED COMPENSATION IN FISCAL 2010 AND AT JUNE 30, 2010

Set forth in the table below is information about contributions and earnings, if any, credited to the accounts maintained by the Named Executive Officers under nonqualified deferred compensation arrangements and the account balances on June 30, 2010.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
William P. Lauder	$522,000	—	$163,701	—	$5,443,369
Fabrizio Freda	—	—	—	—	—
John Demsey	—	—	—	—	—
Cedric Prouvé	—	—	—	—	—
Richard W. Kunes	175,000	—	167,876	—	5,336,112

(1)
The amounts contributed by Mr. W. Lauder pursuant to his employment agreement during fiscal 2010 represent salary and perquisites and other personal benefit deferrals in excess of the $1 million limit on deductible compensation for Covered Employees under Section 162(m) (see "Compensation Discussion and Analysis—Tax Compliance Policy"). These amounts have been reported as salary in the "Summary Compensation Table." The amount contributed by Mr. Kunes pursuant to his employment agreement during fiscal 2010 represents the elective deferral of 100% of his fiscal 2009 non-equity incentive plan bonus that was paid in September 2009. No other Named Executive Officer elected to defer any portion of his compensation in fiscal 2010.

(2)
Pursuant to their employment agreements, deferred compensation accounts of the Named Executive Officers who are either required or elect to defer compensation are credited with interest as of each June 30 during the term of deferral, compounded annually, at an annual rate equal to the annual rate of interest announced by Citibank N.A. in New York, New York as its base rate in effect on such June 30, but limited to a maximum annual rate of 9%. As of June 30, 2010, the interest rate used for crediting purposes was 3.25% as compared with 120% of the applicable federal rate of 5.17%. As such, there was no interest credited in excess of 120% of the applicable federal rate reflected in the "Aggregate Earnings in Last FY" column above or were reported in the "Summary Compensation Table—Change in Pension Value and Nonqualified Deferred Compensation Earnings."

(3)
The "Aggregate Balance at Last FYE" column above includes (i) for Mr. W. Lauder, aggregate salary deferrals from fiscal 2003 through fiscal 2010 in excess of the IRC Section 162(m) $1 million limit on deductible Covered Employee compensation as reported in the Summary Compensation Table contained in prior proxy statements in the amount of $3,636,000 and interest thereon of $702,161 and the deferral of 50% of his fiscal 2003 bonus as reported in the Summary Compensation Tables contained in prior proxy statements in the amount of $763,500 and interest thereon of $341,708; (ii) for Mr. Kunes, the deferral of 100% of his fiscal 2000 through fiscal 2010 bonuses as reported in the Summary Compensation Tables contained in prior proxy statements in the amount of $4,168,750 and interest thereon of $1,167,362.

 POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE OF CONTROL

Events of Termination under the Employment Agreements

        We have entered into employment agreements with each of our Named Executive Officers. See "Employment Agreements" above. These agreements provide for certain payments and other benefits if a Named Executive Officer's employment is terminated under circumstances specified in his respective employment agreement, including after a "change of control" of our company (as defined below).

        The current agreements for each of William P. Lauder and John Demsey are effective as of July 1, 2010. Mr. Freda's current agreement reflects the amendments that became effective as of July 1, 2009. Cedric Prouvé's current agreement is effective as of July 1, 2008, but includes amendments made effective July 1, 2009. Richard W. Kunes' agreement is effective as of July 1, 2009. The descriptions below of the termination provisions of the employment agreements are based on the employment agreements as in effect on the date of this proxy statement. As previously noted, Mr. Brestle retired on June 30, 2009.

        Termination of Employment Upon Permanent Disability.     We may terminate a Named Executive Officer's employment at any time by reason of a "permanent disability" (as defined below), in which event the executive will be entitled to receive:

  •
  any accrued but unpaid salary and other amounts to which he is otherwise entitled prior to the date of termination;

  •
  bonus compensation earned but not paid that relates to any Contract Year (as defined below) ended prior to the date of termination;

  •
  unpaid bonus compensation otherwise payable for the Contract Year in which such disability occurred pro-rated to the date of termination;

  •
  his base salary in effect at the time of termination (less disability payments) for a period of one year from the date of termination (the "Disability Continuation Period"); and

  •
  reimbursement for financial counseling services in the amount of $5,000 for a period of one year from the date of termination.

        In addition, the executive will be entitled to continue to participate, to the extent permitted by applicable law and the applicable plan, in our healthcare, life insurance and accidental death and dismemberment insurance benefit plans during the Disability Continuation Period (disregarding any required delay in payments pursuant to Section 409A of the Internal Revenue Code). Since continued participation in the 401(k) Savings Plan and the RGA Plan is not permitted under law during the Disability Continuation Period, the executive will be entitled to receive cash payments equivalent in value to his continued participation in all qualified and non-qualified pension plans and the maximum matching contribution allowable under the 401(k) Savings Plan (the "Pension Replacement Payment") during the Disability Continuation Period. See "Effect of Certain Tax Regulations on Payments" below.

        For purposes of the employment agreements, "Contract Year" means the 12 month period beginning July 1 during the term of the employment agreement. "Permanent Disability" means a disability as defined under our applicable insurance policy, or, in the absence of an applicable policy, a physical or mental disability or incapacity that prevents the executive from discharging his responsibilities under his employment agreement for a period of six consecutive months or an aggregate of six months out of any twelve-month period.

        Termination of Employment Upon Death.     In the event of the executive officer's death during the term of his employment, his beneficiary or legal representative will be entitled to receive:

  •
  any accrued but unpaid salary and other amounts to which the executive otherwise was entitled prior to the date of his death;

  •
  bonus compensation earned but not paid that relates to any Contract Year ended prior to his death;

  •
  unpaid bonus compensation otherwise payable for the Contract Year in which his death occurred pro-rated to the date of his death;

  •
  reimbursement for financial counseling services in the amount of $5,000 for a period of one year from the date of his death; and

  •
  his base salary in effect at the time of his death for a period of one year from the date of his death.

        Termination of Employment Other than for Cause, Death or Disability; Constructive Termination.     We may terminate the executive's employment for any reason (other than for "cause" as defined in the employment agreement) upon 90 days' prior written notice. In the event of our termination of the executive's employment (other than for cause, disability or death) or our non-renewal of the executive's employment (except for a change in our policy regarding the use of written employment agreements for executives, the form of equity-based compensation or the mix of cash and non-cash compensation), or a termination by the executive for an uncured "material breach" (as defined below), the executive will be entitled to:

  •
  any accrued but unpaid salary and other amounts to which he is otherwise entitled prior to the date of termination;

  •
  bonus compensation earned but not paid that relates to any Contract Year ended prior to the date of termination;

  •
  unpaid bonus compensation otherwise payable for the Contract Year in which termination occurred pro-rated to the date of termination;

  •
  his base salary in effect at the time of termination for a period ending on a date two years from the date of termination;

  •
  for Messrs. Freda and Prouvé, bonus compensation equal to 50% of the average of annual incentive compensation bonuses previously paid or payable to the executive during the term of his employment agreement;

  •
  for Messrs. W. Lauder, Demsey and Kunes, bonus compensation equal to 50% of the average of incentive compensation bonuses previously paid or payable to the executive under the EAIP during the past two completed fiscal years;

  •
  reimbursement for financial counseling services in the amount of $10,000 for a period of two years from the date of termination; and

  •
  participation, for a period ending on a date two years from the date of termination, to the extent permitted by applicable law, in our benefit plans and receipt of cash payments equivalent in value to his Pension Replacement Payment during such period.

        For purposes of the agreements, "material breach" is a material reduction in the executive's authority, functions, duties or responsibility or our failure to pay any award to which the executive is entitled under his employment agreement.

        Termination of Employment Following a Change of Control.     In the event the executive terminates his employment for "good reason" (as defined below) following a "change of control" of our company (with respect to Messrs. W. Lauder, Freda, Demsey, Prouvé and Kunes, within 2 years of a "Change of Control"), he is entitled to receive payments and benefits as if his employment were terminated by us without cause. In the event of a termination by us, or by the executive for good reason, after a change of control, the executive will also be entitled to reimbursement for outside legal counsel up to $20,000.

        For purposes of the agreements, "good reason" means that the executive is assigned duties that are materially inconsistent with his position, his position is materially diminished, we breach the compensation arrangements of the employment agreement (and fail to timely cure the breach), the executive is required to relocate to any location more than 50 miles from the location at which he performed his services prior to the change of control or we fail to have any successor company assume the executive's employment agreement.

        For purposes of the employment agreements, a "change of control" is deemed to have occurred upon any of the following events:

  •
  during any period of two consecutive years, the individuals who at the beginning of such period constituted our board of directors or any individuals who would be "continuing directors" (as defined below) cease for any reason to constitute a majority of the board of directors;

  •
  our Class A Common Stock ceases to be publicly traded;

  •
  our board of directors approves any merger, exchange, consolidation, or similar business combination or reorganization, the consummation of which would result in the occurrence of an event described in the bullet points above, and such transaction is consummated;

  •
  our board of directors approves a sale of all or substantially all of our assets, and such transaction is consummated; or

  •
  a change of control of a nature that would be required to be reported under the SEC's proxy rules.

        However, changes in the relative beneficial ownership among members of the Lauder family and family-controlled entities would not, by themselves, constitute a change of control, and any spin-off of one of our divisions or subsidiaries to our stockholders would not constitute a change of control.

        "Continuing directors" mean the directors in office on the effective date of the executive officer's employment agreement and any successor to those directors and any additional director who was nominated or selected by a majority of the continuing directors in office at the time of his or her nomination or selection.

        Termination for Cause.     In the case of termination by us for "cause" (as defined below), the executive will be entitled to receive his accrued but unpaid salary and any benefit under our employee benefit programs and plans as determined under such programs and plans upon and as of such termination.

        For purpose of the agreements, "cause" means that the executive has engaged in any of a list of specified activities, including his material breach of, or willful refusal to perform his duties under the agreements (other than because of disability or death), his failure to follow a lawful directive of the Chief Executive Officer or the board of directors that is within the scope of his duties, willful misconduct unrelated to us that could reasonably be anticipated to have a material adverse effect on us, gross negligence that could reasonably be anticipated to have a material adverse effect on us, violation of our Code of Conduct, drug or alcohol abuse that materially affects his performance or conviction of, entry of a guilty plea or no contest for, a felony.

        Voluntary Termination.     The executive may terminate his employment for any reason at any time upon 90 days' prior written notice, in which event we will have no further obligations after termination other than to pay the executive's accrued but unpaid salary, bonus compensation, if any, earned but not paid that relates to any Contract Year ended prior to the date of termination, and for a period of up to two years from the date of termination, to the extent permitted by applicable law, benefits under our employee benefit plans and programs as determined by such plans and programs upon and as of such termination.

Condition Precedent to Receipt of Payments upon Termination

        The employment agreements require, as a precondition to the receipt of the payments described above, that the Named Executive Officer execute a general release of claims against us and our subsidiaries and affiliates. The release does not apply to rights that the executive may otherwise have to any payment of benefit provided for in his employment agreement or any vested benefit the executive may have in any of our benefit plans. The agreements also include provisions relating to nondisclosure of our confidential information and non-competition with us.

Modification of Severance Payments and Benefits

        The fiscal 2010 form of employment agreements provide that changes to severance payments and benefits may be made by the Compensation Committee (or the Stock Plan Subcommittee for changes related to matters under its authority), except at such time the Company is contemplating one or more transactions that will result in a Change of Control or after a Change of Control. Moreover, any changes made to severance payments or benefits without the consent of the Executive will not be effective until two years after such change is approved by the Compensation Committee or Stock Plan Subcommittee.

Effect of Certain Tax Regulations on Payments

        Effect of Excise Tax or Parachute Payments.     Under the employment agreements of the Named Executive Officers, if any amount or benefit paid under their respective agreements, taken together with any amounts or benefits otherwise paid to the executive by us or any of our affiliated companies, are parachute payments subject to excise tax under Section 4999, the amounts paid to the executive will be reduced (but not below zero) to the extent necessary to eliminate the excise tax.

        Effect of Section 409A on Timing of Payments.     Under the employment agreements, any amounts that are not exempt from Section 409A will be subject to the required six-month delay in payment after termination of service provided that the executive is a "specified employee" for purposes of Section 409A at the time of termination of service. Amounts that otherwise would have been paid during this six-month delay will be paid in a lump sum on the first day after such period expires.

Effect of Termination on Outstanding Awards under Equity Plans

        Under our Amended and Restated Fiscal 2002 Share Incentive Plan, executives may be awarded stock options, stock appreciation rights, stock awards, RSUs and PSUs.

        The exercise of stock options or stock appreciation rights after termination of employment and the payment of RSUs or PSUs are subject to the executive neither competing with, or taking employment or rendering service to one of our competitors without our written consent nor conducting himself in a manner adversely affecting us.

        Permanent Disability.     Upon the executive's total and permanent disability (as determined under our long-term disability program), stock options that are not yet exercisable become immediately exercisable and may be exercised until the earlier of one year after the last day of salary continuation or the expiration of the option term. RSUs will vest pro rata for the number of full months the executive was receiving salary continuation payments during the applicable vesting period and will be paid in accordance with the award's vesting schedule. The executive will be entitled to a pro rata payment of PSUs for the number of full months the executive was receiving salary continuation payments during the award period, with the payment to be made at the same time payments for the award period are paid to active executives. If the executive officer is retirement eligible, the provisions relating to termination upon retirement will apply in lieu of the provisions relating to "permanent disability."

        Termination of Employment Upon Death.     Upon the executive's death, stock options that are not yet exercisable become immediately exercisable and may be exercised until the earlier of one year after death or the expiration of the option term. For stock options granted before 2007, the ability to exercise one year after death is not limited by the option term. RSUs will vest pro rata for the number of full months the executive was receiving salary continuation payments during the applicable period. The executive officer will also be entitled to a pro rata payment of PSUs for the number of full months the executive was receiving salary continuation payments during the award period. RSUs and PSUs will be paid as soon as practicable after the executive's death. If the executive officer is retirement eligible, the provisions relating to termination upon retirement will apply in lieu of the provisions relating to death.

        Termination of Employment Upon Retirement.     Upon formal retirement under the terms of our

RGA Plan, stock options that are not yet exercisable become immediately exercisable and may be exercised until the end of the option term. RSUs will continue to vest and be paid in accordance with the vesting schedule. The executive officer will be entitled to payment of PSUs as if he had been employed throughout the entire award period, with payment to be made at the same time such awards are paid to active executives.

        Termination of Employment by Us Other than for Cause, Death or Disability.     Upon termination of employment without "cause" (as defined in the Amended and Restated Fiscal 2002 Share Incentive Plan) by us, stock options that are not yet exercisable become immediately exercisable and may be exercised until the earlier of 90 days after the last day of salary continuation or the end of the option term. RSUs will vest pro rata for the number of full months receiving salary continuation payments during the vesting period of the award and be paid in accordance with the vesting schedule. PSUs are forfeited if such termination occurs before the end of the first year of the award period. However, if termination occurs after the end of the first year of the award period, the executive will be entitled to a pro rata payout for the number of full months the executive was receiving salary continuation payments during the award period, with the payment to be made at the same time such awards are paid to active executives. If the executive officer is retirement eligible, the provisions relating to termination upon retirement will apply in lieu of the provisions described in this paragraph.

        Voluntary Termination; Termination of Employment for Cause.     Upon termination of employment by the executive without cause, stock options that are exercisable may be exercised until the earlier of 90 days after termination or the end of the option term. Stock options not yet exercisable as of the termination date are forfeited. Upon termination of employment by the executive (other than retirement) or termination of employment for cause, RSUs and PSUs are forfeited.

        Effect of Change in Control.     Upon a "change in control" (as defined in the Amended and Restated Fiscal 2002 Share Incentive Plan), the Stock Plan Subcommittee administering the Plan may accelerate the exercisability or vesting of stock options granted prior to fiscal 2011. Each RSU will vest and become payable in shares as soon as practicable, but not later than two weeks after the change of control. Each PSU will become payable in shares equal to the target award amount as soon as practicable but not later than two weeks after the change of control. If the executive officer is retirement eligible, the provisions relating to termination upon retirement will apply in lieu of the provisions described in this paragraph. Beginning in fiscal 2011, if stock options are assumed by an acquirer then exercisability will be accelerated after a change in control if the executive is terminated without Cause or the executive terminates for "good reason." Similarly, if RSUs are assumed by the acquirer, vesting will be accelerated after a change in control if the executive is terminated without Cause or the executive terminates for "good reason." PSUs granted in fiscal 2011 will become payable after a change in control in shares equal to the greater of the target award or what the payout would be based on performance as if the performance period ended on the date of the change in control.

        Effect of Employment Agreements on Stock Options.     Under the employment agreements, if the executive's employment with us is terminated as a result of death or disability or by us without cause, or his term of employment is not renewed and the executive is not eligible for retirement under the terms of our qualified defined benefit pension plan, all stock options previously granted to the executive will vest and become immediately exercisable until the earlier of one year after such termination or the end of the option term, subject to the non-competition and good conduct provisions of the executive's employment agreement.

        Effect of Section 409A on Equity Awards.     Payment of amounts subject to Section 409A is permitted only upon certain defined events including a change of control that satisfies the definition under Section 409A and related regulations. In September 2007, we amended the definition of "change of control" in the Amended and Restated Fiscal 2002 Share Incentive Plan to

comply with Section 409A. In addition, if any payment under any equity award is subject to Section 409A, the required six-month delay after termination of service will apply to that payment.

Potential Payments in the Event of Termination at the End of our Last Fiscal Year

        The following tables describe potential payments and other benefits that would have been received by each Named Executive Officer or his estate if employment had been terminated, under various circumstances, on June 30, 2010, the last business or trading day of our most recent fiscal year.

        The following assumptions and general principles apply with respect to the following tables:

  •
  The tables assume that the employment agreements in effect on the date of this proxy statement were in effect on June 30, 2010. The tables reflect estimates of amounts that would be paid to the Named Executive Officer upon the occurrence of a termination. The actual amounts to be paid to a Named Executive Officer can only be determined at the time of the actual termination.

  •
  A Named Executive Officer is entitled to receive amounts earned during his term of employment regardless of the manner in which the Named Executive Officer's employment is terminated. These amounts include accrued but unpaid salary and bonus compensation earned but not paid that relate to any Contract Year ended prior to his termination, and in all circumstances but termination for cause, unpaid bonus compensation otherwise payable for the Contract Year in which termination occurred pro-rated to the date of termination. These amounts are not shown in the tables.

  •
  The amounts of equity-based awards reflect unvested awards as of the date of the termination event or change of control for which vesting continues post termination or change of control or is accelerated as a result of the event. All such awards held by the Named Executive Officers at June 30, 2010 that would have become vested and/or exercisable upon a terminating event are shown at a value using the closing stock price on June 30, 2010 of $55.73. The value of PSUs was computed at target in the event of death and a change of control and at threshold in the event of all other applicable termination events.

  •
  A Named Executed Officer will be entitled to receive all amounts accrued and vested under our 401(k) Savings Plan, the RGA Plan, the Restoration Plan and any other pension plans and deferred compensation plans in which the Named Executive Officer participates. These amounts will be determined and paid in accordance with the applicable plans and are not included in the tables because they are not termination payments.

  •
  The change in control provisions of the Amended and Restated Fiscal 2002 Share Incentive Plan provide for "single trigger" payment events (i.e. payment is triggered as a result of the change of control itself, regardless of the executive's continued employment). Based upon the unvested stock options, PSUs and RSUs held by each of the Named Executive Officers as of June 30, 2010, if a change of control had occurred on that date, the Named Executive Officers would have been entitled to the following amounts: Mr. W. Lauder, $10,379,092; Mr. Freda, $18,266,518; Mr. Demsey, $5,452,700; Mr. Prouvé, $5,043,313; and Mr. Kunes, $4,487,789.

William P. Lauder	Retirement ($)	Voluntary Termination ($)	Death ($)	Disability ($)	Termination without Cause or by Executive for Material Breach(1) ($)	Termination without Cause or for Good Reason After Change of Control ($)
Base Salary	$0	$0	$1,500,000	$1,500,000	$3,000,000	$3,000,000
Bonus	0	0	0	0	949,738	949,738
Options	0	0	2,873,908	2,873,908	2,873,908	2,873,908
PSUs	0	0	3,532,878	1,766,439	1,904,381	3,808,763
RSUs	0	0	2,970,357	2,970,357	3,609,300	3,696,421
Continued Health Care Benefits(2)	0	0	0	15,720	31,440	31,440
Continued Participation in Pension and Retirement Plans(3)	0	0	0	69,717	265,713	265,713
Other Benefits and Perquisites(4)	0	0	5,000	58,577	117,154	137,154
Excise Tax Gross-Up (or Reduction)	0	0	0	0	0	0

Total	$0	$0	$10,882,143	$9,254,718	$12,751,634	$14,763,137

(1)
Termination without cause includes a failure to renew.

(2)
Includes payments under the medical, health and accident and disability plans and programs maintained by the Company from time to time for senior executives at a level commensurate with Mr. W. Lauder's position.

(3)
Represents cash equivalent of continued participation in the RGA and Restoration Plans and maximum match for 401(k) Savings Plan for one year, in the case of disability, and two years, in the case of termination without cause, termination for material breach or good reason.

(4)
Includes executive term life insurance premiums and auto allowance in all events other than termination for cause and death and reimbursement for financial consulting services in all events other than termination for cause; also includes up to $20,000 in legal fees upon termination for good reason after a change of control.

Fabrizio Freda	Retirement ($)	Voluntary Termination ($)	Death ($)	Disability ($)	Termination without Cause(1) or by Executive for Material Breach ($)	Termination without Cause or for Good Reason After Change of Control ($)
Base Salary	$0	$0	$1,500,000	$1,500,000	$3,000,000	$3,000,000
Bonus	0	0	0	0	1,163,714	1,163,714
Options	0	0	4,191,172	4,191,172	4,191,172	4,191,172
PSUs	0	0	2,841,059	1,766,439	1,696,414	3,392,828
RSUs	0	0	5,135,739	5,135,739	8,268,275	10,682,518
Continued Health Care Benefits(2)	0	0	0	13,299	26,598	26,598
Continued Participation in Pension and Retirement Plans(3)	0	0	0	443,327	989,600	989,600
Other Benefits and Perquisites(4)	0	0	5,000	34,100	68,200	88,200
Excise Tax Gross-Up (or Reduction)	0	0	0	0	0	(1,689,698)

Total	$0	$0	$13,672,970	$13,084,076	$19,403,973	$21,844,932

(1)
Termination without cause includes a failure to renew.

(2)
Includes payments under the medical, health and accident and disability plans and programs maintained by the Company from time to time for senior executives at a level commensurate with Mr. Freda's position.

(3)
Represents cash equivalent of continued participation in the RGA and Restoration Plans and maximum match for 401(k) Savings Plan for one year, in the case of disability, and two years, in the case of termination without cause, termination for material breach or good reason.

(4)
Includes executive term life insurance premiums and auto allowance in all events other than termination for cause and death and reimbursement for financial consulting services in all events other than termination for cause; also includes up to $20,000 in legal fees upon termination for good reason after a change of control.

John Demsey	Retirement ($)	Voluntary Termination ($)	Death ($)	Disability ($)	Termination without Cause(1) or by Executive for Material Breach ($)	Termination without Cause or for Good Reason After Change of Control ($)
Base Salary	$0	$0	$1,000,000	$1,000,000	$2,000,000	$2,000,000
Bonus	0	0	0	0	845,738	845,738
Options	0	0	1,861,576	1,861,576	1,861,576	1,861,576
PSUs	0	0	1,681,971	840,986	950,947	1,901,895
RSUs	0	0	1,279,625	1,279,625	1,619,779	1,689,229
Continued Health Care Benefits(2)	0	0	0	15,720	31,440	31,440
Continued Participation in Pension and Retirement Plans(3)	0	0	0	51,805	188,804	188,804
Other Benefits and Perquisites(4)	0	0	5,000	32,500	65,000	85,000
Excise Tax Gross-Up (or Reduction)	0	0	0	0	0	0

Total	$0	$0	$5,828,172	$5,082,212	$7,563,284	$8,603,682

(1)
Termination without cause includes a failure to renew.

(2)
Includes payments under the medical, health and accident and disability plans and programs maintained by the Company from time to time for senior executives at a level commensurate with Mr. Demsey's position.

(3)
Represents cash equivalent of continued participation in the RGA and Restoration Plans and maximum match for 401(k) Savings Plan for one year, in the case of disability, and two years, in the case of termination without cause, termination for material breach or good reason.

(4)
Includes executive term life insurance premiums, auto allowance and reimbursement for financial consulting services in all events other than termination for cause; also includes up to $20,000 in legal fees upon termination for good reason after a change of control.

Cedric Prouvé	Retirement ($)	Voluntary Termination ($)	Death ($)	Disability ($)	Termination without Cause(1) or by Executive for Material Breach ($)	Termination without Cause or for Good Reason After Change of Control ($)
Base Salary	$0	$0	$1,000,000	$1,000,000	$2,000,000	$2,000,000
Bonus	0	0	0	0	717,667	717,667
Options	0	0	1,806,780	1,806,780	1,806,780	1,806,780
PSUs	0	0	1,557,629	778,814	888,776	1,777,552
RSUs	0	0	1,078,426	1,078,426	1,389,531	1,458,981
Continued Health Care Benefits(2)	0	0	0	15,720	31,440	31,440
Continued Participation in Pension and Retirement Plans(3)	0	0	0	49,796	172,383	172,383
Other Benefits and Perquisites(4)	0	0	323,300	339,100	360,900	380,900
Excise Tax Gross-Up (or Reduction)	0	0	0	0	0	0

Total	$0	$0	$5,766,135	$5,068,636	$7,367,477	$8,345,703

(1)
Termination without cause includes a failure to renew.

(2)
Includes payments under the medical, health and accident and disability plans and programs maintained by the Company from time to time for senior executives at a level commensurate with Mr. Prouvé's position.

(3)
Represents cash equivalent of continued participation in the RGA and Restoration Plans, and maximum match for 401(k) Savings Plan for one year, in the case of disability, and two years, in the case of termination without cause, termination for material breach or good reason.

(4)
Includes executive term life insurance premiums and auto allowance in all events other than termination for cause and death and the fiscal 2010 and 2011 expatriate allowance transition payments and reimbursement for financial consulting services in all events other than termination for cause; also includes up to $20,000 in legal fees upon termination for good reason after a change of control.

Richard W. Kunes	Retirement ($)	Voluntary Termination ($)	Death ($)	Disability ($)	Termination without Cause or by Executive for Material Breach ($)	Termination without Cause or for Good Reason After Change of Control ($)
Base Salary	$0	$0	$870,000	$870,000	$1,740,000	$1,740,000
Bonus	0	0	0	0	275,650	275,650
Options	1,619,640	1,619,640	1,619,640	1,619,640	1,619,640	1,619,640
PSUs	790,108	790,108	1,384,718	790,108	790,108	1,580,216
RSUs	1,287,933	1,287,933	1,287,933	1,287,933	1,287,933	1,287,933
Continued Health Care Benefits(1)	0	0	0	15,720	31,440	31,440
Continued Participation in Pension and Retirement Plans(2)	0	0	0	47,932	130,656	130,656
Other Benefits and Perquisites(3)	0	0	5,000	23,100	46,200	66,200
Excise Tax Gross-Up (or Reduction)	0	0	0	0	0	0

Total	$3,697,681	$3,697,681	$5,167,291	$4,654,433	$5,921,627	$6,731,735

(1)
Includes payments under the medical, health and accident and disability plans and programs maintained by the Company from time to time for senior executives at a level commensurate with Mr. Kunes' position.

(2)
Represents cash equivalent of continued participation in the RGA and Restoration Plans and maximum match for 401(k) Savings Plan for one year, in the case of disability, and two years, in the case of termination without cause, termination for material breach or good reason.

(3)
Includes executive term life insurance premiums and auto allowance in all events other than termination for cause and death and reimbursement for financial consulting services in all events other than termination for cause; also includes up to $20,000 in legal fees upon termination for good reason after a change of control.

EQUITY COMPENSATION PLAN INFORMATION AS OF JUNE 30, 2010

        The following table summarizes the equity compensation plans under which our securities may be issued as of June 30, 2010 and does not include grants made or cancelled, options exercised, RSUs converted to Class A Common Stock or PSUs paid out after such date. The securities that may be issued consist solely of shares of our Class A Common Stock and all plans were approved by stockholders of the Company.

Plan category(1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights(2)	Weighted-average exercise price of outstanding options, warrants and rights(3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)(4)
Equity compensation plans approved by security holders	11,995,071	$39.84	7,798,137

(1)
Includes the Fiscal 1996 Share Incentive Plan (the "1996 Plan"), Fiscal 1999 Share Incentive Plan (the "1999 Plan"), Amended and Restated Fiscal 2002 Share Incentive Plan (the "2002 Plan") and the Non-Employee Director Share Incentive Plan.

(2)
Consists of 10,083,553 shares issuable upon exercise of outstanding options, 1,300,900 issuable upon conversion of outstanding RSUs, 584,264 upon conversion of outstanding PSUs (assuming maximum payout and approval by the Stock Plan Subcommittee of the Company's Board of Directors of payouts for PSUs vested as of June 30, 2010) and 26,354 upon conversion of Share Units granted to non-employee directors.

(3)
Calculated based upon outstanding options in respect of 10,083,553 shares of our Class A Common Stock.

(4)
The 2002 Plan authorizes the Stock Plan Subcommittee of the Board of Directors to grant shares and benefits other than stock options. As of June 30, 2010, there were 7,608,390 shares of Class A Common Stock available for issuance under the 2002 Plan (subject to the approval by the Stock Plan Subcommittee of the Company's Board of Directors of expected payouts for PSUs vested as of June 30, 2010). Shares underlying grants cancelled, forfeited or expired under the 1999 Plan may be used for grants under the 2002 Plan. Shares underlying grants cancelled, forfeited or expired under the 1996 Plan and certain 1995 Employment Agreements may be used for grants under the 2002 Plan. The Non-Employee Director Share Incentive Plan provides for an annual grant of options and a grant of either options or stock units to non-employee directors. As of June 30, 2010, there were 189,747 shares available for issuance under the Director Plan.

        If all of the outstanding options, warrants, rights, stock units and share units, as well as the securities available for future issuance, included in the first and third columns in the table above were converted to shares of Class A Common Stock as of June 30, 2010, the total shares of Common Stock outstanding (i.e. Class A Common Stock plus Class B Common Stock) would increase 10% to 217,516,879. Of the outstanding options to purchase 10,083,553 shares of Class A Common Stock, options in respect of 10,080,058 shares are exercisable at a price less than $55.73, the closing price on June 30, 2010. Assuming the exercise of in-the-money options, the total shares outstanding as of June 30, 2010 would increase by 5% to 207,803,729.

 APPROVAL OF THE AMENDMENT TO
THE ESTÉE LAUDER COMPANIES INC.
AMENDED AND RESTATED
FISCAL 2002 SHARE INCENTIVE PLAN
(ITEM 2)

BACKGROUND

        The Board of Directors is proposing for stockholder approval the amendment to The Estée Lauder Companies Inc. Amended and Restated Fiscal 2002 Share Incentive Plan (the "Amended and Restated 2002 Share Plan"). For the past nine years the Company has used the Amended and Restated Fiscal 2002 Share Incentive Plan as a means of attracting, retaining, motivating and rewarding officers and other employees and further aligning their interests with those of the Company's other stockholders. As of September 15, 2010, there were less than 4.5 million shares of Class A Common Stock remaining available for grant under the Company's plans.

        The Stock Plan Subcommittee of the Board of Directors of the Company undertook a review of the Amended and Restated 2002 Share Plan with the assistance of the Subcommittee's compensation consultant as well as the Company's outside counsel. On August 18, 2010, the Stock Plan Subcommittee adopted amendments to the Amended and Restated 2002 Share Plan that are reflected in the Amended and Restated 2002 Share Plan, subject to approval by the stockholders at the 2010 Annual Meeting. On August 18, 2010, the Board of Directors ratified the actions of the Stock Plan Subcommittee and recommended that stockholders approve the amendments to the Amended and Restated 2002 Share Plan. The amendments to the Amended and Restated 2002 Share Plan would principally:

  •
  increase by 10,000,000 the aggregate number of shares of Class A Common Stock that may be delivered under the plan;

  •
  decrease by 1,600,000 the aggregate number of shares of Class A Common Stock represented by awards under prior plans or employment agreements that are forfeited, expired or cancelled that can be re-granted under (i.e. rolled over into) the plan (as of September 15, 2010, about 5.5 million shares of Class A Common Stock had been rolled over into the Amended and Restated 2002 Share Plan);

  •
  remove consultants from the list of eligible participants and add directors;

  •
  establish minimum vesting periods for Share Awards (as defined below) if certain conditions are satisfied, which are consistent with the Company's current grant practices under the Amended and Restated Fiscal 2002 Share Plan;

  •
  provide that Benefits are subject to the recoupment or "clawback" policy adopted by the Company;

  •
  add "return on invested capital" as a single criteria to the list of business criteria that may underlie performance-based awards (as opposed to a combination of the other criteria);

  •
  explicitly recognize the existing right of the Stock Plan Subcommittee to impose a "double trigger" for the vesting or acceleration of Benefits (as defined below) upon a Change in Control (as defined below);

  •
  reiterate the requirement for stockholder approval for repricing of stock options or stock appreciation rights; and

  •
  extend the term of the plan from November 10, 2015, to until 10 years after date on which stockholders approve the amendment and restatement (the vote is scheduled to take place on November 9, 2010).

        The amendments to the Amended and Restated 2002 Share Plan are intended to allow the Company to continue to provide incentives which will attract, retain, motivate and reward highly competent people as officers, directors and employees of, the Company, its subsidiaries and its affiliates, by providing them with opportunities to acquire shares of Class A Common Stock or to receive monetary payments based on the value of such shares pursuant to the Benefits (as defined below). In addition, the amendments to the Amended and Restated 2002 Share Plan are intended to assist in further aligning the interests of the Company's officers, directors and employees with those of its other stockholders.

        The amendments to the Amended and Restated 2002 Share Plan provide the Subcommittee with flexibility to grant awards that can be administered flexibly to carry out the purposes of the plan and enable the Subcommittee to keep pace with changing developments in management compensation and remain competitive with those companies that offer creative incentives to attract and retain officers and employees. In September 2010, the Subcommittee granted stock options, performance-based share unit awards pursuant to which payout is contingent upon the Company achieving specified levels of financial performance measured at the end of a three-year period, and restricted stock units. The Subcommittee expects the majority of awards to be granted under the Amended and Restated 2002 Share Plan will be in the form of stock options, performance awards (including performance-based awards) or stock units.

SUMMARY

        The following summary describes the material features of the Amended and Restated 2002 Share Plan but is not intended to be complete and is qualified in its entirety by reference to the text of the Amended and Restated 2002 Share Plan, which is attached to this Proxy Statement as Appendix A. The attached copy of the Amended and Restated 2002 Share Plan has been marked to indicate changes. Deletions are indicated by ^ and additions are indicated by underlining.

Shares Available

        The maximum number of shares of Class A Common Stock that may be delivered to participants under the Amended and Restated 2002 Share Plan, subject to certain adjustments, is an aggregate of 32,000,000 shares plus up to 8,400,000 shares of Class A Common Stock that are represented by awards granted under any prior plan of the Company (e.g., the Fiscal 1999 Share Incentive Plan and the Fiscal 1996 Share Incentive Plan) or under any employment agreement with the Company, which are forfeited, expire or are cancelled without the delivery of shares or which result in the forfeiture of shares back to the Company. As of September 15, 2010, 6,483,072 shares of Class A Common Stock were rolled over into the Current 2002 Share Plan and count toward the 8,400,000 share limit. In addition, any shares of Class A Common Stock subject to a stock option or stock appreciation right which for any reason is cancelled or terminated without having been exercised, any shares subject to stock awards, performance awards or stock units which are forfeited, any shares subject to performance awards settled in cash or any shares delivered to the Company as part or full payment for the exercise of a stock option or stock appreciation right, shall again be available for Benefits (as defined below) under the Amended and Restated 2002 Share Plan. The Amended and Restated 2002 Share Plan also imposes certain additional aggregate and individual maximums. The aggregate number of shares of Class A Common Stock that may be delivered through stock options shall be the lesser of (i) 32,000,000 and (ii) the maximum number of shares that may be delivered under the plan. The number of shares of Class A Common Stock with respect to which Benefits or stock options and stock appreciation rights may be granted to an individual participant under the Amended and Restated 2002 Share Plan may not exceed 2,000,000 in any fiscal year. The largest grants of shares of Class A Common Stock underlying Benefits granted to any individual in fiscal 2010 was 375,945. Such Benefits, which included options in respect of 177,305 shares, restricted stock units in respect of 169,228 shares and performance share units with a target payout 29,412 shares, were granted to the President and Chief Executive Officer. For fiscal 2011, the largest grants are currently expected to be 167,175, which reflects grants already made to our President and Chief Executive Officer in September 2010 of stock options in respect of 124,131 shares, restricted stock units in respect of

21,522 shares and performance share units with a target payout of 21,522 shares.

Administration

        The Amended and Restated 2002 Share Plan provides for administration by a committee of the Board of Directors of the Company appointed from among its members, which is comprised, unless otherwise determined by the Board of Directors, solely of not less than two members who shall be (i) "Non-Employee Directors" within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) "outside directors" within the meaning of Treasury Regulation section 1.162-27(e)(3) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Board of Directors has determined that the Stock Plan Subcommittee shall administer the Amended and Restated 2002 Share Plan. References to the Subcommittee below shall include any subsequent committee authorized by the Board to administer the Amended and Restated 2002 Share Plan.

        The Subcommittee is authorized, subject to the provisions of the Amended and Restated 2002 Share Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Amended and Restated 2002 Share Plan and to make such determinations and interpretations and to take such action in connection with the Amended and Restated 2002 Share Plan and any Benefits granted as it deems necessary or advisable. Thus, among the Subcommittee's powers are the authority to select officers and other employees of the Company and its subsidiaries to receive Benefits, and to determine the form, amount and other terms and conditions of Benefits. The Subcommittee also has the power to modify or waive restrictions on Benefits, to amend Benefits, to grant extensions and accelerations of Benefits or to cancel Benefits. The Subcommittee may determine the extent to which any Benefit under the Amended and Restated 2002 Share Plan is required to comply, or not comply with, Section 409A of the Code, relating to deferrals.

Eligibility for Participation

        Officers, directors and employees of, the Company or any of its subsidiaries and affiliates are eligible to participate in the Amended and Restated 2002 Share Plan. The selection of participants from this group is within the discretion of the Subcommittee. The estimated number of officers, directors and employees who are currently eligible to participate in the Amended and Restated 2002 Share Plan is 6,100.

Types of Benefits

        The Amended and Restated 2002 Share Plan provides for the grant of any or all of the following types of benefits (collectively, "Benefits"): (1) stock options, including incentive stock options and non-qualified stock options; (2) stock appreciation rights; (3) stock awards; (4) performance awards; and (5) stock units. Benefits may be granted singly, in combination, or in tandem as determined by the Subcommittee. Stock awards, performance awards and stock units may, as determined by the Subcommittee in its discretion, constitute Performance-Based Awards, as described below.

Stock Options

        Under the Amended and Restated 2002 Share Plan, the Subcommittee may grant awards in the form of options to purchase shares of Class A Common Stock. Options may either be incentive stock options, qualifying for special tax treatment, or non-qualified options. The Subcommittee will, with regard to each stock option, determine the number of shares subject to the option, the manner and time of the option's exercise and vesting, and the exercise price per share of stock subject to the option. The exercise price will not be less than 100% of the fair market value of the Class A Common Stock (generally the closing price on the New York Stock Exchange) on the date the stock option is granted (the "Fair Market Value"). The exercise price may be paid in cash or, in the discretion of the Subcommittee, by the delivery of shares of Class A Common Stock then owned by the participant, by the withholding of shares of Class A Common Stock for which a stock option is exercisable, or by a combination of these methods. In the discretion of the Subcommittee, payment also may be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. The Subcommittee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purposes of the Amended and Restated 2002 Share Plan. In determining which methods a participant may utilize to pay the exercise price, the Subcommittee may consider such factors as it determines are appropriate. No stock option is exercisable later than ten years after the date it is granted except in the event of a participant's death, in which case, the exercise period may be extended but not longer than one year after the participant's death. The exercise of any option which remains exercisable after termination of employment will be subject to satisfaction of the conditions precedent that the holder thereof neither (a) competes with or takes employment with or renders services to a competitor of the Company, its subsidiaries or affiliates without the consent of the Company nor (b) conducts himself or herself in a manner adversely affecting the Company.

Stock Appreciation Rights ("SARs")

        The Amended and Restated 2002 Share Plan authorizes the Subcommittee to grant an SAR either in tandem with a stock option or independent of a stock option. An SAR is a right to receive a payment, in cash, Class A Common Stock, or a combination thereof, equal to the excess of (x) the Fair Market Value, or other specified valuation, of a specified number of shares of Class A Common Stock on the date the right is exercised over (y) the Fair Market Value, or other specified valuation (which shall not be less than Fair Market Value), of such shares of Class A Common Stock on the date the right is granted, all as determined by the Subcommittee. SARs granted under the Amended and Restated 2002 Share Plan are subject to terms and conditions relating to exercisability that are similar to those imposed on stock options, and each SAR is subject to such terms and conditions as the Subcommittee shall impose from time to time.

Stock Awards

        The Subcommittee may, in its discretion, grant Stock Awards (which may include mandatory payment of bonus incentive compensation in stock) consisting of Class A Common Stock issued or transferred to participants with or without payments therefor. Stock Awards may be subject to such terms and conditions as the Subcommittee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares, the right of the Company to reacquire such shares for no consideration upon termination of the participant's employment within specified periods, and may constitute Performance-Based Awards, as described below. The Stock Award will specify whether the participant will have, with respect to the shares of Class A Common Stock subject to a Stock Award, all of the rights of a holder of shares of Class A Common Stock, including the right to receive dividends and to vote the shares.

Performance Awards

        The Amended and Restated 2002 Share Plan allows for the grant of performance awards which may take the form of shares of Class A Common Stock or stock units, or any combination thereof. Such awards may, but need not, be Performance-Based Awards. Such awards will be contingent upon the attainment over a period to be determined by the Subcommittee of certain performance goals. The length of the performance period, the performance goals to be achieved and the measure of whether and to what degree such goals have been achieved will be determined by the Subcommittee. Payment of earned performance awards will be made in accordance with terms and conditions prescribed or authorized by the Subcommittee. The participant may elect to defer, or the Subcommittee may require the deferral of, the receipt of performance awards upon such terms as the Subcommittee deems appropriate.

Stock Units

        The Subcommittee may, in its discretion, grant Stock Units to participants. Such Stock Units may, but need not, be Performance-Based

Awards. A "Stock Unit" is a notional account representing one share of Class A Common Stock. Stock Units shall be evidenced by a Benefit Agreement which shall specify the vesting requirements, the duration of any applicable deferral period, the performance or other conditions under which the Stock Unit may be forfeited and such other provisions as the Subcommittee shall determine. The Subcommittee shall also determine whether a participant granted a Stock Unit shall be entitled to Dividend Equivalent Rights (as defined in the Amended and Restated 2002 Share Plan). For Stock Units that vest on or after January 1, 2005, any deferral feature must comply with the requirements of Section 409A of the Code and the regulations thereunder.

Performance-Based Awards

        Certain Benefits granted under the Amended and Restated 2002 Share Plan may be granted in a manner such that the Benefit qualifies for the performance-based compensation exemption to Section 162(m) of the Code ("Performance-Based Awards"). As determined by the Subcommittee in its sole discretion, either the granting or vesting of such Performance-Based Awards will be based upon achievement of hurdle rates and/or growth in one or more of the following business criteria: (i) net earnings; (ii) earnings per share; (iii) net sales; (iv) market share; (v) net operating profit; (vi) expense targets; (vii) working capital targets relating to inventory and/or accounts receivable; (viii) operating margin; (ix) return on equity; (x) return on assets; (xi) planning accuracy (as measured by comparing planned results to actual results); (xii) market price per share; (xiii) gross margin; (xiv) return on invested capital and (xv) total return to stockholders. In addition, Performance-Based Awards may include comparisons to the performance of other companies, such performance to be measured by one or more of the foregoing criteria. Furthermore, the measurement of performance against goals may exclude or adjust for the impact of certain events or occurrences that were not budgeted or planned for in setting the goals, including among other things, restructurings, discontinued operations, changes in foreign currency exchange rates, extraordinary items and other unusual or non-recurring items, and the cumulative effects of accounting changes. With respect to Performance-Based Awards, the Subcommittee shall establish in writing (x) the performance goals applicable to a given period, specifying by an objective formula or standard, the method for computing the amount of compensation payable to the participant if such performance goals are obtained and (y) the individual employees or class of employees to which such performance goals apply no later than 90 days after the commencement of such period (but in no event after one quarter of such period has elapsed). No Performance-Based Award shall be payable to, or vest with respect to, any participant for a given fiscal period until the Subcommittee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied.

Minimum Vesting

        For all Stock Awards, Performance Awards or Stock Units (collectively, "Share Awards") granted after August 18, 2010, except in certain circumstances, (i) Share Awards granted as to which vesting is based solely on continuation of service will vest over a minimum period of three (3) years from the date of grant and (ii) Share Awards as to which vesting is based solely or in part on the achievement of one or more performance conditions will vest based on a performance period of no shorter than one (1) year (and if vesting is within one year of the grant date, the grant date must be within the first three months of the performance period). Notwithstanding the foregoing, (x) the above noted minimum vesting requirements shall not apply to shares of Class A Common Stock available for issuance under the Plan in settlement, assumption or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity ("Assumed Awards"), (y) Share Awards granted to any participants, which in the aggregate do not exceed 300 shares of Class A Common Stock as to which vesting is based solely on continuation of service, will vest over a minimum period of one year and (z) up to one million shares of Class A Common Stock may be granted subject to Share Awards without any minimum vesting requirements.

Other Terms

        The Amended and Restated 2002 Share Plan provides that Benefits may be transferred by will or the laws of descent and distribution. The Subcommittee determines the treatment to be afforded to a participant in the event of termination of employment for any reason including death, disability or retirement. Except with respect to incentive stock options, the Subcommittee may permit a Benefit to be transferred by a participant to certain members of the participant's immediate family or trusts for the benefit of such persons or other entities owned by such person.

        Upon the grant of any Benefit under the Amended and Restated 2002 Share Plan, the Subcommittee may, by way of an agreement with the participant, establish such other terms, conditions, restrictions and/or limitations covering the grant of the Benefit as are not inconsistent with the Amended and Restated 2002 Share Plan. No Benefit may be granted more than ten years after the date the Amended and Restated 2002 Share Plan is approved by the stockholders of the Company (the vote for such approval is scheduled to take place on November 9, 2010). The Subcommittee reserves the right to amend, suspend or terminate the Amended and Restated 2002 Share Plan at any time. However, no amendment may be made without approval of the stockholders of the Company if the amendment will: (i) disqualify any incentive stock options granted under the plan; (ii) increase the aggregate number of shares of Class A Common Stock that may be delivered through Stock Options under the plan; (iii) increase the maximum amount which can be paid to an individual participant under the plan; (iv) change the types of business criteria on which Performance-Based Awards are to be based under the plan; (v) modify the requirements as to eligibility for participation in the plan; or (vi) allow for the repricing of Stock Options or SARs for which the stockholder approval is required by the stock exchange on which the Class A Common Stock is listed. The Subcommittee may amend the terms of any outstanding Benefit or any provision of the plan as the Subcommittee deems necessary in its sole discretion and without a participant's prior consent to ensure compliance with Section 409A of the Code.

        The Amended and Restated 2002 Share Plan contains provisions for equitable adjustment of Benefits in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spinoff, combination of shares, exchange of shares, dividend in kind or other similar change in capital structure, distribution (other than normal cash dividends) to stockholders or any extraordinary dividend or distribution of cash or other assets to stockholders of the Company.

        In the event of a Change in Control (as defined below), the Subcommittee, in its discretion, may take such actions as it deems appropriate with respect to outstanding Benefits, including, without limitation, (i) accelerating the exercisability or vesting of such Benefits or, (ii) if such Benefits are assumed by an acquirer, accelerating the exercisability or vesting on a termination of employment following a Change in Control, or such other actions provided in an agreement approved by the Board of Directors in connection with a Change in Control and such Benefits shall be subject to the terms of such agreement as the Subcommittee, in its discretion, shall determine. The Subcommittee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Stock Option and Stock Appreciation Right outstanding will terminate within a specified number of days after notice to the holder, and such holder will receive, with respect to each share of Common Stock subject to such Stock Option or Stock Appreciation Right, an amount equal to the excess, if any, of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price or purchase price per share of such Stock Option or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Subcommittee, in its discretion, shall determine. For purposes of the Amended and Restated 2002 Share Plan, a "Change in Control" of the

Company will be deemed to have occurred upon any of the following events:

  (i) On or after the date there are no shares of Class B Common Stock, par value $.01 per share, of the Company outstanding, any person as such term is used in Section 13(d) of the Exchange Act or person(s) acting together which would constitute a "group" for purposes of Section 13(d) of the Exchange Act (other than the Company, any subsidiary, any employee benefit plan sponsored by the Company or any member of the Lauder family or any family-controlled entities) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person(s)) and "beneficially owns" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, at least 30% of the total voting power of all classes of capital stock of the Company entitled to vote generally in the election of the Board; or

  (ii) During any period of twelve consecutive months, either (A) the individuals who at the beginning of such period constitute the Company's Board of Directors or any individuals who would be "Continuing Directors" (as defined below) cease for any reason to constitute at least a majority thereof (B) at any meeting of the stockholders of the Company called for the purpose of electing directors, a majority of the persons nominated by the Board for election as directors fail to be elected; or

  (iii) Consummation of a sale or other disposition (in one transaction or a series of transactions) of all or substantially all of the assets of the Company; or

  (iv) Consummation of a merger or consolidation of the Company (A) in which the Company is not the continuing or surviving corporation (other than a consolidation or merger with a wholly-owned subsidiary of the Company in which all shares of the Company's common stock outstanding immediately before the effectiveness of that consolidation or merger are changed into or exchanged for common stock of the subsidiary) or (B) in which all shares of the Company's common stock are converted into cash, securities or other property, except in either case, a consolidation or merger of the Company in which the holders of the shares of Common Stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the shares of Common Stock of the continuing or surviving corporation immediately after such consolidation or merger or in which the Board immediately prior to the merger or consolidation would, immediately after the merger or consolidation, constitute a majority of the board of directors of the continuing or surviving corporation.

        Notwithstanding the foregoing, (A) changes in the relative beneficial ownership among members of the Lauder family and family-controlled entities shall not, by itself, constitute a Change in Control of the Company, and (B) any spin-off of a division or subsidiary of the Company to its stockholders shall not constitute a Change in Control of the Company.

        "Continuing Directors" means (x) the directors of the Company in office on the date on which stockholders approve the amendments to the Amended and Restated 2002 Share Plan and (y) any successor to any such director and any additional director who after such date was nominated or elected by a majority of the Continuing Directors in office at the time of his or her nomination or election.

        The Subcommittee may grant Benefits to participants who are subject to the tax laws of nations other than the United States, which Benefits may have terms and conditions as determined by the Subcommittee as necessary to comply with applicable foreign laws. The Subcommittee may take any action which it deems advisable to obtain approval of such Benefits by the appropriate foreign governmental entity; provided, however, that no such Benefits may be granted, and no action may be taken which would violate the Exchange Act, the Code or any other applicable law.

Certain Federal Income Tax Consequences

        The statements in the following paragraphs of the principal U.S. federal income tax consequences of Benefits under the Amended and Restated 2002 Share Plan are based on statutory authority and judicial and administrative interpretations, as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect). The law is technical and complex, and the discussion below represents only a general summary.

Incentive Stock Options

        Incentive stock options ("ISOs") granted under the Amended and Restated 2002 Share Plan are intended to meet the definitional requirements of Section 422(b) of the Code for "incentive stock options." An employee who receives an ISO does not recognize any taxable income upon the grant of such ISO. Similarly, the exercise of an ISO generally does not give rise to federal income tax to the employee, provided that (i) the federal "alternative minimum tax," which depends on the employee's particular tax situation, does not apply and (ii) the employee is employed by the Company from the date of grant of the option until three months prior to the exercise thereof, except where such employment terminates by reason of disability (where the three month period is extended to one year) or death (where this requirement does not apply). If an employee exercises an ISO after the requisite periods referred to in clause (ii) above, the ISO will be treated as an NSO (as defined below) and will be subject to the rules set forth below under the caption "Non-Qualified Stock Options and Stock Appreciation Rights." Further, if after exercising an ISO, an employee disposes of the Class A Common Stock so acquired more than two years from the date of grant and more than one year from the date of transfer of the Class A Common Stock pursuant to the exercise of such ISO (the "applicable holding period"), the employee will generally recognize capital gain or loss equal to the difference, if any, between the amount received for the shares and the exercise price. If, however, an employee does not hold the shares so acquired for the applicable holding period—thereby making a "disqualifying disposition"—the employee would recognize ordinary income equal to the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price and the balance, if any, would generally be treated as capital gain. If the disqualifying disposition is a sale or exchange that would permit a loss to be recognized under the Code (were a loss in fact to be realized), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the employee's ordinary income therefrom would be limited to the gain (if any) realized on the sale. An employee who exercises an ISO by delivering Class A Common Stock previously acquired pursuant to the exercise of another ISO is treated as making a "disqualifying disposition" of such Class A Common Stock if such shares are delivered before the expiration of their applicable holding period. Upon the exercise of an ISO with previously acquired shares as to which no disqualifying disposition occurs, despite some uncertainty, it appears that the employee would not recognize gain or loss with respect to such previously acquired shares. The Company will not be allowed a federal income tax deduction upon the grant or exercise of an ISO or the disposition, after the applicable holding period, of the Class A Common Stock acquired upon exercise of an ISO. In the event of a disqualifying disposition, the Company generally will be entitled to a deduction in an amount equal to the ordinary income included by the employee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Sections 280G and 162(m) of the Code (discussed below) do not apply.

Non-Qualified Stock Options and Stock Appreciation Rights

        Non-qualified stock options ("NSOs") granted under the Amended and Restated 2002 Share Plan are options that do not qualify as ISOs. An employee who receives an NSO or an SAR will not recognize any taxable income upon the grant of such NSO or SAR. However, the employee generally will recognize ordinary income upon exercise of an NSO in an amount equal to the excess of the fair market value of the shares of Class A Common Stock at the time of exercise over the exercise price. Similarly, upon the receipt of cash or shares pursuant to the exercise of an SAR, the individual generally will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of the shares received. As a result of Section 16(b) of the Exchange Act, under certain circumstances, the timing of income recognition may be deferred (generally for up to six months following the exercise of an NSO or SAR (the "Deferral Period")) for any individual who is an executive officer or director of the Company or a beneficial owner of more than ten percent (10%) of any class of equity securities of the Company. Absent a Section 83(b) election (as described below under "Other Awards"), recognition of income by the individual will be deferred until the expiration of the Deferral Period, if any. The ordinary income recognized with respect to the receipt of shares or cash upon exercise of an NSO or an SAR will be subject to both wage withholding and other employment taxes. In addition to the customary methods of satisfying the withholding tax liabilities that arise upon the exercise of an SAR for shares or upon the exercise of an NSO, the Company may satisfy the liability in whole or in part by withholding shares of Class A Common Stock from those that otherwise would be issuable to the individual or by the employee tendering other shares owned by him or her, valued at their fair market value as of the date that the tax withholding obligation arises. A federal income tax deduction generally will be allowed to the Company in an amount equal to the ordinary income included by the individual with respect to his or her NSO or SAR, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply. If an individual exercises an NSO by delivering shares of Class A Common Stock, other than shares previously acquired pursuant to the exercise of an ISO which is treated as a "disqualifying disposition" as described above, the individual will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the individual's tax basis. The individual, however, will be taxed as described above with respect to the exercise of the NSO as if he or she had paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction.

        If the Subcommittee permits an individual to transfer an NSO to a member or members of the individual's immediate family or to a trust for the benefit of such persons or other entity owned by such persons and such individual makes such a transfer and such transfer constitutes a completed gift for gift tax purposes (which determination may depend on a variety of factors) then such transfer will be subject to federal gift tax except, generally, to the extent protected by the individual's $13,000 (for 2010) per donee annual exclusion, by his or her lifetime gift tax credit or by the marital deduction. The amount of the individual's gift is the value of the NSO at the time of the gift. If the transfer of the NSO constitutes a completed gift, the NSO generally will not be included in his or her gross estate for federal estate tax purposes. The transfer of the NSO will not cause the transferee to recognize taxable income at the time of the transfer. If the transferee exercises the NSO while the transferor is alive, the transferor will recognize ordinary income as described above as if the transferor had exercised the NSO. If the transferee exercises the NSO after the death of the transferor, it is uncertain which of the transferor's estate or the transferee will recognize ordinary income for federal income tax purposes.

Other Awards

        With respect to other Benefits under the Amended and Restated 2002 Share Plan that are settled either in cash or in shares of Class A Common Stock that are either transferable or not subject to a substantial risk of forfeiture (as defined in the Code and the regulations thereunder), employees generally will recognize ordinary income equal to the amount of cash or the fair market value of the Class A Common Stock received. With respect to Benefits under the Amended and Restated 2002 Share Plan that are settled in shares of Class A Common Stock that are restricted to transferability and subject to a substantial risk of forfeiture—absent a written election pursuant to Section 83(b) of the Code filed with the Internal Revenue Service within 30 days after the date of transfer of such shares pursuant to the award (a "Section 83(b) election")—an individual will recognize ordinary income at the earlier of the time at which (i) the shares become transferable or (ii) the restrictions that impose a substantial risk of forfeiture of such shares lapse, in an amount equal to the excess of the fair market value (on such date) of such shares over the price paid for the award, if any. If a Section 83(b) election is made, the individual will recognize ordinary income, as of the transfer date, in an amount equal to the excess of the fair market value of the Class A Common Stock as of that date over the price paid for such award, if any. The ordinary income recognized with respect to the receipt of cash, shares of Class A Common Stock or other property under the Amended and Restated 2002 Share Plan will be subject to both wage withholding and other employment taxes. The Company generally will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the employee, provided that such amount constitutes an ordinary and necessary business expense and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

Dividends and Dividend Equivalents

        To the extent Benefits under the Amended and Restated 2002 Share Plan earn dividends or dividend equivalents, whether paid currently or credited to an account established under the Amended and Restated 2002 Share Plan, an individual generally will recognize ordinary income with respect to such dividends or dividend equivalents when such individual receives such dividends.

Change in Control

        In general, if the total amount of payments to an individual that are contingent upon a "change in ownership or control" of the Company (as defined in Section 280G of the Code), which could include payments under the Amended and Restated 2002 Share Plan that vest upon a Change in Control, equals or exceeds three times the individual's "base amount" (generally, such individual's average annual compensation for the five calendar years preceding the change in control), then, subject to certain exceptions, the payments may be treated as "parachute payments" under the Code, in which case a portion of such payments would be non-deductible to the Company and the individual would be subject to a 20% excise tax on such portion of the payments.

Certain Limitations on Deductibility of Executive Compensation

        With certain exceptions, Section 162(m) of the Code denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of an NSO or SAR or the disqualifying disposition of stock purchased pursuant to an ISO). One such exception applies to certain performance-based compensation provided that stockholders in a separate vote have approved such compensation and certain other requirements are met. If the Amended and Restated 2002 Share Plan is approved by its stockholders, the Company believes that stock options, SARs and Performance-Based Awards granted under the Amended and Restated 2002 Share Plan should qualify for the performance-based compensation exception to Section 162(m) of the Code provided that such grants are made by the Subcommittee, consisting solely of not less than two "outside directors" within the meaning of Section 162(m) of the Code.

Internal Revenue Code Section 409A

        Awards of NSOs, SARs, or other Benefits under the Amended and Restated 2002 Share Plan may, in some cases, result in the deferral of compensation that is subject to the requirements of Code Section 409A. Generally, to the extent that deferrals of these awards fail to meet certain requirements under Code Section 409A, such awards will be subject to immediate taxation and tax penalties in the year that they vest unless the requirements of Code Section 409A are satisfied. It is the intent of the Company that awards under the Amended and Restated 2002 Share Plan will be structured and administered in a manner that complies with the requirements of Code Section 409A.

 New Plan Benefits under the Amended and Restated Fiscal 2002 Share Incentive Plan

        Future awards under the Amended and Restated Fiscal 2002 Share Incentive Plan will be granted at the discretion of the Stock Plan Subcommittee. Consequently, the type, number, recipients and other terms of such awards cannot be determined at this time. Information regarding our recent practices with respect to annual incentive awards and stock-based compensation under existing plans is presented in the "Summary Compensation Table," the "Grants of Plan-Based Awards in 2010" and the "Outstanding Equity Awards at June 30, 2010" found elsewhere in this Proxy Statement.

Other Information

        The closing price of a share of Class A Common Stock on September 15, 2010 was $59.31 per share. Approval of the Amended and Restated 2002 Share Plan requires the affirmative vote of a majority of the votes cast by the holders of the shares of Class A Common Stock and Class B Common Stock of the Company voting in person or by proxy at the 2010 Annual Meeting of Stockholders. If stockholders do not approve the amendments to the Amended and Restated 2002 Share Plan, the Company will reconsider the alternatives available with respect to the compensation of officers, directors and key employees of, the Company.

        As of September 15, 2010, options, RSUs and/or PSUs have been granted to the following individuals or groups of individuals under the Fiscal 2002 Share Incentive Plan (since its inception in November 2001):

Name of Individual or Group (title)	Shares of Class A Common Stock Underlying Options, RSUs and PSUs (Granted since November 2001)
William P. Lauder, Executive Chairman and nominee for election as a Director	1,643,485
Fabrizio Freda, President and Chief Executive Officer	1,613,414
John Demsey, Group President	1,419,679
Cedric Prouvé, Group President-International	1,176,649
Richard W. Kunes, Executive Vice President and Chief Financial Officer	1,040,576
Current Executive Officers (as a group)(1)	8,119,211
Current Directors Who Are Not Executive Officers (as a group)(2)	92,640
Aerin Lauder, nominee for election as a Director	21,908
Richard D. Parsons, nominee for election as a Director	0
Lynn Forester de Rothschild, nominee for election as a Director	0
Richard F. Zannino, nominee for election as a Director	0
All Current Employees and Officers (other than Executive Officers) (as a group)(2)	13,101,376

(1)
Includes shares underlying Benefits listed separately for Messrs. W. Lauder, Freda, Demsey, Prouvé and Kunes.

(2)
Includes shares underlying Benefits granted to Aerin Lauder and Jane Lauder. Grants of options and RSUs to non-employee directors are made under our Non-Employee Director Share Incentive Plan.

        The Board recommends a vote FOR the proposal to approve the amendment to the Amended and Restated Fiscal 2002 Share Incentive Plan. Proxies received by the Board will be so voted unless a contrary choice is specified in the proxy.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(Item 3)

        The Audit Committee of the Board of Directors of the Company has appointed the firm of KPMG LLP, a registered public accounting firm, to serve as independent auditors of the Company for the fiscal year ending June 30, 2011, subject to ratification of this appointment by the stockholders of the Company. KPMG LLP was first appointed in April 2002. KPMG LLP audited the Company's financial statements as of, and for the year ended, June 30 of each year since the initial appointment. KPMG LLP also audited the effectiveness of internal control over financial reporting as of June 30, 2010 and provided an opinion thereon.

        KPMG LLP is considered by management of the Company to be well qualified. The firm has advised the Company that neither it nor any of its members has any direct or material indirect financial interest in the Company.

        For the fiscal years ended June 30, 2010 and 2009, the Company paid (or will pay) the following fees to KPMG LLP (and its affiliates) for services rendered during the year or for the audit in respect of those years:

Fee Type	Fiscal 2010	Fiscal 2009
	(in thousands)
Audit Fees(1)	$6,359	$6,198
Audit-Related Fees(2)	67	115
Tax Fees(3)	934	1,325
All Other Fees	—	—

Total	$7,360	$7,638

(1)
Fees paid for professional services rendered in connection with the audit of the annual financial statements and the effectiveness of internal control over financial reporting and related opinions, statutory audits of international subsidiaries, consents for registration statements and review of the quarterly financial statements for each fiscal year.

(2)
Represents fees paid for professional services rendered in connection with the audits of the Company's employee benefit plans and other audit related services.

(3)
Represents fees paid for tax compliance services, tax planning and related tax services.

        The Audit Committee of the Board of Directors has considered whether the provision of non-audit services by KPMG LLP is compatible with maintaining auditor independence. In 2002, the Audit Committee adopted a formal policy concerning approval of audit and non-audit services to be provided by KPMG LLP. The policy requires that all services KPMG LLP may provide to the Company, including audit services and permitted audit-related and non-audit services, be pre-approved by the Committee. The Chair of the Audit Committee may approve certain permitted non-audit services in between Committee meetings, which services are subsequently reported to and approved by the Committee. In addition, for particular permitted services, the Chief Financial Officer may approve the engagement of KPMG LLP provided such engagements will amount to fees of less than an aggregate of $50,000 per fiscal quarter and such engagement is reported to the Chair of the Committee and reported to and ratified by the Committee at its next meeting. All audit and non-audit services described herein were approved pursuant to this policy for fiscal 2010, and none of the services were approved by the Audit Committee pursuant to a waiver of pre-approval, as contemplated by Regulation S-X Rule 2-01(c)(7)(i)(C).

        One or more representatives of KPMG LLP will be present at the Annual Meeting of Stockholders, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

        Ratification of the appointment of the independent auditors requires the affirmative vote of a majority of the votes cast by the holders of the shares of Class A Common Stock and Class B Common Stock of the Company voting in person or by proxy at the Annual Meeting of Stockholders. If the stockholders do not ratify the appointment of KPMG LLP, the Audit Committee of the Board of Directors will reconsider the appointment.

        The Board recommends a vote FOR the proposal to ratify the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending June 30, 2011. Proxies received by the Board will be so voted unless a contrary choice is specified in the proxy.

 Proxy Procedure and Expenses of Solicitation

        The Company will hold the votes of all stockholders in confidence from the Company, its directors, officers and employees except: (i) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company; (ii) in case of a contested proxy solicitation; (iii) in the event that a stockholder makes a written comment on the proxy card or otherwise communicates his/her vote to management; or (iv) to allow the independent inspectors of election to certify the results of the vote. The Company will retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

        All expenses incurred in connection with the solicitation of proxies will be borne by the Company. The Company will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of Common Stock held in their names.

        Solicitation may be undertaken by mail, telephone, electronic means and personal contact by directors, officers and employees of the Company without additional compensation.

Stockholder Proposals and Direct Nominations

        If a stockholder intends to present a proposal for action at the 2011 Annual Meeting and wishes to have such proposal considered for inclusion in the Company's proxy materials in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, the proposal must be submitted in writing and received by the Secretary of the Company by May 27, 2011. Such proposal also must meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals.

        The Company's bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations of individuals for election to the Board of Directors, outside the process of Rule 14a-8. In general, notice of a stockholder proposal or a director nomination for an annual meeting must be received by the Company not less than 60 days nor more than 90 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding annual meeting of stockholders and must contain specified information and conform to certain requirements, as set forth in the bylaws. If the chairman at any meeting of stockholders determines that a stockholder proposal or director nomination was not made in accordance with the bylaws, the Company may disregard such proposal or nomination.

        In addition, if a stockholder submits a proposal outside of Rule 14a-8 for the 2011 Annual Meeting and the proposal fails to comply with the advance notice procedure prescribed by the bylaws, then the Company's proxy may confer discretionary authority on the persons being appointed as proxies on behalf of the Board of Directors to vote on the proposal.

        Proposals and nominations should be addressed to Spencer G. Smul, Senior Vice President, Deputy General Counsel and Secretary, The Estée Lauder Companies Inc., 767 Fifth Avenue, New York, New York 10153.

 Other Information

        Management of the Company does not know of any matters that may properly come before the meeting other than those referred to in the accompanying Notice of Annual Meeting of Stockholders or other matters incident to the conduct of the meeting. As to any other matter or proposal that may properly come before the meeting, including voting for the election of any person as a director in place of a nominee named herein who becomes unable or declines to serve and voting on a proposal omitted from this Proxy Statement pursuant to the rules of the Securities and Exchange Commission, proxies will be voted in accordance with the discretion of the proxy holders.

                      SPENCER G. SMUL
                       Senior Vice President, Deputy General Counsel and Secretary

                      New York, New York
                      September 24, 2010

The Annual Report to Stockholders of the Company for the fiscal year ended June 30, 2010, which includes financial statements, is available, together with this Proxy Statement, at http://www.proxyvoting.com/el. The Annual Report does not form any part of the material for the solicitations of proxies.

APPENDIX A

THE ESTÉE LAUDER COMPANIES INC.
AMENDED AND RESTATED FISCAL 2002 SHARE
INCENTIVE PLAN
(as of November 9, 2010)

1.    Purpose. The Estée Lauder Companies Inc. Amended and Restated Fiscal 2002 Share Incentive Plan (the "Plan") is intended to provide incentives which will attract, retain, motivate and reward highly competent people as officers, directors and key employees of ^ The Estée Lauder Companies Inc. (the "Company") and its subsidiaries and affiliates, by providing them opportunities to acquire shares of the Class A Common Stock, par value $.01 per share, of the Company ("Class A Common Stock") or to receive monetary payments based on the value of such shares pursuant to the Benefits (as defined below) described herein. Additionally, the Plan is intended to assist in further aligning the interests of the Company's officers, directors and key employees ^ to those of its other stockholders.

2.    Administration.

        (a) The Plan will be administered by a committee (the "Committee") appointed by the Board of Directors of the Company from among its members (which may be the Compensation Committee or the Stock Plan Subcommittee) and shall be comprised, unless otherwise determined by the Board of Directors, solely of not less than two members who shall be (i) "Non-Employee Directors" within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) "outside directors" within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Benefits (as defined below) granted hereunder as it deems necessary or advisable, including the right to establish the terms and conditions of Benefits, to accelerate the vesting or exercisability of Benefits and to cancel Benefits. The Committee may determine the extent to which any Benefit under the Plan is required to comply, or not comply, with Section 409A of the Code. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives. No member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, a subsidiary or an affiliate against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's bad faith, gross negligence or willful misconduct.

        (b) The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or

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agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the subsidiary or affiliate whose employees have benefited from the Plan, as determined by the Committee.

3.    Participants. Participants will consist of such officers, directors and key employees of ^ the Company and its subsidiaries and affiliates as the Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Benefits under the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive a Benefit in any other year or, once designated, to receive the same type or amount of Benefit as granted to the participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Benefits.

4.    Type of Benefits. Benefits under the Plan may be granted in any one or a combination of the following (collectively, "Benefits"): (a) Stock Options, (b) Stock Appreciation Rights, (c) Stock Awards, (d) Performance Awards and (e) Stock Units (each as described below). Stock Awards, Performance Awards, and Stock Units may, as determined by the Committee in its discretion, constitute Performance-Based Awards, as described in Section 11 hereof. Benefits shall be evidenced by agreements (which need not be identical) in such forms as the Committee may from time to time approve (each a "Benefit Agreement"); provided, however, that in the event of any conflict between the provisions of the Plan and any Benefit Agreement and subject to Section 12, the provisions of the Plan shall prevail.

5.    Common Stock Available Under the Plan; Minimum Vesting.

        (a) Subject to the provisions of this Section 5 and any adjustments made in accordance with Section 13 hereof, the maximum number of shares of Class A Common Stock that ^ are available for issuance to participants (including permitted assignees) and their beneficiaries under this Plan shall be equal to the sum of: (i) ^ 32,000,000 shares of Class A Common Stock, which may be authorized and unissued or treasury shares; and (ii) up to ^ 8,400,000 shares of Class A Common Stock that are represented by awards granted or to be granted under any prior plan of the Company or under any employment agreement with the Company, which are forfeited, expire or are cancelled without the delivery of shares of Class A Common Stock or which result in the forfeiture of shares of Class A Common Stock back to the Company. Any shares of Class A Common Stock covered by a Benefit (or portion of a Benefit) granted under the Plan, which is forfeited or canceled, expires or, in the case of a Benefit other than a Stock Option, is settled in cash, shall again be ^ available for ^ issuance under the Plan. The preceding sentence shall apply only for purposes of determining the aggregate number of shares of Class A Common Stock ^ available for Benefits but shall not apply for purposes of determining (x) the maximum number of shares of Class A Common Stock with respect to which Benefits (including the maximum number of shares of Class A Common Stock subject to Stock Options and Stock Appreciation Rights) may be granted to an individual participant under the Plan or (y) the maximum number of shares of Class A common Stock that may be delivered through Stock Options under the Plan.

        (b)^ Shares of Class A Common Stock ^ withheld or tendered (either actually or by attestation^) to satisfy tax withholding obligations for Benefits granted under the Plan or any shares of Class A Common Stock withheld or tendered to pay the exercise price of Stock Options under the Plan shall be counted against the shares of Class A Common Stock available for ^ issuance under the Plan ^ and shall not be available again for grant. Shares of Class A Common Stock delivered under the Plan in settlement, assumption or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity ("Assumed Awards") shall not reduce the

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maximum number of shares of Class A Common Stock available for ^ issuance under the Plan, to the extent that such settlement, assumption or substitution is as a result of the Company or its subsidiaries or affiliates acquiring another entity (or an interest in another entity). This Section 5(b) shall apply only for purposes of determining the aggregate number of shares of Class A Common Stock ^ available for Benefits but shall not apply for purposes of determining (x) the maximum number of shares of Class A Common Stock with respect to which Benefits (including the maximum number of shares of Class A Common Stock subject to Stock Options and Stock Appreciation Rights) may be granted to an individual participant under the Plan or (y) the maximum number of shares of Class A Common Stock that may be delivered through Stock Options under the Plan.

        (c) Subject to any adjustments made in accordance with Section 13 hereof, the following additional aggregate and individual maximums are imposed under the Plan. The aggregate number of shares of Class A Common Stock that may be delivered through Stock Options shall be the lesser of (i) 32,000,000 and (ii) the maximum number of shares of Class A Common Stock that may be delivered under the Plan, as specified in Section 5(a) hereof. The number of shares of Class A Common Stock with respect to which Benefits may be granted to an individual participant under the Plan in any fiscal year of the Company shall not exceed ^ 2,000,000, subject to any adjustments made in accordance with Section 13 hereof.

        (d) For all Stock Awards, Performance Awards or Stock Units (collectively, "Share Awards") granted after August 18, 2010, except in the event of a participant's death, disability, or retirement, or in the event of a Change in Control (as define below) or, as determined by the Committee, other special circumstances, (i) Share Awards granted as to which vesting is based solely on continuation of service will vest over a minimum period of three (3) years from the date of grant and (ii) Share Awards as to which vesting is based solely or in part on the achievement of one or more performance conditions will vest based on a performance period of no shorter than one (1) year (and if vesting is within one-year of the grant date, the grant date must be within the first three months of the performance period). Notwithstanding the foregoing, (x) the foregoing minimum vesting requirements shall not apply to Assumed Awards, (y) Share Awards granted to any participants, which in the aggregate do not exceed 300 shares of Class A Common Stock (subject to any adjustments made in accordance with Section 13 hereof) as to which vesting is based solely on continuation of service, will vest over a minimum period of one year and (z) up to one million shares of Class A Common Stock (subject to any adjustments made in accordance with Section 13 hereof) may be granted subject to Share Awards without any minimum vesting requirements. Vesting over a minimum period of three (3) years or one (1) year shall not require cliff vesting and may include periodic vesting over such applicable period.

6.    Stock Options. Stock Options will consist of awards from the Company that will enable the holder to purchase a number of shares of Class A Common Stock at set terms. Stock Options may be "incentive stock options" within the meaning of Section 422 of the Code ("Incentive Stock Options"), or Stock Options which do not constitute Incentive Stock Options ("Nonqualified Stock Options"). The Committee will have the authority to grant to any participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Committee may impose from time to time, subject to the following limitations:

        (a) Exercise Price. Each Stock Option granted hereunder shall have such per-share exercise price as the Committee may determine at the date of grant; provided, however, except in the case of Assumed Awards to the extent permitted by Section 409A of the Code and subject to subsection (d) below, that

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the per-share exercise price shall not be less than 100% of the Fair Market Value (as defined below) of the Class A Common Stock on the date the Stock Option is granted.

        (b) Payment of Exercise Price. The exercise price may be paid in cash or, in the discretion of the Committee, by the delivery of shares of Class A Common Stock of the Company then owned by the participant, by the withholding of shares of Class A Common Stock for which a Stock Option is exercisable or by a combination of these methods. In the discretion of the Committee, payment also may be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purposes of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Class A Common Stock of the Company then owned by a participant, providing the Company with a notarized statement attesting to the number of shares owned, in which case upon verification by the Company, the Company would issue to the participant only the number of incremental shares to which the participant is entitled upon exercise of the Stock Option. In determining which methods a participant may utilize to pay the exercise price, the Committee may consider such factors as it determines are appropriate.

        (c) Exercise Period. Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no Stock Option shall be exercisable later than ten years after the date it is granted except, for Stock Options granted before April 10, 2007, in the event of a participant's death, the exercise period of such participant's Stock Options may be extended beyond such period but no longer than one year after the participant's death. All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in the Benefit Agreement relating to the option grant.

        (d) Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to participants who are employees of the Company or one of its subsidiaries (within the meaning of Section 424(f) of the Code) at the date of grant. The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Class A Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company and of any parent corporation or subsidiary corporation (as defined in Sections 424(e) and (f) of the Code, respectively)) shall not exceed $ ^ 100,000 and any Stock Options exercisable in excess of the $100,000 limit shall be treated as nonqualified Stock Options. For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted. The per-share exercise price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Class A Common Stock on the date of grant, and no Incentive Stock Option may be exercised later than ten years after the date it is granted; provided, however, that Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company, unless the exercise price is fixed at not less than 110% of the Fair Market Value of the Class A Common Stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five years from the date of grant of such option.

        (e) Post-Employment Exercises. The exercise of any Stock Option after termination of employment shall be subject to satisfaction of the conditions precedent that the participant neither (i) competes with, or takes employment with or renders services to a competitor of, the Company, its subsidiaries or

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affiliates without the written consent of the Company, nor (ii) conducts himself or herself in a manner adversely affecting the Company.

7.    Stock Appreciation Rights.

        (a) The Committee may, in its discretion, grant Stock Appreciation Rights to the holders of any Stock Options granted hereunder. In addition, Stock Appreciation Rights may be granted independently of, and without relation to, Stock Options. A Stock Appreciation Right is a right to receive a payment in cash, Class A Common Stock or a combination thereof, in an amount equal to the excess of (x) the Fair Market Value, or other specified valuation (which shall be no less than the Fair Market Value), of a specified number of shares of Class A Common Stock on the date the right is exercised over (y) the Fair Market Value, or other specified valuation (which, except in the case of Assumed Awards to the extent permitted by Section 409A of the Code, shall be no less than the Fair Market Value) of such shares of Class A Common Stock on the date the right is granted, all as determined by the Committee; provided, however, that if a Stock Appreciation Right is granted in tandem with or in substitution for a Stock Option, the Fair Market Value designated in the Benefit Agreement may be the Fair Market Value on the date such Stock Option was granted. Each Stock Appreciation Right shall be subject to such terms and conditions as the Committee shall impose from time to time.

        (b) Stock Appreciation Rights granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no Stock Appreciation Right shall be exercisable later than ten years after the date it is granted except, for Stock Appreciation Rights granted before April 10, 2007, in the event of a participant's death, the exercise period of such participant's Stock Appreciation Rights may be extended beyond such period but no longer than one year after the participant's death. All Stock Appreciation Rights shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such right.

        (c) The exercise of any Stock Appreciation Right after termination of employment shall be subject to satisfaction of the conditions precedent that the participant neither (i) competes with, or takes other employment with or renders services to a competitor of, the Company, its subsidiaries or affiliates without the written consent of the Company, nor (ii) conducts himself or herself in a manner adversely affecting the Company.

8.    Stock Awards. The Committee may, in its discretion, grant Stock Awards (which may include mandatory payment of bonus incentive compensation in stock) consisting of Class A Common Stock issued or transferred to participants with or without payments therefor. Stock Awards may be subject to such terms and conditions as the Committee determines to be appropriate, including, without limitation, restrictions on the sale or other disposition of such shares and the right of the Company to reacquire such shares for no consideration upon termination of the participant's employment within specified periods, and may constitute Performance-Based Awards, as described in Section 11 hereof. The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to the Class A Common Stock covered by a Stock Award. The Committee also may require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed. The Stock Award shall specify whether the participant shall have, with respect to the shares of Class A Common Stock subject to a Stock Award, all of the rights of a holder of shares of Class A Common Stock of the Company, including the right to receive dividends and to vote the shares.

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9.    Performance Awards.

        (a) Performance Awards may be granted to participants at any time and from time to time, as shall be determined by the Committee. Performance Awards may constitute Performance-Based Awards, as described in Section 11 hereof. The Committee shall have complete discretion in determining the number, amount and timing of awards granted to each participant; provided, that for Performance Awards subject to Section 409A of the Code, these determinations must be made on or before the date of grant of the Performance Award. ^ Performance Awards may be in the form of shares of Class A Common Stock or Stock Units. Performance Awards may be awarded as short-term or long-term incentives. Performance targets may be based upon Company-wide, divisional and/or individual performance, or other factors as determined by the Committee.

        (b) With respect to those Performance Awards that are not intended to constitute Performance-Based Awards, the Committee shall have the authority at any time to make adjustments to performance targets for any outstanding Performance Awards which the Committee deems necessary or desirable unless at the time of establishment of such targets the Committee shall have precluded its authority to make such adjustments, provided that, for Performance Awards that are subject to Section 409A of the Code, the adjustments are compliant with Section 409A of the Code and the regulations thereunder.

        (c) Payment of earned Performance Awards shall be made in accordance with terms and conditions prescribed or authorized by the Committee. The participant may elect to defer, or the Committee may require or permit the deferral of, the receipt of Performance Awards upon such terms as the Committee deems appropriate, provided that, for Performance Awards that vest on or after January 1, 2005, any election and deferral is compliant with the requirements of Section 409A of the Code and the regulations thereunder.

10.    Stock Units.

        (a) The Committee may, in its discretion, grant Stock Units to participants hereunder. A "Stock Unit" means a notional account representing one share of Class A Common Stock. ^ Stock Units shall be evidenced by a Benefit Agreement, which shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable. Stock Units may constitute Performance-Based Awards, as described in Section 11 hereof. Each Benefit Agreement evidencing a Stock Unit grant shall specify the vesting requirements, the duration of any applicable deferral period, the performance or other conditions (including the termination of a participant's service due to death, disability or other reason) under which the Stock Unit may be forfeited and such other provisions as the Committee shall determine. A Stock Unit granted by the Committee shall provide for payment in either shares of Class A Common Stock ^ or cash, as determined by the Committee. Shares of Class A Common Stock issued pursuant to this Section 10 may be issued with or without payments or other consideration therefor, as may be required by applicable law or as may be determined by the Committee. On or before the grant date, the Committee shall determine whether a participant granted a Stock Unit shall be entitled to a Dividend Equivalent Right. A "Dividend Equivalent Right" means the right to receive the amount of any dividend paid on the share of Class A Common Stock underlying a Stock Unit, which shall be payable in cash or in the form of additional Stock Units.

        (b) ^ For Stock Units that vest on or after January 1, ^ 2005, any deferral feature must comply with the requirements of Section 409A of the Code and the regulations thereunder.

11.    Performance-Based Awards. Certain Benefits granted under the Plan may be granted in a manner such that the Benefits qualify for the performance-based compensation exception to Section 162(m) of the Code ("Performance-Based Awards"). As determined by the Committee in its sole discretion, either

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the granting or vesting of such Performance-Based Awards shall be based on achievement of hurdle rates and/or growth rates in one or more business criteria that apply to the individual participant, one or more business units or the Company as a whole. The business criteria shall be as follows, individually or in combination: (i) net earnings; (ii) earnings per share; (iii) net sales; (iv) market share; (v) net operating profit; (vi) expense targets; (vii) working capital targets relating to inventory and/or accounts receivable; (viii) operating margin; (ix) return on equity; (x) return on assets; (xi) planning accuracy (as measured by comparing planned results to actual results); (xii) market price per share; (xiii) gross margin; (xiv) return on invested capital and (^ xv) total return to stockholders. In addition, Performance-Based Awards may include comparisons to the performance of other companies, such performance to be measured by one or more of the foregoing business criteria. Furthermore, the measurement of performance against goals may exclude or adjust for the impact of certain events or occurrences that were not budgeted or planned for in setting the goals, including, among other things, restructurings, discontinued operations, changes in foreign currency exchange rates, extraordinary items and other unusual or non-recurring items, and the cumulative effects of accounting changes. With respect to Performance-Based Awards, (i) the Committee shall establish in writing (x) the performance goals applicable to a given period specifying in terms of an objective formula or standard the method for computing the amount of compensation payable to the participant if such performance goals are achieved and (y) the individual employees or class of employees to which such performance goals apply no later than 90 days after the commencement of such period (but in no event after one-quarter of such period has elapsed) and (ii) no Performance-Based Awards shall be payable to or vest with respect to any participant for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied. With respect to any Benefits intended to qualify as Performance-Based Awards, after establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal. Notwithstanding the preceding sentence, and unless restricted by the applicable Benefit Agreement, the Committee may reduce or eliminate the number of shares of Class A Common Stock or cash granted or the number of shares of Class A Common Stock vested upon the attainment of such performance goal.

12.    Foreign Laws. The Committee may grant Benefits to individual participants who are subject to the tax laws of nations other than the United States, which Benefits may have terms and conditions which the Committee determines to be necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such Benefits by the appropriate foreign governmental entity; provided, however, that no Benefits may be granted pursuant to this Section 12 and no action may be taken which would result in a violation of the Exchange Act, the Code or any other applicable law.

13.    Adjustment Provisions; Change in Control.

        (a) If there is any change in the Class A Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, the Committee will adjust, in a fair and equitable manner, the Plan and each outstanding Benefit under the Plan to prevent dilution or enlargement of participants' rights under the Plan. The Committee will make this adjustment each time one of the changes identified above occurs by ^ (i) adjusting the number of shares of Class A Common Stock and/or kind of shares of common stock of the Company or other securities that may be issued under the Plan or that are subject to other share limitations under the Plan, the number of shares of Class A Common Stock and/or kind of shares of common stock of the Company or other securities that are subject to outstanding Benefits, and/or where applicable, the exercise price or purchase price applicable to outstanding Benefits, (ii) granting a right

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to receive one or more payments of securities, cash and/or property (which right may be evidenced as an additional Benefit under this Plan) in respect of any outstanding Benefit, or (iii) providing for the settlement of any outstanding Benefit (other than a Stock Option or Stock Appreciation Right) in such securities, cash and/or property as would have been received had the Benefit been settled in full immediately prior to the change. However, any adjustment or change or other action under this Section 13 shall comply with or otherwise ensure exemption from Section 409A of the Code, as applicable. Appropriate adjustments also may be made by the Committee to the terms of any Benefits under the Plan to reflect such changes or distributions (and any extraordinary dividend or distribution of cash or other assets) and to modify any other terms of outstanding Benefits on an equitable basis, including modifications of performance targets and changes in the length of performance periods (except that Benefits intended to constitute Performance-Based Awards shall only be adjusted to the extent permitted under Section 11 hereof, and all Benefits will only be adjusted to ensure compliance with, or exemption from, Section 409A of the Code). In addition, other than with respect to Stock Options, Stock Appreciation Rights, and other awards intended to constitute Performance-Based Awards, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, Benefits in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles.

        (b) Notwithstanding any other provision of this Plan, in the event of a Change in Control (as defined below), the Committee, in its discretion, may take such actions as it deems appropriate with respect to outstanding Benefits, including, without limitation, accelerating the exercisability or vesting of such Benefits on a Change in Control or, if such Benefits are assumed by an acquirer, on a termination of employment following a Change in Control, or such other actions provided in an agreement approved by the Board in connection with a Change in Control and such Benefits shall be subject to the terms of such agreement as the Committee, in its discretion, shall determine, provided that all such actions ensure Benefits are compliant with, or otherwise exempt from, Section 409A of the Code. The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control, each Stock Option and Stock Appreciation Right outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share of Common Stock subject to such Stock Option or Stock Appreciation Right, an amount equal to the excess, if any, of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price or purchase price per share of such Stock Option or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine. For purposes of this ^ Plan, a "Change in Control" of the Company shall be deemed to have occurred upon any of the following events:

            (i)  On or after the date there are no shares of Class B Common Stock, par value $.01 per share, of the Company outstanding, any person as such term is used in Section 13(d) of the Exchange Act or person(s) acting together which would constitute a "group" for purposes of Section 13(d) of the Exchange Act (other than the Company, any subsidiary, any employee benefit plan sponsored by the Company or any member of the Lauder family or any family-controlled entities) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person(s)) and "beneficially owns" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, at least 30% of the total voting power of all classes of capital stock of the Company entitled to vote generally in the election of the Board; or

           (ii)  During any period of twelve consecutive months, either (A) the individuals who at the beginning of such period constitute the Company's Board of Directors or any individuals who

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would be "Continuing Directors" (as defined below) cease for any reason to constitute at least a majority thereof (B) at any meeting of the ^ stockholders of the Company called for the purpose of electing directors, a majority of the persons nominated by the Board for election as directors fail to be elected; or

          (iii)  Consummation of a sale or other disposition (in one transaction or a series of transactions) of all or substantially all of the assets of the Company; or

          (iv)  Consummation of a merger or consolidation of the Company (A) in which the Company is not the continuing or surviving corporation (other than a consolidation or merger with a wholly-owned subsidiary of the Company in which all shares of the Company's common stock outstanding immediately before the effectiveness of that consolidation or merger are changed into or exchanged for common stock of the subsidiary) or (B) in which all shares of the Company's common stock are converted into cash, securities or other property, except in either case, a consolidation or merger of the Company in which the holders of the shares of Common Stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the shares of Common Stock of the continuing or surviving corporation immediately after such consolidation or merger or in which the Board immediately prior to the merger or consolidation would, immediately after the merger or consolidation, constitute a majority of the board of directors of the continuing or surviving corporation.

Notwithstanding the foregoing, none of the following shall constitute a Change in Control: (A) changes in the relative beneficial ownership among members of the Lauder family and family-controlled entities, without other changes that would constitute a Change in Control; or (B) any spin-off of a division or subsidiary of the Company to its stockholders.

For purposes of this Section 13(b), "Continuing Directors" shall mean (x) the directors of the Company in office on the Effective Date (as defined below) and (y) any successor to any such director and any additional director who after the Effective Date whose appointment or election is endorsed by a majority of the Continuing Directors at the time of his or her nomination or election.

14.    Nontransferability. Each Benefit granted under the Plan to a participant shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the participant's lifetime, only by the participant. In the event of the death of a participant, each Stock Option or Stock Appreciation Right theretofore granted to him or her shall be exercisable during such period after his or her death as the Committee shall in its discretion set forth in such option or right at the date of grant and then only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Stock Option or Stock Appreciation Right shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, at the discretion of the Committee, an award of a Benefit other than an Incentive Stock Option may permit the transferability of a Benefit by a participant solely to the participant's spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons, subject to any restriction included in the award of the Benefit.

15.    Other Provisions. The award of any Benefit under the Plan also may be subject to such other provisions (whether or not applicable to a Benefit awarded to any other participant) as the Committee determines appropriate, including ^ without limitation ^ for the forfeiture of, or restrictions on resale or other disposition of, Class A Common Stock acquired under any form of Benefit, for the acceleration of exercisability or vesting of Benefits ^ in the event of a change of control (whether or not a Change in Control) of the Company, for the payment of the value of Benefits that are exempt from Section 409A of the Code to participants in the event of a change of control (whether or not a

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Change in Control) of the Company, or to comply with federal and state securities laws, or understandings or conditions as to the participant's employment in addition to those specifically provided for under the Plan. The award of any Benefit under the Plan shall be subject to the receipt of the Company of consideration required under applicable state law.

16.    Fair Market Value. For purposes of this Plan and any Benefits awarded hereunder, Fair Market Value shall be the closing price of the Class A Common Stock on the date of calculation (or on the last preceding trading date if Class A Common Stock was not traded on such date) if the Class A Common Stock is readily tradeable on a national securities exchange or other market system. If the Class A Common Stock is not readily tradeable, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Class A Common Stock; provided that, for Stock Options and Stock Appreciation Rights that vested on and after January 1, 2005, Fair Market Value will be determined in accordance with the requirements of Section 409A of the Code and the regulations thereunder.

17.    Withholding. All payments or distributions of Benefits made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax-withholding requirements at the minimum statutory withholding rates. Notwithstanding the foregoing, if the Company proposes or is required to distribute Class A Common Stock pursuant to the Plan, it may require the recipient to remit to it or to the corporation that employs such recipient an amount sufficient to satisfy such tax-withholding requirements prior to the delivery of any certificates for such Class A Common Stock. In lieu thereof, the Company or the employing corporation shall have the right, to the extent compliant with Section 409A of the Code, to withhold the amount of such taxes from any other sums due or to become due from such corporation to the recipient as the Committee shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit an optionee or award or right holder to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Benefit consisting of shares of Class A Common Stock by electing to have the Company withhold shares of Class A Common Stock having a fair market value, determined based on the average of the high and low trading prices of Class A Common Stock on the date of vesting (or if the date of vesting does not fall on a trading day, such average price on the next trading day after the date of vesting), equal to the amount of tax to be withheld at the minimum statutory withholding rates.

18.    Tenure. A participant's right, if any, to continued employment with the Company or any of its subsidiaries or affiliates as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan. For purposes of this Plan, in respect of participants who are non-employee directors, the term "employment" shall mean service.

19.    Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

20.    No Fractional Shares. No fractional shares of Class A Common Stock shall be issued or delivered pursuant to the Plan or any Benefit. On or before the date of grant of any Benefit under the Plan that

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is subject to Section 409A of the Code, the Committee shall determine whether cash, or Benefits, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated with respect to that Benefit.

21.    Duration, Amendment and Termination. No Benefit shall be granted more than ten years after the Effective Date. The Committee may amend the Plan from time to time or suspend or terminate the Plan at any time. No amendment of the Plan may be made without approval of the stockholders of the Company if the amendment will: (a) disqualify any Incentive Stock Options granted under the Plan; (b) increase the aggregate number of shares of Class A Common Stock that may be delivered through Stock Options under the Plan; (c) increase the maximum amount which can be paid to an individual participant under the Plan as set forth in the third sentence of Section 5(c) hereof; (d) change the types of business criteria on which Performance-Based Awards are to be based under the Plan; (e) modify the requirements as to eligibility for participation in the Plan or (f) allow for the repricing of Stock Options or Stock Appreciation Rights for which the stockholder approval is required by the stock exchange on which the Class A Common Stock is listed. Notwithstanding anything to the contrary contained herein, the Committee may amend the terms of any outstanding Benefit or any provision of the Plan as the Committee deems necessary to ensure compliance with Section 409A of the Code.

22.    Governing Law. This Plan, Benefits granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of New York (regardless of the law that might otherwise govern under applicable New York principles of conflict of laws).

23.    Compliance with Section 409A of the Code and Section 457A of the Code

          (a)   General.    The Company intends that any Benefits be structured in compliance with, or to satisfy an exemption from, Section 409A of the Code, such that there are no adverse tax consequences, interest, or penalties pursuant to Section 409A of the Code as a result of the Benefits. Notwithstanding the Company's intention, in the event any Benefit is subject to Section 409A of the Code, the Committee may, in its sole discretion and without a participant's prior consent, amend the Plan and/or outstanding Benefits, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (i) exempt the Plan and/or any Benefit from the application of Section 409A of the Code, (ii) preserve the intended tax treatment of any such Benefit, or (iii) comply with the requirements of Section 409A of the Code, including without limitation any such regulations guidance, compliance programs and other interpretative authority that may be issued after the date of grant of a Benefit.89 This Plan shall be interpreted at all times in such a manner that the terms and provisions of the Plan and Benefits are exempt from or comply with Section 409A of the Code.

          (b)   Payments to Specified Employees.    Notwithstanding any contrary provision in the Plan or Benefit Agreement, any payment(s) of "nonqualified deferred compensation" (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan to a "specified employee" (as defined under Section 409A of the Code) as a result of his or her "separation from service" (as defined below) (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such "separation from service" and shall instead be paid (in a manner set forth in the Benefit Agreement) on the payment date that immediately follows the end of such six-month period (or, if earlier, within 10 business days following the date of death of the specified employee) or as soon as administratively practicable within 90 days thereafter, but in no event later than the end of the applicable taxable year.

          (c)   Separation from Service.    A termination of employment shall not be deemed to have occurred for purposes of any provision of the Plan or any Benefit Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under

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Section 409A of the Code upon or following a termination of employment, unless such termination is also a "separation from service" within the meaning of Section 409A of the Code and the payment thereof prior to a "separation from service" would violate Section 409A of the Code. For purposes of any such provision of the Plan or any Benefit Agreement relating to any such payments or benefits, references to a "termination," "termination of employment," "termination of continuous service" or like terms shall mean "separation from service."

          (d)   Section 457A.    The Company intends that any Benefits be structured in compliance with, or to satisfy an exemption from, Section 457A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder ("Section 457A"), such that there are no adverse tax consequences, interest, or penalties as a result of the Benefits and Section 457. Notwithstanding the Company's intention, in the event any Benefit is subject to Section 457A, the Committee may, in its sole discretion and without a Participant's prior consent, amend the Plan and/or Benefits, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (i) exempt the Plan and/or any Benefit from the application of Section 457A, (ii) preserve the intended tax treatment of any such Benefit, or (iii) comply with the requirements of Section 457A, including without limitation any such regulations, guidance, compliance programs and other interpretative authority that may be issued after the date of the grant.

          (e)   No Guarantee.    Nothing in this Plan shall be a guarantee of any particular tax treatment.

24.    Recoupment Policy. Benefits awarded under the Plan shall be subject to any recoupment policy adopted by the Company as it exists from time to time.

25.    ^ Effective Date. The Plan shall be effective on the date it is approved by ^ stockholders of the Company at an annual meeting or any special meeting of the stockholders of the Company (the "Effective Date").

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We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. OR Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to the stockholder meeting date. Please mark your votes as indicated in this example X INTERNET http://www.proxyvoting.com/el Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. FOR ALL WITHHOLD FOR ALL *EXCEPTIONS FOLD AND DETACH HERE Mark Here for Address Change or Comments SEE REVERSE WO# Fulfillment# 81034 81045 Please mark, date and sign exactly as your name appears hereon and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign. Signature(s) of Stockholder(s) Title: Date , 2010 . WILL ATTEND Item 2 – Approval of Amendment to the Amended and Restated Fiscal 2002 Share Incentive Plan. Item 3 – Ratification of appointment of KPMG LLP as independent auditors for the 2011 fiscal year. I plan to attend the Annual Meeting FOR AGAINST ABSTAIN (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) *Exceptions This proxy when properly executed, will be voted as directed herein. If no direction is given, this proxy will be voted in accordance with the recommendations of the Company’s Board of Directors “FOR” all nominees in Item 1, “FOR” Item 2 and “FOR” Item 3 and in the discretion of the proxy holders upon such other business as may properly come before the meeting or any adjournment thereof. Item 1 – Election of five (5) Class II Directors: Nominees: 01 Aerin Lauder 02 William P. Lauder 03 Lynn Forester de Rothschild 04 Richard D. Parsons 05 Richard F. Zannino Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to the stockholder meeting date. OR

FOLD AND DETACH HERE Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2010 Annual Report to Stockholders are available at: http://www.proxyvoting.com/el (Continued and to be marked, dated and signed, on the other side) Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment. WO# Fulfillment# 81034 81045 NOTICE: IF YOU PLAN TO ATTEND THE 2010 ANNUAL MEETING, PLEASE CHECK THE BOX ON THE REVERSE SIDE. AN ADMISSION TICKET WILL BE MAILED TO YOU. NO ADMISSION WILL BE GRANTED WITHOUT AN ADMISSION TICKET. The Estée Lauder Companies Inc. Annual Meeting of Stockholders November 9, 2010, 10:00 a.m. (local time) Jumeirah Essex House Grand Salon 160 Central Park South New York, New York THE ESTÉE LAUDER COMPANIES INC. PROXY CLASS A COMMON STOCK ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned, revoking all previous proxies, hereby constitutes and appoints Fabrizio Freda, Sara E. Moss and Richard W. Kunes, and each of them, proxies with full power of substitution to vote for the undersigned all shares of Class A Common Stock of The Estée Lauder Companies Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on November 9, 2010, at the Jumeirah Essex House, Grand Salon, 160 Central Park South, New York, New York, at 10:00 a.m. (local time), and at any adjournment thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote or refrain from voting as checked on the reverse side upon the matters listed on the reverse side, and otherwise in their discretion.

We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. OR Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to the stockholder meeting date. Please mark your votes as indicated in this example X INTERNET http://www.proxyvoting.com/el Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. FOR ALL WITHHOLD FOR ALL *EXCEPTIONS FOLD AND DETACH HERE Mark Here for Address Change or Comments SEE REVERSE WO# Fulfillment# 81034-bl 81046 Please mark, date and sign exactly as your name appears hereon and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign. Signature(s) of Stockholder(s) Title: Date , 2010 . WILL ATTEND Item 2 – Approval of Amendment to the Amended and Restated Fiscal 2002 Share Incentive Plan. Item 3 – Ratification of appointment of KPMG LLP as independent auditors for the 2011 fiscal year. I plan to attend the Annual Meeting FOR AGAINST ABSTAIN (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) *Exceptions This proxy when properly executed, will be voted as directed herein. If no direction is given, this proxy will be voted in accordance with the recommendations of the Company’s Board of Directors “FOR” all nominees in Item 1, “FOR” Item 2 and “FOR” Item 3 and in the discretion of the proxy holders upon such other business as may properly come before the meeting or any adjournment thereof. Item 1 – Election of five (5) Class II Directors: Nominees: 01 Aerin Lauder 02 William P. Lauder 03 Lynn Forester de Rothschild 04 Richard D. Parsons 05 Richard F. Zannino

FOLD AND DETACH HERE Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2010 Annual Report to Stockholders are available at: http://www.proxyvoting.com/el (Continued and to be marked, dated and signed, on the other side) Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment. WO# Fulfillment# 81034-bl 81046 NOTICE: IF YOU PLAN TO ATTEND THE 2010 ANNUAL MEETING, PLEASE CHECK THE BOX ON THE REVERSE SIDE. AN ADMISSION TICKET WILL BE MAILED TO YOU. NO ADMISSION WILL BE GRANTED WITHOUT AN ADMISSION TICKET. The Estée Lauder Companies Inc. Annual Meeting of Stockholders November 9, 2010, 10:00 a.m. (local time) Jumeirah Essex House Grand Salon 160 Central Park South New York, New York THE ESTÉE LAUDER COMPANIES INC. PROXY CLASS B COMMON STOCK ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned, revoking all previous proxies, hereby constitutes and appoints Fabrizio Freda, Sara E. Moss and Richard W. Kunes, and each of them, proxies with full power of substitution to vote for the undersigned all shares of Class B Common Stock of The Estée Lauder Companies Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on November 9, 2010, at the Jumeirah Essex House, Grand Salon, 160 Central Park South, New York, New York, at 10:00 a.m. (local time), and at any adjournment thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote or refrain from voting as checked on the reverse side upon the matters listed on the reverse side, and otherwise in their discretion.